Exhibit 99p9

Tuttle Tactical Management, LLC

Compliance Manual

Effective Date: February 2021

Tuttle Tactical Management Compliance Manual

Table of Contents

I.	Introduction to Policies and Procedures	3
II.	Administration of Compliance Program	6
	Supervisory Systems, Procedures and Controls Risk Assessment
	Books and Records
	Disaster Recovery/Business Continuity Plan Annual Compliance Review
	Regulatory Reporting Registration, Termination Office Inspections Insurance
	Fees & Billing
III.	Code of Ethics	32
	Paid Industry Networks
	Personal Securities Transactions Conflicts of Interest
	Outside Business Activities Political Contributions
	Gifts and Gratuities/Entertainment
	Insider Trading Policy
IV.	Communication	44
	Electronic Communications Advertising
	Performance
V.	Client Relationships	57
	New Clients
	Anti-Money Laundering Agreements/Disclosure/Suitability Solicitor Arrangements Complaints
	Handling Whistleblower Complaints
VI.	Investment Management	64
	Investment Processes Quantitative Models Wrap Fee Sponsor Investment Oversight Custody
	Best Execution Soft Dollars
	Trading: Aggregation and Allocation
	Trade Errors
	Agency Cross Transactions Principal Trading
	Directed Brokerage ERISA
	Proxy Voting Valuations of Securities
	Rule 12d3-1 Procedures
	Form N-CSR (Internal Controls)/Rule 24F-2 Form N-PX
	Form N-Port Form N-CEN Form N-LIQUID
	Rule 6C-11
	SECURITIES LENDING POLICY
VII.	Information Security	109
	Privacy
	Cyber Security

I.	Introduction to Policies and Procedures

Background

Tuttle Tactical Management, LLC (“TTM”) is a federally covered registered investment adviser (”RIA “) with the U.S. Securities & Exchange Commission (“SEC”) and with the state of Connecticut where it maintains its principal office and sole place of business. TTM (or “Adviser”, or “Firm”) may be subject to notice filing requirements in any states as may be applicable to the Adviser under the laws of that jurisdiction. TTM, is subject to all rules and regulations promulgated under the Investment Advisers Act of 1940 (“Advisers Act”).

The Connecticut Uniform Securities Act Sections 36b-3(12)(A) defines “Investment adviser agent” includes (i) any individual, including an officer, partner or director of an investment adviser, or an individual occupying a similar status or performing similar functions, employed, appointed or authorized by or associated with an investment adviser to solicit business from any person for such investment adviser in this state and who receives compensation or other remuneration, directly or indirectly, for such solicitation; or (ii) any partner, officer, or director of an investment adviser, or an individual occupying a similar status or performing similar functions, or other individual employed, appointed, or authorized by or associated with an investment adviser, who makes any recommendation or otherwise renders advice regarding securities to clients and who receives compensation or other remuneration, directly or indirectly, for such advisory services. Section 36b-3(12)(B) “Investment adviser agent” does not include an individual employed, appointed or authorized by, associated with or acting on behalf of an investment adviser exempt from registration under subdivision (1) or (2) of subsection (e) of section 36b-6, who is a “supervised person”, as defined in Section 202(a)(25) of the Investment Advisers Act of 1940, unless such supervised person is an “investment adviser representative”, as defined in Securities and Exchange Commission Rule 203A-3. Section 36b-3(12)(B) of the Connecticut Uniform Securities Act provides that individuals employed, appointed or authorized by, associated with or acting on behalf of an SEC-registered investment adviser who are “supervised persons” as defined in Section 202(a)(25) of the federal Investment Advisers Act of 1940 are not “investment adviser agents” under Connecticut law unless they are “investment adviser representatives” as defined in Securities and Exchange Commission Rule 203A-3.

Under SEC Rule 203A-3, an “investment adviser representative” (similar to “investment adviser agent” under Connecticut law) is an individual who: (a) Has more than five clients who are natural persons. In deciding whether a client is a “natural person” do not count a) natural persons that, immediately after entering into the contract have at least $750,000 under the management of the investment adviser; (b) natural persons whom the investment adviser reasonably believes, immediately before entering into the contract, either have a net worth (together with assets held jointly with a spouse) of more than $1.5 million at the time the contract is executed or are “qualified purchasers” under Section 2(a)(51)(A) of the Investment Company Act of 1940; and c) natural persons who, immediately before entering into the contract are either executive officers, directors, trustees or general partners of the investment adviser or are investment advisory employees (other than employees performing solely clerical, secretarial or administrative functions) who, in connection with their regular functions or duties, have participated in the investment activities of the investment adviser for at least 12 months. Section 203A(b)(1)(A) of the Investment Advisers Act of 1940 requires that the investment adviser representative have a place of business in a jurisdiction (e.g., Connecticut) for registration to be required by that state to be mandated.

Policy

Given that TTM’s clients consist of only non-natural persons (e.g., other RIAs) or registered investment companies (“RICs”), including mutual funds, exchange-traded funds (ETFs), and variable annuity subaccount, no supervised person of the Adviser is required to register as an investment adviser representative (“IAR”) in any state so long as they do not perform other activities that would subject he or she to such registration requirements under the Advisers Act.

As a SEC-RIA, and in keeping with its fiduciary obligation to our advisory clients, our Adviser has a duty of loyalty and to always act in the utmost good faith, place our clients’ interests first and foremost, and to make full and fair disclosure of all material facts particularly in connection to any potential or existing conflicts of interests. As an SEC-RIA, moreover, TTM is also subject to various requirements under the applicable state laws and rules adopted under those laws. These requirements include various anti-fraud provisions, which make it unlawful for advisers to engage in any activities, which may be fraudulent, deceptive or manipulative.

As a matter of good business and industry practices and the state anti-fraud provisions, TTM has adopted a compliance program designed to prevent, detect and correct any violations of the securities laws and the Adviser’s policies and procedures. The Adviser’s Policies and Procedures: (i) apply to the Adviser and all employees including the Chief Executive Officer (“CEO”), Supervised Persons (inclusive of Access Persons), and others whom may be subject, such as, the Chief Compliance Officer who is currently an employee of an external organization, Cipperman Compliance Services, LLC. Our Policies and Procedures: (i) Apply to the Firm, all employees, and other affiliated persons (e.g., investment adviser representatives, independent agents, etc.) who may be subject to TTM’s supervision and control (or collectively, “Supervised Persons”); (ii) Are designed to meet the industry best practices for RIAs as well as the requirements of the federal or state anti-fraud laws and rules that are implemented to assist the Firm/Supervised Persons in preventing, detecting and correcting violations of law, rules and our policies; (iii) Cover all areas of the Adviser’s businesses and establish compliance requirements. Each section of this compliance manual provides TTM’s policy on the given topic and furnishes our Adviser’s procedure.

TTM’s Chief Compliance Officer (CCO) is an employee of Cipperman Compliance Services LLC, a Pennsylvania-based consulting organization that TTM has entered into a contractual agreement to provide compliance services and to furnish one of its employees acceptable to TTM as CCO. In this regard, the TTM’s CCO is responsible for administering its compliance policies and procedures. Compliance with TTM’s Policies and Procedures is a requirement and a high priority for our Adviser and each Supervised Persons. Failure to abide by the Adviser’s Compliance Policies and Procedures may expose you and/or the Adviser to significant consequences, which may include disciplinary actions up to termination, regulatory sanctions, monetary fines, and civil and/or criminal penalties. TTM’s CCO will assist also with questions concerning the Adviser’s Policies and Procedures as well as on related matters. In the event any Supervised Person becomes aware of, or suspects, any activity that is questionable or a violation of policy, rule or law, shall notify the CEO and CCO immediately, The Policies and Procedures will be reviewed by the CCO (with coordination from others as deemed necessary) to determine whether updates stemming from changes to TTM’s business practices or regulatory developments compel such enhancements. This compliance manual (or “Manual”) is the property of TTM and may not be provided anyone outside the Adviser without the explicit permission of the Adviser’s CEO.

Supervised Person

A “Supervised Person” is any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of an investment advisor, or other person who does not provide investment advice on behalf of the investment adviser or maintains access to client recommendations and is subject to the supervision and control of the investment advisor.

Procedure

The CCO or CCO designee will make a determination, as needed, as to whether the employee is deemed an Access Person (as outlined below) or remains a Supervised Person. As a general principle, the CCO or CCO Designee will default to the employee becoming an Access Person unless there is clear and distinguishable reasons to not make such determination which shall be memorialized in an email or memo to file to be preserved in manner consistent with Rule 204-2 of the Advisers Act.

Access Person

An “Access Person” is any Supervised Person of TTM who (1) has access to nonpublic information regarding any advisory client’s purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund, or (2) is involved in making securities recommendations to advisory clients in advisory accounts, or who has access to such recommendations that are nonpublic.

Procedures

The Chief Compliance Officer (“CCO”) or CCO Designee (as defined below) maintain a list of Access Persons and will promptly notify any new Access Person of their responsibilities under this Compliance Manual and the Adviser’s Code of Ethics maintained in a separate document. The Access Persons list will be maintained as an addendum retained in accordance with Rule 204-2 of the Advisers Act.

The Access Persons list shall be used as a benchmark to determine which TTM employees are subject to the Access Person requirements established by the Advisers Act and set forth in the Adviser’s Code of Ethics.

Furthermore, the CCO will periodically evaluate the registration requirements under federal or state laws as it pertains to both TTM as a SEC-registered investment adviser and TTM employees whose duties on behalf of the Adviser may subject them to individual licensing requirements.

In doing so, the CCO or CCO Designee will review the clients of the Adviser and determine whether the Adviser or its employees are subject to any registration requirements (in addition to those pre- existing for the Firm) or whether such current maintained registrations should be terminated.

Next, the CCO or CCO Designee will make the required changes in the FINRA-maintained IARD or CRD system.

Responsibility

The CCO will have responsibility to review and enforce these procedures. Should an employee be deemed an “Access Person”, that individual will be required within 10 days of hire date to fulfill all obligations attendant to a TTM Access Person as prescribed in the TTM Code of Ethics.

II.	Administration of Compliance Program

Supervisory Systems, Procedures and Controls

Background

Effective February 2004, the SEC adopted the anti-fraud rule titled Compliance Procedures and Practices under Rule 206(4)-7 of the Advisers Act requiring more formal compliance programs for all SEC registered investment advisers. Rule 206(4)-7 makes it unlawful for a SEC adviser to provide investment advice to clients unless the adviser:

●	Adopts and implements written policies and procedures reasonably designed to prevent violations by the Adviser and its supervised persons;

●	Reviews, at least annually, the adequacy and effectiveness of the policies and procedures;

●	Designates a CCO who is responsible for administering the policies and procedures; and

●	Maintains records of the policies and procedures and annual reviews.

Under Section 203(e)(6) of the Advisers Act, the SEC is authorized to take action against an adviser or any associated person who has failed to supervise reasonably in an effort designed to prevent violations of the securities laws, rules and regulations.

This section also provides that no person will be deemed to have failed to supervise reasonably provided:

●	There are established procedures and a system, which would reasonably be expected to prevent any violations; and

●	Such person has reasonably discharged his duties and obligations under the Adviser’s procedures and system without reasonable cause to believe that the procedures and system were not being complied with.

Policy

TTM has established a supervisory system, procedures and controls reasonably designed to comply with applicable federal or state laws and regulatory rules.

Supervisory system: The internal system to oversee business includes the designation of supervisors and allocation of responsibilities; assignment of Supervised Persons and access persons to appropriate supervisors; identification of areas of business and rules that govern those businesses; and development of procedures.

Procedures

Supervisory Procedures: Supervisory procedures in this Compliance Manual (and in other policies, manuals or amendments to manuals) include those procedures that explain how supervisors are to conduct their ongoing responsibilities.

Compliance Procedures: Compliance procedures in this Compliance Manual (and in other policies,

manual or amendments to manual) include those procedures that explain rule requirements and prohibitions as well as internal policies when conducting investment advisory and other activities.

The Chief Compliance Officer (CCO) or the CCO Designee will be referred to herein by name as the individuals responsible for administering policies and procedures for the TTM Compliance Manual (or “Manual”). At times, however, other principals of TTM shall be classified as the employees responsible for performing oversight (or “Designated Supervisor”).

Supervisory Controls: Supervisory controls refer to testing and evaluation of systems and procedures to measure and maintain their effectiveness. Internal controls typically involve sampling of functions to test effectiveness and identify shortcomings, gaps, or other inefficiencies in supervisory systems and procedures. Internal controls also involve the ongoing reassessment of these functions to determine whether they are serving their intended purpose.

Risk Assessment: The CEO, in coordination with the CCO, will conduct a formal risk assessment on behalf of the Adviser on an annual basis. The Risk Assessment itself will consist of a thorough review of the existing operations of the Adviser and proposed new business ventures under consideration. The Risk Assessment will be documented and subsequently incorporated into the mandatory Annual Compliance Manual Review pursuant to Rule 206(4)-7 under the Advisers Act.

Responsibility

Responsibility for TTM’s supervisory system, policies, and controls includes the following:

●	Every Supervised Person has a responsibility for knowing and following the Adviser’s policies and procedures;

●	The CCO shall be responsible for enforcing policies and procedures in their respective business areas unless otherwise indicated herein this Manual;

●	The CCO is responsible for establishing and maintaining the supervisory system, policies and procedures other than certain financial procedures unless otherwise indicated herein this Manual; and

●	The CEO is responsible for approving any substantial changes to TTM’s business or operations.

TTM has entered a contractual agreement with CCS to administer the Adviser’s compliance program. A CCS employee, as identified on the TTM ADV Part 1, shall be the TTM Chief Compliance Officer (the “CCO”) for purposes of this Manual and assumes the responsibilities attributed to the CCO as described in this Manual unless noted differently herein. Additionally, CCS has furnished TTM with a second employee to assist the CCO in performing his duties and serve as the primary CCO Designee. The CCO and CCO Designee, collectively, act as a compliance team to administer the TTM Compliance Program and will be hereafter generally referred to as Compliance. If, and when, additional supervisory personnel are added or some other supervisory change occurs, the Manual’s Policies and Procedures will be updated and amended to reflect such changes.

Chief Compliance Officer (“CCO”): TTM has accepted the designation from CCS to permit one of its employees to serve as CCO for TTM. Accordingly, TTM has listed this person as CCO on its Form ADV Part 1, which is filed annually or as may be necessary with the SEC. The CCO has been invested with the overall responsibility for monitoring and testing compliance with TTM’s policies and procedures. Possible violations of these policies or procedures will be document and report to the CEO and CCO to institute remedial action as may be required.

Chief Compliance Officer Designee (“CCO Designee”): As part for the contractual arrangement with CCS, TTM has empowered a second CCS employee to serve as the CCO Designee. The CCO Designee will assist the CCO in carrying out the responsibilities assigned to the CCO in this Compliance Manual. While the CCO may delegate such responsibilities to the CCO Designee, the CCO shall be invested with ultimate authority to ensure proper administration of the policies and procedures outlined within this Compliance Manual.

Controls

TTM periodically conducts reviews to test and verify its supervisory system and controls. Testing and verification generally include:

●	Identifying areas to be reviewed at least annually;

●	Developing reviews; and

●	Following up regarding deficiencies in subsequent reviews.

Records of testing are maintained by the CCO and CCO Designee (“collectively” Compliance Unit”) responsible for conducting testing and include:

●	Areas to be reviewed;

●	Reports of findings including a record of distribution of the report and responses from the supervisor of the area examined; and

●	Follow-up or corrective action taken.

Testing and verification are the responsibility of Compliance Unit.

Written Compliance & Supervisory Procedures

The Compliance Unit is responsible for maintaining and updating TTM’s compliance and supervisory procedures, which are included in this Policies and Procedures Compliance Manual (“Manual”). This Manual is reviewed, at minimum, on an annual basis; in addition, the Manual shall be updated and policies distributed as follows whenever such updates or revisions to the Manual are deemed necessary through TTM business or operational changes or applicable regulatory developments:

●	New and amended rules and releases from regulators are reviewed on an ongoing basis and changes are considered for the Manual and incorporated where necessary (including the date of the revision); and

●	Prior versions of the Manual are archived for books and records purposes.

When policy and procedure changes affect personnel, the Compliance Unit will distribute new or revised policies as follows:

●	Verbally; and/or

●	In written form, where practical; and/or

●	By email.

The CCO provides Manuals to new Supervised Persons and obtains acknowledgements that each Supervised Persons has received, read, understands and abides by the provisions. The acknowledgements from each Supervised Person are to be requested annually and maintained electronically as evidence of compliance (or “Receipts”). If a new employee joins the Firm, her or she will be required to evidence his or her compliance with this policy within 10 days of start date. If a policy Manual is distributed, Receipts will be requested and maintained in Supervised Person or compliance files. Policies may be made available to Supervised Persons in electronic format. For Supervised Persons deemed Access Persons, the CCO shall conduct training of the TTM Code of Ethics and its requirements and provide instructions on what documentation is mandated under the Code of Ethics for such Access Persons to furnish and corresponding deadlines.

Books and Records

Policy

TTM must, and as a matter of policy in keeping with Rule 204-2 of the Advisers Act, will maintain the books and records mandated by the Advisers Act for the required retention period on a current and accurate basis which are subject to periodic regulatory examination. The requirements set forth under the Advisers Act insofar as books and records are concerns (and the mandated period of retention) is furnished in the below chart entitled “Books and Records.” TTM policy is to maintain records or files of the Firm, other investment advisers for which it performance advisory services pursuant to a contract, its clients, and agreements with third party vendors (inclusive of information technology, legal, etc.) in a manner consistent with the Advisers Act, including, in a format that is current, accurate, well-organized and accessible depending on the nature of the books or records.

TTM maintains required Adviser and client records and files electronically for not less than five years from the end of the applicable fiscal year. Books and records for TTM shall remain in accessible place (namely, TTM’s Principal Office) for a period of two years starting at the end of the applicable fiscal year. Certain records for the Adviser’s performance, advertising and corporate existence are kept for longer retention periods, including up to a permanent retention period, as set forth by the Advisers Act.

Background

Registered investment advisers, as regulated entities, are required to maintain specified books and records. There are generally two groups of books and records to be maintained. The first group is financial records for an adviser as an on-going business such as financial journals, balance sheets, bills, etc. The second general group of records is client related files as a fiduciary to the Adviser’s advisory clients and these include agreements, statements, correspondence and advertising, trade records, among many others.

Procedure

TTM has adopted procedures to implement the Adviser’s policy and reviews to monitor and insure the Adviser’s policy is observed, implemented properly and amended or updated, as appropriate, which may be summarized as follows:

●	Arranging for easy location, access and retrieval;

●	Having available the means to provide legible true and complete copies;

●	Electronic documents related to TTM’s books and records are to be stored (and backed up) inOne-Drive;

●	Reasonably safeguarding all files, including electronic media, from loss, alteration or destruction;

●	Limiting access by authorized persons to TTM records; and

●	Ensuring that any non-electronic records that are electronically reproduced and stored are accurate reproductions.

Various Supervised Persons, as may be appropriate depending on area of responsibility, have the responsibility for the Adviser’s filing systems for the books, records and files required to be maintained by TTM.

TTM’s filing systems for records is electronic and designed to meet the Adviser’s policy, business needs and regulatory requirements. CCS may maintain certain records; however, in no circumstances, shall CCS retain the official books and records of TTM as a matter of policy.

Client Files: Custodial documents and TTM files are stored in a searchable database and are not stored in folders.

Sub-Advisory Agreements: Records associated with TTM’s sub-advisory agreements with other registered investment advisers are stored in a searchable database and are not stored in folders.

Third Party Service Agreements: Records associated with TTM’s third party service agreements are stored in a searchable database and are not stored in folders.

Paper Mail: All incoming and outgoing non-electronic communications are to be scanned, archived and the original paper document is shredded. In some cases, the document may be returned to the sender or forwarded to the appropriate vendor such as a custodian.

Corporate Records: Corporate Records for TTM as an investment adviser and limited liability company may include the following organization documents among other things:

●	Agreements and/or Articles of Organization (for limited liability companies);

●	Charters inclusive of Committees operating on behalf the Firm;

●	Organization resolutions; and

●	Any changes or amendments of the Organization Documents (which may also impact the ADV Filings with the SEC).

Testing/Review

The CCO or CCO Designee will conduct periodic reviews (including as part of the annual Rule 206(4)-7 review) to monitor TTM’s recordkeeping systems, controls, and Advise rand client files. TTM, in keeping with Rule 204-2 and the “Books and Records Chart” below:

Responsibility

The CEO shall be responsible for ensuring that TTM maintains all books and records as required by the “Books and Records Chart” below, in accord with the Advisers Act.

BOOKS AND RECORDS CHART

Required Documents	Period of Retention	Legal Basis

Formation documents (including Adviser’s certificate of formations, and any amendments thereto)	3 years after termination of the enterprise	Advisers Act Rule 204-2(e)(2)
Minute books	3 years after termination of the enterprise	Advisers Act Rule 204-2(e)(2)
Journals, including cash receipts and disbursements, records, and any other records of original entry forming the basis of entries in any ledger	5 years	Advisers Act Rule 204-2(a)(1)
General and auxiliary ledgers reflecting assets, liabilities, reserve, capital, income and expense accounts	5 years	Advisers Act Rule 204-2(a)(2)
Check books, bank statements, canceled checks, and cash reconciliations of Adviser	5 years	Advisers Act Rule 204-2(a)(4)
Bills and statements (or copies thereof), paid or unpaid, relating to the business of Adviser	5 years	Advisers Act Rule 204-2(a)(5)
Trial balances and financial statements relating to Adviser	5 years	Advisers Act Rule 204-2(a)(6)
All business contracts related to the operation of Adviser, including for example (a) employment contracts; (b) property leases; and (c) contracts with pricing services and other service providers	5 years	Advisers Act Rule 204- 2(a)(10)

Form ADV, including all amendments	5 years	Advisers Act Rules 204-1(c) and 204-2(a)(14) for Part 2 of Form ADV
Adviser’s organizational chart and personnel directory	Permanently on a current basis	Form ADV Disclosures; Internal Controls
Schedule or chart of all affiliated entities	Permanently on a current basis	Form ADV Disclosures; Internal Controls
List of all prior, present, or potential litigation in which Adviser or its officers, directors, or Supervised Persons are involved that may have a material effect on Adviser or otherwise trigger disclosure obligations	Permanently	Form ADV Disclosures; Internal Controls
Documents evidencing registration status of Adviser with the SEC	Permanently	Internal Controls
Reports required to be filed under the Securities Act of 1933	Permanently	Internal Controls
List of all of Adviser’s “investment adviser representatives,” if any, and the states in which these persons have a “place of business,” as defined in Rule 203A-3(b)	Permanently	Internal Controls

Required Documents	Period of Retention	Legal Basis
Copies of all state filings made on behalf of investment advisory representatives, if any, as well as copies of all state licenses obtained by investment advisor representatives, if any	Permanently	Internal Controls
Copies of any filings required to be made with any offshore regulatory authorities	Permanently	Internal Controls

Copies of all notices, circulars, advertisements, newspaper articles, investment letters, bulletins, or other communications that the Adviser circulates or distributes, directly or indirectly, to 10 or more persons (other than persons connected with Adviser)	5 years	Advisers Act Rule 204- 2(a)(11)
Separate memoranda indicating the reasons for a recommendation if a notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication recommends the purchase or sale of a specific security but does not state the reasons for such recommendation	5 years	Advisers Act Rule 204- 2(a)(11)
Performance Information All accounts, books, internal working papers, and any other records or documents that are necessary to form the basis for or demonstrate the calculation of the performance or rate of return of any or all funds in any notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that the Adviser circulates or distributes to 10 or more persons (other than persons connected with Adviser)	5 years	Advisers Act Rule 204- 2(a)(16)
With respect to the performance of client accounts, Adviser may limit its retention to (1) all account statements, as long as they reflect all debits, credits, and other transactions in a client’s account for the period of the statement, and (2) all worksheets necessary to demonstrate the calculation of the performance or rate of return of all funds. Adviser also should consider retaining any custodial or brokerage statements to help ensure the accuracy of both account statements and other internally generated documents, as well as any reports prepared by an independent auditor that verify performance	5 years
Solicitation Records (to be retained if Adviser pays cash to any Supervised Person, principal or third party in return for client referrals):
Written agreements with solicitors establishing the solicitation arrangement	5 years	Advisers Act Rule 204- 2(a)(10)
Copies of separate written disclosure statements prepared by third-party solicitors and delivered to clients	5 years	Advisers Act Rule 204- 2(a)(15)

Required Documents	Period of Retention	Legal Basis
Copies of each signed and dated client acknowledgement of receipt of Adviser’s written disclosure statement (i.e., Adviser’s Brochure) and the solicitor’s written disclosure statement if referred by a third-party solicitor	5 years	Advisers Act Rule 204- 2(a)(15)
Copies of any due-diligence questionnaires completed by third-party solicitors relating to past conduct that might disqualify the person from acting as a solicitor	5 years	Advisers Act Rule generally
List of clients obtained through a solicitor, with a cross reference identifying the solicitor	5 years	Internal Controls
Any due diligence records relating to Adviser’s efforts to ascertain whether third-party solicitors have complied with the written solicitation agreements	5 years	Advisers Act Rule 2 generally

Investment advisory agreements	5 years	Advisers Act Rule 204- 2(a)(10)
Fee schedules (if not included in the investment advisory agreements)	5 years	Advisers Act Rule 204- 2(a)(10)
Client investment objectives (if not included in the investment advisory agreements)	5 years	Advisers Act Rule 204- 2(a)(10)
Each version of any offering memoranda, Prospectus, Statement of Additional Information used for any Fund	6 years	Internal Controls; Advisers Act Rule 204- 2(a)(10)
All account application agreements with clients	5 years	Advisers Act Rule 204- 2(a)(10)
List or other record of all accounts in which Adviser is vested with any discretionary power with respect to the funds, securities, or transactions of any client	5 years	Advisers Act Rule 204-2(a)(8)
Powers of Attorney and other evidences of the granting of any discretionary authority to Adviser	5 years	Advisers Act Rule 204-2(a)(9)
Any other written agreements with clients	5 years	Advisers Act Rule 204- 2(a)(10)
Written Communications Originals of all written communications received and sent by Adviser – whether in hardcopy or electronic version (including e-mails) – relating to (i) any recommendation made or proposed to be made and any advice given or proposed to be given, (ii) any receipt, disbursement or delivery of funds or securities, or (iii) the placing or execution of any order to purchase or sell any security	5 years	Advisers Act Rule 204-2(a)(7)

Required Documents	Period of Retention	Legal Basis
These documents include, among others (i) account statements sent to clients; (ii) trade confirmations; (iii) fee statements; (iv) notices to custodians; (v) principal and agency transaction notices; and (vi) letters describing directed-brokerage arrangements; as well as (i) sales and marketing materials and (ii) privacy and opt-out notices delivered to clients and potential clients pursuant to Regulation S-P Adviser is not required to keep (i) any unsolicited market letters and other similar communications of general public distribution not prepared by or for Adviser; or (ii) a record of the names and addresses to whom Adviser sent any notice, circular or other advertisement offering any report, analysis, publication or other investment advisory service to more than 10 persons (except that if such notice, circular or advertisement is distributed to persons named on any list, Adviser shall retain with the copy of the notice, circular or advertisement a memorandum describing the list and its source)
Client complaint file (including any client complaints and responses thereto)	5 years	Advisers Act Rule 204-2(a)(7)
A copy of each Part 2 of Form ADV (or Brochure), and each amendment or revision to the document, given or sent to any client or prospective client of Adviser in accordance with the Advisers Act, along with a record of the date that each Part 2 of Form ADV, and each amendment and revision thereof, was given to any client or prospective client who subsequently became a client	5 years	Advisers Act Rule 204- 2(a)(14)
Custody records	5 years	Advisers Act Rule 204-2
Journals or other records showing all purchases, sales, receipts and deliveries of securities (including certificate numbers) for client accounts and all other debits and credits to such accounts	5 years	Advisers Act Rule 204-2(b)(1)
Separate ledger accounts for each client showing all purchases, sales, receipts and deliveries of securities, the date and price of each purchase and sale, and all debits and credits	5 years	Advisers Act Rule 204-2(b)(2)
Copies of confirmations of all transactions effected by or for the account of any client	5 years	Advisers Act Rule 204-2(b)(3)
Records for each security in which any client has a position, which must show the name of the client having any interest in such security, the amount or interest of such client, and the location of each such security	5 years	Advisers Act Rule 204-2(b)(4)
List of all qualified custodians used for each client’s assets	Current	Internal Controls (but see Advisers Act Rule 204-2(b))

Required Documents	Period of Retention	Legal Basis
Proxy voting records Copies of written policies and procedures reasonably designed to ensure that Adviser votes client securities in the best interest of the clients Copies of each proxy statement that Adviser receives regarding client securities A record of each vote cast by Adviser on behalf of a client Copies of any document created by Adviser that was material to making a decision on how to vote proxies on behalf of a client or that memorializes the basis for the decision Copies of each written client request for information on how Adviser voted proxies on behalf of the client’s account, and a copy of any written response by Adviser to any (written or oral) client request for information on how Adviser voted proxies on behalf of the client’s account	5 years	Advisers Act Rule 204-2(c)(2)

Trade orders Memoranda of (1) each trade order given by Adviser for the purchase and sale of any security; (2) any instruction received by Adviser concerning the purchase, sale, receipt, or delivery of a particular security; and (3) any modification or cancellation of any such order or instruction Each memorandum must (1) show the terms and conditions of the order, instruction, modification, or cancellation; (2) identify the person connected with Adviser who recommended the transaction to the client and the person who placed such order; (3) show the client account for which the transaction was entered, the date of entry, and the bank, broker or dealer by or through whom the transaction was executed where appropriate; and (4) designate whether any such orders were entered pursuant discretionary authority Any other written communications – whether in hardcopy or electronic version (including e-mails) – relating to trade orders, to the extent not supervised in Section D.9 of this chart.	5 years	Advisers Act Rules 204- 2(a)(3) & 204- 2(a)(7)
Research reports and other materials received from any source (including Adviser) if used in the process of making recommendations (excluding unsolicited market letters and other similar communications of general public distribution not prepared by or for Adviser)	5 years	Advisers Act Rule 204-2(a)(7)
For “best execution,” documents sufficient to demonstrate the periodic and systematic evaluation of the quality and cost of services received from broker- dealers who execute Adviser’s trades, such as minutes of any best execution committees, information received and evaluated, conclusions reached and decisions made, and determinations that practices are consistent with disclosures in Adviser’s Form ADV	5 years	Internal Controls

Required Documents	Period of Retention	Legal Basis
For any aggregated trade orders, an “allocation statements” for each aggregated order, particularly when Adviser or any of Adviser’s principals or Supervised Persons participate in the aggregated order (and a written statement explaining any deviations therefrom.) The allocation statement should specify the accounts participating in the aggregated order and indicate how Adviser intends to allocate securities among the accounts. Once completed, the allocation statement should be attached to the corresponding trade ticket.	5 years	Internal Controls; SMC Capital Inc., SEC no-action letter (Sept. 5, 1995)
Records obtained or generated that support the value assigned to any security held by a client, particularly for illiquid securities that are not reported or quoted on an exchange	5 years	Internal Controls
Because each client receives “investment supervisory or management services”:	5 years	Advisers Act Rule 204-2(c)(1)
A record for each client showing the securities purchased and sold, and the date, amount and price of each such purchase and sale	Current
A record for each security in which a client has a current position setting forth the name of each client and the current amount or interest of such client

A copy of Adviser’s Code of Ethics	Each version maintained for 5 years	Advisers Act Rule 204- 2(a)(12)
A record of every violation of the code of ethics and any action taken as a result of the violation	5 years	Advisers Act Rule 204- 2(a)(12)
A record of all written acknowledgments of each access person’s receipt of the Code of Ethics and any amendment thereto	5 years	Advisers Act Rule 204- 2(a)(12)
A record of each “access person’s” initial and annual securities holdings. Each record must contain (i) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which an access person has any direct or indirect beneficial ownership; (ii) the name of the broker, dealer or bank with which the access person maintains an account in which any securities are held for the access person’s direct or indirect benefit; and (iii) the date the access person submits the report.	5 years	Advisers Act Rule 204- 2(a)(12)
A quarterly securities transaction report from each “access person” disclosing each transaction in a reportable security.	5 years	Advisers Act Rule 204- 2(a)(12)

Required Documents	Period of Retention	Legal Basis
Reports must contain (i) the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each reportable security involved; (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (iii) the price of the security at which the transaction was effected; (iv) the name of the broker, dealer or bank with or through which the transaction was effected; and (v) the date the access persons submitted the report.
A record of the names of persons who are currently, or within the past five years were, “access persons” of Adviser.	5 years	Advisers Act Rule 204- 2(a)(12)
A record of any decision, and the reasons supporting the decision, to approve the acquisition of IPOs or private placements by “access persons.”	5 years	Advisers Act Rule 204- 2(a)(12)
Copies of Adviser’s insider trading policies and procedures reasonably designed to prevent the misuse of material nonpublic information by Adviser or any person associated with Adviser in violation of the Advisers Act or Exchange Act, or the rules or regulations thereunder	Permanently	Section 204A; Internal Controls
Copies of Adviser’s Compliance Manual, which contains Adviser’s compliance policies and procedures reasonably designed to prevent violations by Adviser and its Supervised Persons of the Advisers Act and the rules thereunder.	Each version maintained for 5 years	Advisers Act Rule 204-2(17)(i)
Registered investment advisers that have government clients, or that provide investment advisory services to a covered investment pools in which a government entity investor invests, are required to make and keep certain records that will allow the SEC to examine for compliance with rule 206(4)-5. The Adviser is required to make and keep records of contributions made by the Adviser and Supervised Persons to government officials (including candidates), and of payments to state or local political parties and political action committees (“PACs”). The records of contributions and payments must be listed in chronological order identifying each contributor and recipient, the amounts and dates of each contribution or payment and whether a contribution was subject to Rule 206(4)-5’s exception for certain returned contributions	5 years	Advisers Act Rule 206(4)-5
An adviser that has government clients must make and keep a list of its Supervised Persons, and the government entities to which the adviser has provided advisory services in the past five years	5 years	Advisers Act Rule 206(4)-5
An adviser to a covered investment pool (as defined in rule 206(4)-5) must make and keep a list of government entities that invest, or have invested in the past five years, in a covered investment pool, including any government entity that selects a supervised investment pool to be an option of a plan or program of a government entity, such as a 529, 457 or 403(b) plan	5 years	Advisers Act Rule 206(4)-5

Required Documents	Period of Retention	Legal Basis
An investment adviser, regardless of whether it currently has a government client, must also keep a list of the names and business addresses of each regulated person to whom the adviser provides or agrees to provide, directly or indirectly, payment to solicit a government entity on its behalf	5 years	Advisers Act Rule 206(4)-5
Any records documenting Adviser’s annual review of its compliance policies and procedures	5 years	Advisers Act Rule 204- 2(17)(ii)
Annual compliance certifications by Supervised Persons attesting to the fact that they have read and are in compliance with Adviser’s policies and procedures contained in the Compliance Manual	5 years	Internal Controls
Employment records (including the dates of employment, the addresses, social security number and disciplinary history for each Supervised Person, officer and director)	Permanently, on a current basis	Internal Controls; Form ADV disclosures; Section 203(e) prohibition on hiring persons subject to statutory disqualifications
Copies of all correspondence with the SEC, including no-action letters, exemptive orders or past deficiency letters	Permanently	Internal Controls
Copies of all state correspondence	Permanently	Internal Controls
Copies of all correspondence with self-regulatory organizations	Permanently	Internal Controls
Copies of all correspondence with any offshore regulatory authority	Permanently	Internal Controls
Copies of Adviser’s business continuity and disaster recovery plans	Permanently	Internal Controls
Forms and Other Documents Required under the Investment Company Act of 1940	As Required	Subject To Controls of the Investment Company Manual (which are separate and distinct from this Manual)

Insurance

The CEO will review insurance coverage needs for TTM on a periodic basis. In doing so, the CEO will purchase insurance coverage applicable to the Adviser’s business activities and other criteria, (e.g., assets under management) and effectual renewals as may be required. In situations where the CEO determines insurance is not necessary, the CEO will evidence his review.

Key-Person Risk

TTM is a small firm led by Matt Tuttle, who as CEO and PM is responsible for performing and overseeing several key functions including: (i) development of investment strategies and new product offerings; (ii) business development and client engagement; (iii) supervision of personnel; (iv) trading and research; and (v) operational risk assessments and service provider selection/monitoring. This fact of course leads to “key man risk,” or the risk that something could happen to Mr. Tuttle that negatively affects your portfolio and, in more severe situations, disrupt the continuation of firm services. To address key man risk, the Firm has undertaken succession planning yet investors should also consider that the composition of personnel within an organization may change over time or a firm may cease operations due to loss of key personnel (or “Key Person Event”). When a Key Person Event occurs, there is a risk that new personnel or a successor organization may achieve less success than their predecessors.

Fees & Billing

TTM does not effectuate its own fees and billing practices. TTM relies upon third party services providers, such as custodian or fund administrators, to manage its fees and billing practices. Should the CEO determine any discrepancies with the invoices or fees received, the CEO take steps necessary to remediate.

Disaster Recovery and Business Continuity Plan

Background

Since the terrorist activities of September 11, 2001, it is imperative that SEC-registered investment advisers establish written disaster recovery (DR) and business continuity plans (BCP) for the Adviser’s business to ensure ongoing operations of its advisory services. The BCP, while generally described herein, is housed in a standalone complementary document that is administered by the CEO in coordination with the designated third-party service provider. As part of this standard, advisers, including Adviser such as TTM, must have protocols in place to ensure that the continuity of operations is not interrupted in a way to harm the interests of clients inclusive of a succession plan. To help ensure that an adviser has an adequate response to disaster recovery scenario requires testing the BCP, at least annually. The adviser, in this TTM, shall document those BCP test results and implement additional protocols or corrective actions to its BCP as doing so is integral to the foundation of the Adviser’s success in preparing for and responding to an actual disaster recovery event. Successful and period testing of the BCP helps the Adviser’s management and the CEO determine whether the adviser is meeting its obligations in this area and what, if any, modifications to the BCP shall be required. A BCP that is performed satisfactorily assists advisers to meet their responsibilities to clients as a fiduciary in managing client assets, among other things. It also allows an Adviser to meet its regulatory requirements in the event of any kind of an emergency or disaster, such as a bombing, fire, flood, earthquake, power failure or any other event that may disable the Adviser or prevent access to our office(s) or personal residences in which we carryout our duties on behalf of the Adviser. The BCP shall, too, be distributed to all Supervised Persons annually (or upon amendments to the BCP) and be included in the Adviser’s annual compliance training that is furnished to all employees.

Policy

As part of its fiduciary duty to its clients and as a matter of best business practices, TTM, has adopted policies and procedures for disaster recovery and for continuing TTM’s business in the event of an emergency or a disaster (called “Disaster Recovery”). In the event a Disaster Recovery should impact TTM’s business or operations, the CEO or CEO Designee shall instruct the Supervised Persons to enact the Business Continuity Plan (“BCP”). TTM’s policies concerning DR/BCP and are designed to allow TTM to resume providing service to its clients in as short a period of time as possible. These policies are, to the extent practicable, designed to address those specific types of disasters that TTM might reasonably face given its business and location given TTM Supervised Persons are in different locations. Insofar as a Succession Plan is concerned, TTM is led by a CEO whose responsibilities under circumstances where he is unable to perform his duties (either through death or disability) will be discharged by the other Supervised Persons.

Pandemic Risk. The recent COVID-19 pandemic has caused and continues to cause disruptions in economies and individual companies and volatility in financial markets throughout the world, including those in which the Clients invest. The impact of the pandemic and resulting economic disruptions may negatively impact the Clients and the performance of their portfolios due to, among other things, (i) interruption of business operations resulting from travel restrictions, reduced consumer spending, and quarantines of employees, customers and suppliers in areas affected by the outbreak, (ii) closures of manufacturing facilities, warehouses and logistics supply chains, and (iii) uncertainty about the duration of the virus’ impact on global financial markets. Governments and central banks throughout the world have responded to the pandemic and resulting economic disruptions with a variety of fiscal and monetary policy changes, including direct capital infusions into companies and other issuers, new monetary policy tools and lower interest rates, but the ultimate impact of these efforts is uncertain. It is not possible to determine the duration or severity of the disruption in financial markets or the long-term economic impact of the COVID-19 pandemic, or other future epidemics or pandemics, which may adversely affect the Clients’ performance and investment strategies and significantly reduce available investment opportunities.

Procedure

TTM has adopted various procedures to implement the Adviser’s policy and reviews to monitor and ensure the Adviser’s policy is observed, implemented properly and amended or updated, as appropriate, which include the following. While this section of the manual describes the procedures of the Adviser, TTM also has contracted with a third-party service provider to help the Adviser administer policies and procedures related to its Cybersecurity Program which enables for desktop or operational procedures that augment these practices described herein.

●	The Adviser, in keeping with regulatory guidance and sound business practices, maintains its formal “Books & Records” in its principal office.

●	The CEO will take steps to maintain the mandatory books and records (as described herein) stored in the Adviser’s principal office and within the authorized recordkeeping repositories (whether electronic or hard copies). More specifically, the Adviser primarily uses One-Drive as the central repository to maintain such documents and information concerning the Adviser’s business and operations. As a backup storage repository in most cases, the Adviser will also use its firm-issued computers, which operate at different locations, to retain information and documents necessary to continue business activities. This practice may also be referred to as a “spillover” insofar as if, for example, the principal office lost electrical power, the duties performed by the CEO would be transferred to other Supervised Persons who have the same access to information and documents as the CEO but at a separate location. In doing so, the “spillover” protocol will enable minimal disruption in business activities of the Adviser and is designed to more effectively service TTM’s clients.

●	Documenting computer back-up procedures, i.e., frequency, procedure, person(s) responsible, etc.;

●	Designating back-up storage locations(s) and persons responsible to maintain back-up data in separate locations;

●	Identifying and listing key or mission critical people in the event of an emergency or disaster, obtaining their names, addresses, e-mail, fax, cell phone and other information and distributing this information to all personnel;

●	Designating and arranging for “hot,” “warm,” or home site recovery location(s) for mission critical persons to meet to continue business, and for obtaining or arranging for adequate systems equipment for these locations;

●	Establishing back-up telephone/communication system for clients, personnel and others to contact the Adviser and for the Adviser to contact clients;

●	Determining and assessing back-up systems for key vendors and mission critical service providers;

●	Conducting periodic and actual testing and training for mission critical and all personnel.

●	TTM’s disaster recovery systems will be tested periodically; and

●	Review of TTM’s Disaster Recovery Plan periodically, and on at least an annual basis.

Responsibility

The CEO is responsible in coordination with others for maintaining and implementing TTM’s Disaster Recovery and Business Continuity Plan.

Annual Compliance Review

The CCO and CCO Designee shall conduct an annual review pursuant to Rule 206(4)-7 of the Advisers Act (“Advisers Act”) which will consider any compliance matters that arose during the previous year, any changes in the business activities of the adviser or its affiliates, and any changes in the Advisers Act or applicable regulations that might suggest a need to revise the policies or procedures. The Adviser will keep any records documenting the annual review for five years from the end of the fiscal year of the date of the report. As part of the Rule 206(4)-7 Annual Review, the CCO and CCO Designee shall perform the following types of testing:

●	Transactional Testing: the CCO/CCO Designee will test actual transactions in an attempt to detect deviations in such transactions from written compliance policies and standards. For example, the CCO/CCO Designee might compare each allocation of an investment across Client accounts during a particular month with the Adviser’s allocation procedures. The results of such tests will be included on exception or other management reports;

●	Periodic Testing: the CCO/CCO Designee will undertake periodic analyses and evaluation of compliance issues found in regular course. For example, review the completeness of the records of all personal securities transactions at least once a year; and

●	Forensic Testing: the CCO/CCO Designee will conduct forensic tests in an attempt to obtain additional or corroborating evidence regarding both the effective functions of Adviser’s compliance program and possible existence of disguised or undetected compliance issues. Examples of forensic testing might be an attempt to steal Client information or tamper with records to see how the compliance system reacts. Another example would be to compare the performance of one Client account with the aggregate performance of the other Client accounts.

In particular, the Rule 206(4)-7 Review will attempt to identify any “material compliance matter” and, where applicable, recommend corrective actions. For purposes of the review, a “material compliance matter” means any compliance matter about which TTM’s CEO would reasonably need to know to oversee the Adviser’s compliance and that involves, without limitation: (1) a violation of the federal or state securities laws, and other Applicable Laws and Rules, by Adviser or any of its officers, directors, employees or agents thereof, (2) a violation of these policies and procedures, or (3) a weakness in the design or implementation of these policies and procedures.

Procedures

TTM has adopted various procedures to implement the Adviser’s policy, reviews and internal controls to monitor and ensure the Adviser’s supervision policy is observed, implemented properly and amended or updated, as appropriate which including, among other things, the following:

●	Adoption and maintenance of a current organization chart reflecting names, titles and supervisory structure;

●	Designated a CCO responsible for implementing and monitoring the Adviser’s compliance policies and procedures;

●	A Quarterly Compliance Committee Meeting which, in the case of TTM, is executed during the Brokerage Committee Meetings that are held the month after calendar quarter end;

●	Conducting a background check of potential new Supervised Persons;

●	Initial training of newly hired Supervised Persons in the Adviser’s compliance policies;

●	Written policies and procedures with statements of policy;

●	Annual review of the Adviser’s policies and procedures by the CCO;

●	Frequent reviews of Supervised Persons’ activities; and

●	Annual written representations by Supervised Persons as to understanding and abiding by the Adviser’s policies.

Responsibility: The CCO, in coordination with the CEO, will finalize a testing plan for the Rule 206(4)-7 Review. Next, the CCO and CCO Designee shall execute the testing plan accordingly and prepare the Rule 206(4)-7 Review report that will ultimately be presented to the CEO and retained in a format and for a retention period as set forth in the “Books and Records Chart.”

Regulatory Reporting

Background

As part of the obligations of a SEC-registered investment adviser, TTM is responsible for executing certain regulatory reporting requirements.

Policy

TTM’s policy is to maintain the Adviser’s regulatory reporting requirements on an effective and good standing basis at all times. TTM also monitors, on an on-going and periodic basis, any regulatory filings or other matters that may require amendment or additional filings with the SEC and/or any states for the Adviser and its associated persons. This section of the Manual describes the most pertinent regulatory reporting forms and documents for TTM’s current business and operations, as follows:

ADV: Form ADV, which comes in two parts, is the uniform form used by investment advisers to register with both the Securities and Exchange Commission (SEC) and state securities authorities. ADV Part 1 is organized in a check-the-box, fill-in-the-blank format. The SEC reviews the information from this part of the form to process registrations and manage its regulatory and examination programs. Information. ADV Part 2A may serve as an adviser’s Disclosure Document and is an adviser’s registration document. Form ADV, therefore, provides information to the public and to regulators regarding an investment adviser. Regulations require that material changes to Form ADV be updated promptly and that Form ADV be updated annually.

The ADV review will leverage, where necessary, outside counsel to consult upon the accuracy of disclosures and identification of affiliates or affiliated persons (as necessary).

Other: Forms 13D, 13F and 13G, and 13H are filings required under the Securities Exchange Act related to client holdings in equity securities. 13F eligible securities may include certain convertible debt securities. Here below is a description of these regulatory filings:

Reporting Requirement	Form/ Schedule	Description
ADV Part 1	ADV Part 1

Part 1 requires, among other things, information about the investment adviser’s business, ownership, clients and employees. The Part 1 is required to be filed with the SEC within 90 days after the end of the Adviser’s fiscal year or at such time there is a material amendment.

ADV Part 2A	ADV Part 2A

Part 2 requires, among other things, investment advisers to prepare narrative brochures written in plain English that contain information such as the types of advisory services offered. The Part 2A is required to filed with the SEC within 90 days after the end of the Adviser’s fiscal year or at such time there is a material amendment.

ADV Part 2B	ADV Part 2B	ADV Part 2B is a brochure supplement required for investment adviser representations that formulate investment advice (other than only impersonal investment advice) and have direct client contact. The supplement is required to be delivered to clients within 120 days after the end of the fiscal year for the Adviser. [Note: TTM employees are not required to file a Part 2B.]

ADV Part 3	Form CRS

Form CRS is required to be delivered to “Retail Investors” in the manner prescribed by the SEC and retained in accordance with Rule 204-5 of the Advisers Act. [Note: Form CRS is not applicable to TTM as TTM maintains no clients that meet the definition of Retail Investors.

Section 13(d)	Schedule 13D

Requires a beneficial owner of more than 5% of a class of publicly traded equity securities to file a Schedule 13D with the SEC, the issuer of such securities, and the national exchanges on which those securities trade. The report must be filed within 10 days of crossing the 5% threshold. The filer must report why it acquired the shares and the source of funds used to acquire the shares.

Section 13(g)	Schedule 13G

Permits a beneficial owner of more than 5% of a class of publicly traded equity securities to file a short-form Schedule 13G in lieu of a Schedule 13D, provided the beneficial owner is passive (i.e., not trying to take control of the issuer).

Section 13(f)	Schedule 13F

Requires an investment adviser with over $100 million of assets under management of certain equity securities to file a quarterly report on Schedule 13F with the SEC disclosing information about these assets under management.

Section 13(h)	Schedule 13H

Requires market participants inclusive of investment advisers that during a calendar day, transact in NMS securities either two million shares or shares with a fair market value of $20 million; or during a calendar month, transact either twenty million shares or shares with a fair market value of $200 million in NMS securities.

Schedule 13F Filings.

The reporting system required by Section 13(f) of the Securities Exchange Act of 1934 (“Exchange Act”) is created in the SEC a central repository of historical or current data about institutional investment or asset managers. Pursuant to Section 13(f) of the Exchange Act, the SEC requires certain investment advisers to file a Schedule 13F with the SEC that contains information about the securities that Adviser purchases and holds on behalf of Clients. TTM maintains “Shared Investment Discretionary Authority” with Clients for 13F eligible securities in which it is the Adviser or Sub-Adviser; however, TTM only has sole proxy voting authority of Rational’s sponsored registered investment companies, including mutual funds and a variable annuity fund (i.e., subaccount), Tactical Fund Advisors’ mutual funds (namely, TFA Conservative, TFA Growth, and TFA Moderate), and for the Belpointe Collaborative/Tactical Income ETF as these responsibilities are delegated to TTM by the primary investment adviser and/or sponsors.

In advance of the end of each calendar quarter, the CCO shall review the amount of assets Adviser has under management. If Adviser has $100 million or more of assets under management in discretionary accounts that consist of exchange-traded or NASDAQ quoted securities on the last trading day of any month during the relevant three-month period, the CCO will cause a Schedule 13F with the SEC to be filed via the EDGAR system within 45 days of the end of the quarter. The filing may be performed by a third party, provided that documentation evidencing the delegation is maintained by Adviser.

The CCO will make sure the Schedule 13F accurately reports the following based on information from the Adviser:

●	The name of each issuer of each 13(f) security held;

●	Description of the class of each 13(f) security held;

●	Number of shares of each 13(f) security held; and

●	Fair market value of each 13(f) security.

Schedule 13D and 13G Filings.

Monitoring. Periodically, the Investment Committee or designee shall review the investment portfolio of each Client account that Adviser exercises discretionary authority over to ascertain whether Adviser beneficially owns 5% of more of the shares of a publicly traded company. When making the 5% calculation, Adviser shall include all positions it holds, all positions of accounts over which it exercises discretionary authority, and all accounts of “control persons.” “Control persons” are direct or indirect controlling partners or shareholders of Adviser and the Client, and the direct or indirect parent company of Adviser and the Client. The Portfolio Compliance Officer will notify the CCO immediately in the event that Adviser’s aggregate beneficial ownership approaches or exceeds 5%. On a quarterly basis, the documentation used by the Investment Committee’s review of the client account portfolios for which the Adviser has beneficial ownership shall be retained in accordance with the Adviser’s recordkeeping policies. In addition, the Investment Committee designee shall email the CCO on a quarterly basis to evidence that the review subject to 13D (or 13G) was performed and, in doing so, provide the supporting documentation for the CCO to review as part of the testing for the Annual Review.

5% or Greater Threshold. If the CCO suspects that a position may be approaching 5% of the outstanding securities of a publicly traded company, the CCO shall immediately consult third party information sources or the issuer’s transfer agent to verify the exact ownership position. The CCO shall consult with the inside or outside counsel of Adviser to verify such ownership, and request such counsel to review the concept of “beneficial ownership” under applicable rules and SEC interpretative positions. As soon as the 5% threshold is crossed:

●	The CCO shall prepare a Schedule 13D or 13G, depending on which Schedule is appropriate;

●	The inside or outside counsel for Adviser shall review all draft 13D and 13G filings prior to their filing with the SEC; and

●	Within 10 days of beneficially owning 5% or more of an issuer’s equity securities, Adviser will file a Schedule 13D or Schedule 13G with the SEC (via EDGAR) and the issuer.

Schedule 13D vs. Schedule 13G.

Adviser will file a long-form Schedule 13D unless Adviser can meet certain requirements to be eligible to file the short-form Schedule 13G. Adviser will use a Schedule 13D unless it meets the following conditions. However, should the issuer be an ETF, the SEC has issued a No-Action Letter (i.e., SPDR Select in 1999) that provides exemptive relief from a 13D/13G filing for ETFs under conditions set forth by the SEC in the aforementioned interpretive guidance.

●	It is registered with the SEC (or meets certain other conditions in Rule 13d-1);

●	It acquired the securities in the ordinary course of its business and not with the purpose of trying to influence the control of the issuer of the securities; and

●	It promptly notifies any discretionary account owner, on whose behalf it holds more than 5% of the securities, regarding any transaction that might cause the accountholder to have a reporting obligation.

Joint Filings. Control persons have separate reporting obligations. However, the CCO may arrange for Adviser and the control person to make a joint Schedule 13G filing under the following conditions:

●	Adviser itself is eligible to file the Schedule 13G;

●	No control person intends to influence the control of the issuer of the securities;

●	Each control person files a separate Schedule 13G cover sheet, signs the Schedule 13G in his or her capacity, and attaches a joint filing agreement; and

●	In the case of a parent holding company, the parent holding company and control persons own 1% or less of the issuer’s outstanding securities.

If a Client of Adviser by itself owns 5% or more of an issuer’s securities, it has a separate reporting obligation. The Client must find out if it is eligible to file a Schedule 13G. If the Client can make a Schedule 13G filing, the CCO ordinarily will advise the Client to make a filing separate from Adviser’s filing.

Amendments. In the case of a Schedule 13G filing, Adviser must file an amended Schedule 13G with the SEC within 45 days of the end of the calendar year if there have been any changes to the information in the prior Schedule 13G.

In the case of a Schedule 13D filing, Adviser must file an amended Schedule 13D promptly (e.g., within 1-2 business days) if there are any material changes to the disclosures set forth in the Schedule 13D, including, without limitation, any acquisition or disposition of securities in an amount equal to one percent or more of the class of outstanding securities. Any acquisitions of securities that may require a Schedule 13D filing should be brought to the attention of the CCO immediately. Execution of Signatures on Filings. When executing a filing with a government agency, the CCO shall make sure the following procedures are taken:

●	Anyone executing a filing on behalf of Adviser will use his or her full legal name;

●	The CCO will check the government form to see if it requires the execution to be notarized, and if so, arrange for the form to be notarized prior to filing the document; and

●	The CCO will ensure that the document is executed in the proper manner depending on the type of person or entity that is filing the form:

○	Corporation or Limited Liability Company: signed in the company’s name by an authorized officer, principal or member of the company;

○	Partnership: signed in the partnership’s name by the general partner; or

○	Individual: signed in the individual’s name.

Schedule 13H

Form 13H filing obligations are imposed on the ultimate parent company of an entity (or entities under common control) which meets the definition of a Large Trader. Advisers (and other market participants) must file the form 13H within 45 days of the end of the calendar year in which it has activity meeting the large trader requirements as described in the above table.

Applicability of Certain CFTC Regulations/Exemptive Filings

In accordance with Commodities Futures Trading Commission (“CFTC”) Regulation 4.5, a Commodity Pool Operator (“CPO”) is someone who operates a commodity pool and who solicits assets from investors for the purpose of trading commodity interests. The Adopting Release for CPO of registered fund is the adviser (Rule 4.5 Adopting Release). Per regulatory guidance, moreover, the CFTC reads the definition broadly to include any person “that handles or exercises control over” the commodity pool assets, regardless of whether or not they engage in solicitation.” The CFTC regards a CPO of multi-manager fund to be the adviser (whereas the CPO of unregistered fund generally is the General Partner or Managing Member but could be the adviser). Rule 4.5 excludes from the definition of CPO “qualifying entities” that operate pools that are regulated by some other regulatory authority. A qualifying entity is: a registered investment company that complies with certain trading limitations and marketing restrictions; an insurance company with respect to the operation of a separate account; a bank, trust company or any financial depository institution with respect to the assets of a trust, custodial or other separate unit of investment for which it is acting as a fiduciary and for which it is vested with investment discretion; or trustee of, named fiduciary of, or an employer maintaining, a pension plan that is subject to ERISA Title I, and certain plans are not even considered pools (including Title I non- contributory plans, Title IV contributory plans, government plans, employee welfare plans, and church plans).

Furthermore, a Commodity Trading Adviser (“CTA”) is defined by the CFTC Rules as someone who provides trading advice with respect to commodity interests. The investment adviser to a registered fund is usually both the CPO and the CTA. A sub-adviser to a fund generally is a CTA but not a CPO. A sub-adviser that does not provide commodity trading advice to a fund is not a CTA. Provisions regarding the Adviser in connection to the CTA requirements is not applicable. TTM has adopted a policy and related procedures to adhere to CFTC Rule 4.5 as it pertains to the exemption provisions from registration as a CPO for both the Adviser and, separately, any pooled investment vehicles (e.g., mutual funds) that require a filing to obtain an exemption under the regulations. The Adviser will file and/or affirm the exemptive filings with the NFA on the applicable system required.

TTM, in connection to its portfolio management of Fund Clients, will not purchase or sell commodities or futures. It shall be the responsibility of the Portfolio Manager (PM)—who also serves as the Adviser CEO--to supervise that no such transactions are exercised on behalf of Fund Clients. Should any deviation from the Adviser’s stated policy occur, it shall be the obligation of the CEO to remediate the matter promptly and document the reasons for non-compliance. The CCO will verify with the CEO that the Adviser has not, on behalf of Fund Clients it serves as Adviser or Sub-Adviser executed any transactions in commodities or futures for period under review.

Procedures

ADV: The CCO/CCO Designee will request necessary information for the ADV Part 1 and Part 2A from the CEO who shall, in turn, provide the CCO/CCO Designee with such information in a timely fashion. The CCO or CCO Designee will complete a final draft of the ADV Part 1 and ADV Part 2A and request that the CEO validate the information or otherwise make recommended changes to the draft versions. The CCO or CCO Designee, upon securing authorization from the CEO to file the

ADV Part 1 and Part 2A with the SEC, will submit the documents onto the IARD System before the mandatory deadline. The CEO will ensure that the ADV Part 1 and Part 2A are retained at the principal office for the required retention time period. As a general principle, TTM shall conform to these protocols in relation to the ADV filings:

●	TTM makes an annual filing of Form ADV within 90 days of the end of each fiscal year (Annual Updating Amendment) to update certain information required to be updated on an annual basis;

●	TTM promptly updates our Disclosure Document and certain information in Form ADV, Part 1 and Part II, as appropriate, when material changes occur; and

●	All Supervised Persons should report to the Chief Compliance Officer (CCO) or CCO Designee any information in Form ADV and/or the Disclosure Document that such Supervised Person believes to be materially inaccurate or omits material information.

Section 13: In connection to the Section 13 Filings, the CCO or CCO Designee shall request such information necessary from the CEO to complete these filings during the month following the end of the preceding calendar quarter, including, a list of the trade positions for the last trading date of the preceding quarter. The CEO shall review the draft version of the 13F and recommend any edits, as applicable. Next, the CCO or CCO Designee will insert the 13F eligible securities onto a prescribed template and then submit to a third-party service provider that will actually file the submission with the SEC. Similarly, the 13H filing is not required by TTM as it has been filed already so long as there are no material changes to the filing made previously with the Securities and Exchange Commission (SEC).

Should there be a material amendment impacting the 13H filing, then the CCO shall make the updates to the 13H Amendment Form and submit to the third-party service provider for filing with the SEC.

While the 13D or 13G Filings are not currently applicable to TTM’s business activities, the CCO or CCO Designee shall review the trade position reports send by the CEO each quarter and make other periodic inquiries to ensure adherence to these regulatory reporting requirements should they become applicable. The CCO or CCO Designee, where necessary, request that the CEO validate the information of the 13H before submitting to a third-party vendor for ultimate filing with the SEC on an annual basis (as applicable) or such time file a 13H amendment for any material information changes.

Responsibility

The CCO or CCO Designee will be responsible for compiling the information necessary to complete the ADV filings or the exemptive filing (including annually re-certifications) by the required regulatory deadlines. The CCO/CCO Designee, where necessary, shall coordinate information requests with the CEO while ensuring the mandatory deadline for such filings are satisfied or, where necessary, that trading activity has not impacted the aforementioned exemptive relief.

Registration, Termination

Background

In accordance with the Advisers Act, and unless otherwise exempt from registration requirements, investment adviser Firms are required to be registered either with the SEC or with the state(s) in which the Adviser maintains a place of business and/or is otherwise required to register in accordance with each individual state(s) regulations and de minimis requirements. The registered investment adviser is required to maintain such registrations on an annual basis through the timely payment of renewal fees and filing of the Adviser’s Annual Updating Amendment.

Individuals providing advisory services on behalf of the Adviser are also required to maintain appropriate registration(s) in accordance with each state(s) regulations unless otherwise exempt from such registration requirements.

The definition of investment adviser representative may vary on a state-by-state basis. Supervised persons providing advice on behalf of SEC-registered investments advisers are governed by the federal definition of investment adviser representative to determine whether or not state Investment Adviser Representative registration is required. The investment adviser representative registration(s) must also be renewed on an annual basis through the timely payment of renewal fees.

Policy

As an SEC-RIA, TTM maintains and renews its adviser registration on an annual basis through the Investment Adviser Registration Depository (“IARD”), for the Firm, state filings, as appropriate, and Investment Adviser Representatives.

TTM’s policy is to monitor and maintain all appropriate Adviser and Investment Adviser Representative registrations that may be required for providing advisory services to our clients in any location. TTM monitors the state residences of our advisory clients and will not provide advisory services unless appropriately registered as required, or a de minimis or other exemption exists.

Procedure

TTM has adopted various procedures to implement the Adviser’s policy and reviews to monitor and ensure the Adviser’s policy is observed, implemented properly and amended or updated, as appropriate, which include the following:

●	Prior to handling client accounts, each Investment Adviser Representative shall complete all relevant Adviser and regulatory documentation, including but not limited to registration applications (Uniform Application for Securities Industry Application - Form U-4) which shall be reviewed by the Compliance Director or her designee, and if acceptable, the Form U-4 shall be approved by the Adviser and electronically submitted to IARD via Web CRD for approval;

●	The CCO monitors the state residences of our advisory clients, and the Adviser and/or its Investment Adviser Representatives will not provide advisory services unless appropriately registered as required, or a de minimis or other exemption exists;

●	The CCO monitors the Adviser’s and Investment Adviser Representative registration requirements on an on-going as well as a periodic basis; and

●	Registration filings are made on a timely basis and appropriate files and copies of all filings are maintained by the CCO or other designated officer.

Termination of Investment Adviser Representatives: When a Supervised Person is terminated the Chief Compliance Officer shall provide notification to the SEC via IARD on FINRA’s Web-CRD within prescribed timeframes. The Chief Compliance Officer will retain records of filing Form U-5.

Termination Procedures

Notification Requirement

Voluntary Termination: When a Supervised Person terminates association from TTM, such Supervised Person is responsible for immediately notifying the Chief Compliance Officer. Such Notice shall include:

●	Name;

●	Date of Effective Termination;

●	Whether the Supervised Person intends to conduct advisory business after termination; and if so, request for Supervised Person’s client data; and

●	Forwarding email and mailing address.

Involuntary Termination: When a Supervised Person’s association with TTM is terminated (permitted to resign or discharged) Compliance shall provide written notification to such Supervised Person. Such Notice shall provide:

●	Type of termination (permitted to resign, discharged, etc.);

●	An explanation for the termination;

●	Date of termination; and

●	Any known compliance violations or issues at the time of termination.

U-5 Form: Upon receipt or delivery of Notice by TTM, Compliance shall prepare a U5 with IARD on FINRA’s Web-CRD which shall be submitted as soon as possible, within 30 days of termination and provide a copy of Form U-5 to the former Supervised Person. This shall reasonably ensure that U-5 forms are submitted and provided to terminated Supervised Persons on a timely basis pursuant to applicable rules.

CCO or CCO Designee will instruct Information Technology (IT) to secure any TTM owned computers or equipment.

Responsibility

The CCO is responsible for implementing and monitoring TTM’s registration policy, practices, disclosures and recordkeeping.

Office Visits

Background

In accordance with Rule 206(4)-7 of the Advisers Act, registered investment advisers must design procedures reasonably designed to prevent violations of federal securities laws.

Policy

In accordance with Rule 206(4)-7 and the agreement between TTM and Cipperman Compliance Services, LLC, the Chief Compliance Officer (CCO) or CCO Designee shall conduct six (6) office visits of TTM’s principal office and/or other places of business (which may be registered or unregistered) annually.

Procedures

The CCO or CCO Designee shall, in coordination with the CEO, schedule six (6) onsite visits annually in a manner that includes at least one visit each calendar quarter. The CCO or CCO Designee shall prepare a meeting agenda for each onsite visit which may be inclusive of training, testing, or interviews among other things.

The CCO or CCO Designee shall document the meetings with notes of the onsite visits as may be appropriate.

Responsibility

The CCO is responsible for ensuring that each of the six office inspections (or onsite visits) is satisfied during the calendar year.

III.	Code of Ethics

Background

In July 2004, the SEC adopted Rule 204A-1 of the Advisers Act requiring SEC-RIAs to adopt a Code of Ethics. The rule was designed to prevent fraud by reinforcing fiduciary principles that govern the conduct of advisory firms and their personnel. The Code of Ethics, in keeping with Rule 204A-1, requires SEC-registered investment advisers to perform the following:

●	Setting a high ethical standard of business conduct reflecting adviser’s fiduciary obligations;

●	Compliance with federal securities laws;

●	Access persons to periodically report personal securities transactions and holdings, with limited exceptions;

●	Prior approval for any Initial Public Offering (“IPO”), private placement investments, or other securities transactions as determined to be necessary by Access Persons (and Access Persons-related covered accounts) ;

●	Reporting of violations;

●	Delivery and acknowledgement of the Code of Ethics by each supervised person;

●	Reviews and sanctions;

●	Recordkeeping; and

●	Summary Form ADV disclosure.

Policy

An investment adviser’s Code of Ethics and related policies and procedures represent a strong internal control with supervisory reviews to detect and prevent possible insider trading, conflicts of interest and potential regulatory violations. Accordingly, TTM has adopted and implemented a strict Code of Ethics to govern the activities of Supervised Persons (including Access Persons) of the Adviser and to help ensure TTM maintains a strong culture of compliance inclusive of meetings its fiduciary obligation to its clients and mitigating potential and actual conflicts of risks. TTM’s Code of Ethics governs practices covering personal securities transactions, outside business activities, gifts and gratuities/entertainment, and political contributions.

In keeping with Rule 204A-1 of the Advisers Act, TTM has adopted a formal Code of Ethics that classifies all Adviser employees (a/k/a Supervised Persons) as “Access Persons”. Accordingly, these Access Persons are subject to the TTM Code of Ethics (“Code”) and its provisions.

Personal Securities Transactions: The Code covers the personal securities transactions of covered accounts for which they or their household members have discretion. In addition, the Code covers the political contributions, outside business activities, gifts and entertainment for business purposes for all Access Persons. TTM policy in connection to the Code will, as a general principle, follow the parameters outlined in this section of the Manual.

Procedures

The Code of Ethics, as described in further detail below, is provided in the Compliance Manual which is distributed to each Supervised Person annually. Each Supervised Person shall complete an attestation asserting that he/she has received, read, understands, and will abide by its contents. In addition, the Code of Ethics’ specific requirements set forth below will subject to certifications done at the time of hire (i.e., Initial Certification) and thereafter after quarterly as well as annual holding reports certifications to be executed by each Supervised Person.

Outside Business Activities: The Code permits Access Persons to engage in Outside Business Activities (OBAs) subject to (i) pre-approval by the CCO and CEO and (ii) so long as the OBA does not present any material conflict of interest to TTM or otherwise impact TTM clients adversely.

Political Contributions: The Code permits Access Persons including the CEO (which is the sole owner of the Firm) to make political contributions subject to conditions described below and informs Access Persons to verify independently if the contribution limits are consistent with the thresholds, if any, permitted by the laws of the federal government, state or local jurisdictional law.

Gifts and Gratuities/Entertainment: The Code permits Access Persons to give or receive gifts, gratuities, or entertainment subject to the conditions set forth in the Code of Ethics. The Code of Ethics does allow for exceptions to gift limits where there is an established personal relationship and for specific lift events. To distinguish the difference between Gifts from Gratuities/Entertainment, here is a common scenario:

●	Example A: Access Person invites a prospective client to a sporting event. The Access Person attends the event with the prospective client. This is an example of Entertainment.

●	Example B: Access Person gives a prospective client to two tickets to a sporting event. The Access Persons does not attend the event with the prospective client. This is an example of a Gift.

Conflicts of Interest: The Code, in keeping with TTM’s fiduciary obligations, mandates that Access Persons, at all times, place the interests of TTM’s clients ahead of both TTM and their own interests. TTM Access Persons are compelled to act in a professional matter when conducting business for the Adviser and, in accord with that standard, shall disclose any material conflicts of interests when conducting their duties on behalf of TTM to the CEO and CCO promptly.

Responsibility

The administration of the Code of Ethics is the obligation of the CCO who may delegate certain responsibilities to the CCO Designee but nonetheless maintain oversight authority.

Paid Industry Experts

TTM, upon instituting approval for the use of an expert network service, shall adopt and implement this policy and procedure so that the Adviser may follow established controls and provide compliance oversight on all activity. The CCO will chaperone expert network consultations, either announced or unannounced, on a periodic basis.

The following restrictions apply to the use of paid industry experts:

●	Employees are not permitted to speak with an industry expert who is an employee or former employee of a company (who has worked with the company in the previous 2 years) about which the analyst is communicating, regardless of whether the Firm currently owns the security, unless approved by the CCO or CEO. The CEO shall maintain a log of the expert networks used by TTM and retain in accordance with the Recordkeeping Policies herein.

●	Consultations with industry experts who are current or former (left in the last 6 months) public company employees must be reviewed and approved by the CCO or CEO.

●	Consultations with industry experts who serve or have served (left in the last 6 months) on the Board of Directors of a public company must be reviewed and approved by the CCO or CEO. In addition, experts are required to affirm certain language that they will not (and did not) disclose any information that they have an obligation to treat as confidential, including material, non-public information (“MNPI”).

Personal Securities Transactions

Background

As required by Rule 204A-1, the Code of Ethics must govern certain activities conducted by Access Persons to ensure that an RIA is operating in a manner consistent with its fiduciary obligations.

Policy

As a fundamental principle, TTM requires that all personal securities transactions will be conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility. For purposes of this Policy, “Personal securities transactions” shall mean any purchase or sale of a Covered Security by an Access Person in a Covered Account; provided, however, that the CCO (or in the case of accounts involving the CCO, the CEO) may, on a case by case basis, exclude certain accounts from the below restrictions if such accounts qualify as Covered Accounts solely as a result of part (2) of the definition of such term. Moreover, each Supervised shall: (i) comply with all applicable securities laws and (ii) report any violations concerning personal securities transactions promptly to the CCO.

The Code does permit Access Persons to maintain personal securities accounts. Personal investing by an Access Person in any account in which the access person has a beneficial interest, including accounts for any immediate family or household members, must be consistent with our fiduciary duty to our clients and regulatory requirements. Each Access Person must identify within 10 days of becoming an Access Person, and subsequently on both a quarterly and again annually, any personal investment account information to the CCO or CCO Designee initially and on an ongoing basis. Appropriate investment opportunities must be offered to clients first before the Adviser or any employee may act on them.

Definitions: The Code of Ethics shall use the following terms and related definitions:

(a)          “Access Person” means (i) any Supervised Person of TTM (1) who has access to nonpublic information regarding any clients’ purchase or sale of securities or (2) who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic; and (ii) any Manager, director or officer of TTM.

(b)	“Supervised Person” means any member, officer, director (or other person occupying a similar status or performing similar functions), or employee of TTM (which may include independent contractors), or other person who does not provide investment advice on behalf of TTM or has access to client recommendations (which is precluded through physical and technology barriers) and is subject to the supervision and control of TTM.

(c)          “Covered Security” means any interest or instrument commonly known as a security, except that it shall not include direct obligations of the United States, bankers’ acceptances, certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), securities issued by TTM (if applicable), or shares of open-end mutual funds.

(d)          “Fund” means any investment fund or investment pooled vehicle for which TTM is the investment adviser.

(e)          “Purchase or sale of a Covered Security” includes, among other things, the writing of an option to purchase or sell a Covered Security.

(f)           “Beneficial Ownership”, for purposes of this Code of Ethics and in keeping with Rule 204- 1 of the Investment Advisers Act, means any securities or private investments held in accounts over which the Access Person has direct or indirect influence or control including themselves or members of their household. Excluded from this definition are securities held in accounts over which the access person had no direct or indirect influence or control.

(g)          “Covered Account” shall mean any brokerage or bank account that holds covered securities for which the Access Person has discretionary authority and/or beneficial ownership as described in Section 2.

(h)          “Covered Security” means, for purposes of this Code of Ethics and in keeping with Rule 204-1 of the Investment Advisers, any securities or private investments held in accounts in which the Access Person has Beneficial Ownership as defined in Section 2.

Procedure

Personal Securities Transactions. TTM has adopted procedures to implement our policy on personal securities transactions and reviews to monitor and ensure our policy is observed, implemented properly, and amended or updated, as appropriate, which include the following:

●	Access Persons are required to provide TTM electronic access to current covered accounts and reportable securities holdings for both the Access Persons and household members within 10 days of becoming an Access person and on an ongoing basis;

●	All personal securities transactions in covered securities that are to be executed in covered accounts are subject to reporting under the Code of Ethics except transactions in which the Access Person or household member does not have discretionary authority (such as where a brokerage Adviser or financial advisor makes all investment decisions for the Access Person or household member), accounts that do not permit purchase or sale of covered securities (e.g., 529 Plans), and/or direct obligations of the Government of the United States or its agencies, bankers acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, or shares issued by registered affiliated or unaffiliated open-end investment companies; and

●	Confirmations and brokerage account statements may be accepted in lieu of transaction and holdings reports so long as the confirmations and statements contain all required information and as long as the information is current within 45 days of reporting for holdings reports and such statements are received within 30 days of the end of each calendar quarter for personal securities transactions.

●	Front-Running and Scalping, which includes instances of trading while in possession of information concerning the Adviser’s trades is called front-running or scalping and is prohibited (and may be in violation of federal law). Front-running is making a trade in the same direction as the Adviser or a client just before the Adviser or client makes its trade whereas Scalping is when a making a trade in the opposite direction just after a trade by the Adviser or a client.

TTM, in addition to the aforementioned procedures, has also adopted these provisions attendant to personal securities transactions as part of its Code of Ethics:

Pre-Clearance Requirements: TTM has instituted pre-clearance for personal securities transactions in covered securities

CCO Pre-Clearance: Access Persons must always seek and obtain pre-clearance from the CCO or CCO Designee through the process established by TTM for these transaction requests for covered accounts:

●	Pre-clearance of an Access Person’s participation in an initial public offering (“IPO”), which means the first sale of stock issued by a company to the public;

●	Obtain prior approval of any acquisition of securities in a limited offering (e.g., 144A, or interest in a private limited partnership, or similar type of investments); and

●	Pre-clearance of an Access Person’s purchase or sale of a registered investment company in which TTM is the Adviser or Sub-Adviser. The name and ticker for these registered investment companies will be disseminated to all Access Persons by the CEO.

CEO Pre-Clearance: Access Persons must seek prior authorization from the CEO before purchasing or selling common stocks held in the registered investment companies (“RICs”) or Separately Managed Accounts (“SMAs”) for which TTM serves as the Adviser or Sub-Adviser. Transactions in these securities will subject to the review and discretion of the CEO. Such requests, including those of the CEO, shall be entered into BasisCode (which the Adviser uses for code of ethics reporting and disclosures) for tracking purposes and to evidence the approval or rejection of the request by the CEO

Responsibility

The CEO shall be responsible for pre-clearance of securities for which prior authorization by the CEO is mandatory. Access Persons shall have the obligation to contact the CEO before engaging in any transaction for personal securities account covered under this Code. The CCO or CCO

Designee shall monitor Access Persons/Household Members Reports of Personal Securities Transactions in Covered Accounts for Compliance with the Adviser’s policies. Additionally, the CCO or CCO Designee has the responsibility for implementing and monitoring the Code of Ethics provisions and TTM’s related policies/procedures outside business activities, gifts and entertainment, and political contributions.

Conflicts of Interest

Background

As a registered investment adviser (RIAs), TTM and its Supervised Persons must act, at all times, in a professional matter consistent with its fiduciary obligation to the adviser’s clients. As part of this obligation, Supervised Persons should disclose any personal interest that might present a conflict of interest or harm the reputation of the Firm.

Policy

TTM had implemented a policy concerning Conflicts of Interests that make it a violation of the duty of loyalty to the Adviser to act in the following manner without the prior written consent of the CCO:

●	Rebate, directly or indirectly, to any person, Adviser or corporation any part of the compensation received from the Adviser as an employee;

●	Accept, directly or indirectly, from any person, firm, corporation or association, other than the Firm, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of the Company or a client account; and/or

●	Own any stock or have, directly or indirectly, any financial interest in any other organization engaged in any securities, financial or related business, except for a minority stock ownership or other financial interest in any business which is publicly owned.

Procedures

Supervised Persons will be responsible for completing a Conflicts of Interests Questionnaire supplied by the Adviser each year and, in doing so, provide any details concerning existing or potential conflicts of interests that may be material to their duties as an employee of TTM.

●	The Conflicts of Interests Questionnaire shall be submitted electronically to each Access Person and be required to be returned within 10 calendar days.

●	Should any information be presented that requires further evaluation, the CCO or CCO Designee shall inform the CEO and determined next steps.

In general, TTM has identified certain conflicts of interest that the CEO, in coordination with the CCO, shall be responsible for overseeing that the Adviser properly discloses them to clients in disclosure documents and marketing communications, where applicable, and instituting controls to mitigate their impact to TTM and its clients.

●	Securities Transactions. TTM, in its capacity of Portfolio Manager (“PM”), may execute transaction for certain clients (i.e., registered investment companies) that may adversely impact the value of securities held by other clients

●	Personal Securities Transactions. TTM has instituted a Code of Ethics to regulate the personal securities transactions of its employees and, in doing so, preventing any personal trades in issuers or securities that may affect TTM client account portfolios.

●	Marketing and Distribution. TTM, as PM to the Trend Aggregation Growth Fund and Trend Aggregation Dividend & Income Fund (collectively, “Trend Funds”) is contractually obligated to assist in the sale of Trend Fund shares. Because the PM’s compensation is indirectly linked to the sale of shares of Trend Funds, the Adviser may have an incentive to devote time to marketing efforts designed to increase sales that would otherwise be allocated to other client accounts;

●	Expert Networks. Should TTM engage in the use of Expert Network(s), or a type of business that connects companies with expert resources or subject-matter experts, such as academics, C-levels, founders, and high-level officials to provide valuable information, data, or assistance, then the Adviser shall follow the Paid Industry Experts policy and procedure herein this Manual.

Responsibility

The Conflicts of Interests Questionnaire shall be administered by the CCO or CCO Designee.

Outside Business Activities

Background

Outside business interests or investment activities (collectively hereafter “Outside Business Activities”) may interfere with Supervised Person’s duties with the Firm. Accordingly, RIAs must adopt and implement policies and procedures to monitor the Outside Business Activities (“OBAs”) of its Supervised Persons including placing restrictions or prohibiting such activities.

Policy

Access Persons, prior to engaging in any OBA (including directorships of private companies, consulting engagements, or public/charitable positions) and/or accepting compensation from firms or individuals outside of TTM, must submit a request to the CCO who, in coordination with the CEO (where necessary) shall approve or disapprove the activity request. The request, among other things, must be submitted through the system approved by the Adviser and include the nature of the activity; how much time will be devoted; and when the activity will occur (business hours or other). conflict of interest may arise if a Supervised Person engages in an outside activity or investment that may be inconsistent with the Adviser’s business interests.

Access Persons must report any pre-existing OBA upon joining TTM and annually thereafter so the CCO can review and, where necessary, implement restrictions or determine that the OBA presents a material conflict to the Adviser and therefore must be disapproved or alert the Supervised Person to refrain from further such activity. The CCO or CCO Designee may require further information concerning any outside activity for which approval is requested, including the number of hours involved and the compensation to be received. In particular, Supervised Persons should analyze their current engagements with a particular emphasis on activities which involve:

●	a time commitment which would prevent such Supervised Person from performing his or her duties for the Firm;

●	an activity that gives the impression that the services performed are an extension of TTM’s business when in fact the contrary is true;

●	active participation in any business in the financial services industry or otherwise in competition with the Firm, such as, teaching assignments, lectures, public speaking, publication of articles, or radio or television appearances,

●	Serving as an employee, officer or director of any private business, charitable organization or non-profit organization;

●	Supervised Persons may not serve on the board of any company whose securities are publicly traded, or of any company that the Company or any client account owns securities.

All Access Persons must avoid establishing financial interests or outside affiliations that may create a conflict, or appear to create a conflict, between the Access Person’s personal interests and the interests of the Adviser or its clients. A potential conflict of interest exists whenever a Supervised Person has a direct financial or other personal interest in any transaction or proposed transaction involving TTM or its clients. A conflict of interest may also exist where the Access Person has an indirect interest in a transaction, for example, because the transaction will benefit someone with whom the Access Person has a friendship or other personal relationship. In such situations, Access Persons must disclose the conflict to the CCO and recuse themselves from the decision- making process with respect to the transaction in question and from influencing or appearing to influence the relationship between the Adviser or any of its clients and the client involved. Access Persons may not use non-public knowledge of a pending or currently considered securities transaction for a client to profit personally, directly or indirectly, as a result.

Political Contributions

Background

Rule 206(4)-5 of the Advisers Act, commonly referred to as “Pay-to-play”, refers to the practice whereby an adviser or its employees make political contributions or gifts for the purpose of obtaining or retaining advisory contracts with government entities. General fiduciary principles under the Advisers Act require an adviser to take reasonable steps to ensure that any political contributions made by it or its employees are not intended to obtain or retain advisory business. In addition, the SEC adopted provisions that substantially restrict contribution and solicitation practices of investment advisers and certain of their related persons, as follows:

●	It prohibits an investment adviser from providing advisory services for compensation – either directly or through a pooled investment vehicle – for two years, if the adviser or certain of its executives or employees make a political contribution to an elected official who is in a position to influence the selection of the adviser;

●	It prohibits an advisory Adviser and certain executives and employees from soliciting or coordinating campaign contributions from others – a practice referred to as “bundling” – for an elected official who is in a position to influence the selection of the adviser. It also prohibits solicitation and coordination of payments to political parties in the state or locality where the adviser is seeking business; and

●	It prohibits an adviser from paying a third party, such as a solicitor or placement agent, to solicit a government client on behalf of the investment adviser, unless that third party is an SEC-registered investment adviser or broker-dealer subject to similar pay to play restrictions.

Policy

TTM, a SEC-registered investment adviser, has adopted and implemented the following policy and procedures on connection to Rule 206(4)-5. For purposes of this Manual, the following pertinent terms shall be defined as follows:

●	“Covered Associate” means: (i) any Supervised Person; and (ii) any political action committee or similar organization controlled by the Adviser or by any Covered Person. From time to time, the Adviser or its Covered Associates may be asked to make a political contribution. In addition, Covered Associates, by their own volition, may seek to make individual political contributions. Though the Adviser does not actively solicit government entity business, as an investment manager, the Adviser is eligible and may be asked to manage money on behalf of a state or municipality in the future. To avoid any real or perceived conflict of interests, the Adviser requires that individual political contributions be subject to preclearance as further detailed below.

●	“Political Contributions” include direct payments of money to a campaign organization, volunteer work, or fund-raising work done on behalf of, or to benefit, a political campaign, organization or candidate.

Procedures

The Adviser’s procedures are divided into two sections purposefully to cover TTM, in its capacity as an investment adviser, and TTM Supervised Persons.

Adviser Contributions. TTM, as a SEC-registered investment adviser does not intend to make political contributions.

Individual Contributions. Political activity must occur strictly in an individual and private capacity and not on behalf of TTM (or “Adviser”). The Adviser’s resources, financial or otherwise, may not be used to support political parties, candidates or causes, unless approved in advance by the CCO, and therefore:

●	The Adviser will not reimburse any Covered Person (i.e., Supervised Person) for individual political contributions;

●	Corporate credit cards issued to Covered Persons cannot be used to make contributions; and

●	Covered Associates are not permitted to use the Adviser’s name in connection with any political campaign other than to state that they are affiliated with or employed by the Adviser.

Covered Associates may make political contributions to elected officials at the Federal, State, County and local level provided such contributions:

●	Receive pre-clearance from the CCO through the system that TTM has implemented; and

●	In total, are not in excess of $350 or foreign currency equivalent to each official, per election for whom they may vote, and $150 to other candidates or political action campaigns.

Responsibility

The Political Contributions Policy will be administered by the CCO who may delegate authorities to the CCO Designee but shall retain ultimate responsibility.

Gifts and Gratuities/Entertainment

Background

Giving or receiving gifts in a business setting may give rise to an appearance of impropriety or may raise a potential conflict of interest and. To remain in adherence to its fiduciary obligations under the Advisers Act, TTM has implemented the following policies set forth below to guide employees in this area.

Policy

Generally, Supervised Persons should not, directly or indirectly, accept or provide any gifts or favors that might influence decisions regarding business transactions involving the Adviser, or that others might reasonably believe would influence such decisions. For our purposes, the following definitions shall apply in relationship to this policy:

●	Gift: A “gift” is defined as anything of monetary value. Payment for entertainment or meals where the Covered Person is not accompanied by the person purchasing the entertainment or meals is considered a gift.

●	Entertainment (or Gratuities): Acceptance of meals and entertainment where the host is present is considered “entertainment.”

Supervised Persons (including Access Persons) are restricted from accepting inappropriate gifts, favors, entertainment, special accommodations, or other things, of material value that could or give the appearance of influencing their decision-making or make feel obligated to a person or firm. Similarly, Supervised Persons should not offer gifts, favors, entertainment or other things of material value that could be deemed overly generous or aimed at influencing decision-making or making a client feel obligated to the Adviser or the supervised or access person.

TTM’s Gift Policy also maintains these specific considerations for all Supervised Persons to abide:

●	Cash. No Supervised Person may give or accept cash gifts or cash equivalents to or from a client, prospective client, or any entity that does business with or on behalf of the adviser.

●	Loans. No Supervised Person may give or accept a loan from a client of TTM without written pre-approval from the CEO and notification to the CCO.

Procedures

The TTM Chief Compliance Officer (CCO) or CCO Designee will ensure that all Access Persons and Supervised Persons understand the restrictions on giving and receiving gifts and/or compensation of any nature. Supervised or access persons will not accept inappropriate gifts, favors, entertainment, special accommodations or other things of material value that could influence, or give the appearance of influencing, their decision-making or make them feel beholden to a person or firm. Similarly, supervised or access persons should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to the Adviser or the supervised or access person. Generally, it is expected that the value of such gifts do not exceed $300. Gifts received from vendors will be logged onto a Gifts and Gratuities Log and retained. The log will include an estimated value of each gift received. Our CCO or CCO Designee, will maintain, in an electronic format, a Gifts and Gratuities (Entertainment) log and enter the date, vendor name and fair value of any vendor gift.

Responsibility

The CCO or CCO Designee has the responsibility for implementation and monitoring of the Adviser’s Gifts and Gratuities policy. The CCO shall elevate any concerns in administering this policy to the CEO.

Insider Trading Policy

Background

Various federal and state securities laws and the Advisers Act require every investment adviser to establish, maintain, and enforce policies and procedures reasonably designed to prevent the misuse of material, non-public information in violation of the Advisers Act or other securities laws by the investment adviser of any Access Person associated with the investment adviser.

Policy

TTM’s Insider Trading Policy (see below) prohibits any Access Person from acting upon, misusing, or disclosing any material non-public information, also known as “inside information.” Any instances or questions regarding possible inside information must be immediately brought to the attention of the CEO and CCO, and any violations of the Adviser’s policy in this regard shall result in disciplinary action up to termination.

Procedures

TTM has adopted and implemented specific procedures to help ensure adherence to the Adviser’s Insider Trading Policy including a review of its contents on an annual basis. Additionally, the Adviser has instituted these other specific procedures:

●	The Insider Trading Policy is distributed to all Access Persons, and newly hired Access Persons within 10 days of hire. In such instances, Access Persons shall attest that the received the Insider Trading Policy including upon first receipt of the policy and annually thereafter. The attestation, too, requires the Access Person to certify he or she received the policy, read the policy, and will abide by the provisions in the policy;

●	Access Persons must report to the CEO or CCO all business, financial or personal relationships that may result in access to material non-public information;

●	The CCO (or CCO Designee) reviews all transactional activity for Access Persons and Access Person-related or household accounts (which is inclusive of any account subject to the Code of Ethics). As noted in the Code of Ethics, initial and holding reports from Access Persons and Access Person-related or household accounts must be submitted to the Compliance Unit and, the CCO/CCO Designee perform quarterly reviews of brokerage account statements for such covered accounts;

●	The CCO/CCO Designee, in coordination with the CEO, shall provide guidance to Access Persons on any potential insider trading situation or related questions; and

●	Where necessary, the CCO shall prepare a written report to the CEO (and/or Outside Counsel) of any potential violation of the Adviser’s Insider Trading Policy including recommendations of corrective actions and/or disciplinary sanctions.

Responsibility

The CCO is responsible, in coordination with the CEO, in the administration of the Adviser’s Insider Trading Policy.

IV.	Communication

Electronic Communications

Background

As a result of recent financial industry issues and several regulatory actions against major Firms involving very significant fines, financial industry regulators (e.g., SEC and FINRA) are focusing attention on advisers and broker-dealer policies and practices on the use of e-mail, social media, and other electronic communications including attendant retention practices.

The Books and Records rule (Rule 204-2(a)(7) of the Advisers Act) provides that specific written communications must be kept including those relating to a) investment recommendations or advice given or proposed; b) receipt or delivery of funds or securities; and c) placing and execution of orders for the purchase or sale of securities.

All electronic communications are viewed as written communications, and the SEC has publicly indicated its expectation that Firms retain all electronic communications for the required record retention periods. If a method of communication lacks a retention method, then it must be prohibited from use by the Firm. Further, SEC regulators also will request and expect all electronic communications of supervised persons to be monitored and maintained for the same required periods.

Policy

TTM has established its “Electronic Communications” Policy and related procedures to govern the use of electronic communications by TTM’s Supervised Persons. This policy itself also extends to off-hours usage of electronic communications systems for both TTM-issued and personal computer equipment. The following summarizes key points of this policy; however, each Supervised Person has the obligation to review the Electronic Communications Policy (and Compliance Manual) in its entirety. All Supervised Persons of TTM are subject to TTM policies. Failure to comply with the policy (or any policies herein) may result in disciplinary action including up to termination.

Procedures

TTM has adopted and implemented the following procedural requirements and guidelines in connection to Electronic Communications and related matters involving such communications:

●	TTM’s electronic communications systems and equipment are to be used for business purposes. It is acceptable that Supervised Persons will use the email system for personal communications, but not outside business activities unless approval from the CCO is received, but cannot use these systems to send messages that may harm the reputation of TTM or view websites or click on links that could cause vulnerability to TTM’s system.

●	Electronic communications should not be considered private.

●	Electronic communications are subject to archiving and monitoring by TTM.

●	E-mail is archived using only the Firm-approved system.

○	E-mails consisting of spam or viruses are not required to be maintained.

○	E-mails are subject to federal law restricting the sending of unsolicited electronic mail.

○	E-mail may only be sent using TTM’s dedicated email system.

●	Docu-Sign is a Firm-approved communication method

●	Social media accounts permitted for business purposes include: Twitter, and LinkedIn.

●	Texting/SMS is not permitted for professional or business usage as the Adviser cannot supervise or retain such communications.

●	Blogging platforms or chat room participation forums are not permitted for professional or business usage as the Adviser cannot supervise or retain such communications.

●	Websites or Advertising to be disseminated via Website (or social media sites) may not be published without written approval from the CCO. Website content shall be retained in accordance with the Recordkeeping Policies herein.

●	Faxes must be sent and received through only Adviser facsimile machines.

●	Instant Messaging is not permitted as the Adviser does not have the ability to supervise or retain such communications.

●	Attached documents or links should not be opened from unknown sources or from suspicious sources.

Electronic Communications Defined: Examples include (but are not necessarily limited to) the following where applicable:

●	Electronic mail (e-mail)

●	Third-party e-mail systems

●	Internet Telephone

●	Facsimile transmissions

●	News Groups

●	File Transfer Protocol (FTP)

●	World Wide Web browsing (WWW)

●	Intranet

●	Electronic Bulletin Boards

●	Social media (Twitter and LinkedIn)

●	Other information transmissions via the Internet

Guidelines For Proper Use. TTM’s electronic communications systems should be used for business purposes. Electronic communications with customers and/or the public are permitted only through Firm-sponsored or alternative approved facilities.

The following guidelines apply to electronic communications:

●	Supervised Persons electronic communications are not Private.

●	Personal use of the Adviser’s e-mail and any other electronic systems is strongly discouraged.

●	Employees should not confuse phone conversations or face-to-face conversations with communications through electronic means. Newspaper articles, regulatory actions, and legal actions abound with the consequences of Supervised Persons who do not take what they say in electronic communications seriously. The repercussions of casual or poorly worded communications have potential adverse consequences for both TTM and the Supervised Person. While electronic communications often seem like one-on-one conversations, and many people converse in electronic communications in a casual and non-business manner, it is important to understand that the use of TTM’s electronic communications systems or approved alternative systems are communications that may be seen by others either through the Adviser’s review system or outsiders who access this information through official and authorized means or sometimes through unauthorized means.

●	Electronic communications and residual or temporary files resulting from participation in electronic communications can be widely disseminated. It is possible that such communications be saved to disk, printed, forwarded to another party, subpoenaed in litigation, viewed by system administrators or regulatory agents, and/or intercepted by anyone at a variety of points. Electronic communications are not suitable for communications that must remain confidential or private, unless the Adviser has arranged for encryption of confidential messages. There should be no expectation of privacy in electronic communications.

●	Communications Must Conform To Appropriate Business Standards And The Law

●	Users of our electronic communications systems are expected to follow appropriate business communication standards. Sending or receiving communications that are inappropriate, profane, obscene, discriminatory, threatening or otherwise offensive is prohibited. Sending or receiving jokes, puzzles, games, chain messages, pictures, video/sound files and frequent or long personal correspondence are some examples of inappropriate use. Use must comply with applicable local, state, federal and international laws.

●	Electronic Communications Are Business Communications and Should Be Treated As Such.

●	Electronic communications sent should contain the most recent, valid information available.

●	Personnel are required to report threatening, harassing or otherwise inappropriate communications to their supervisor or Compliance.

●	Communications received with inappropriate content must be deleted/discarded immediately without forwarding.

●	Unauthorized dissemination of proprietary information is prohibited.

●	Unauthorized copying or transmitting software or other materials protected by copyright is prohibited. Personnel must obtain Compliance Department approval before distributing copyrighted material.

●	References and/or links to Web sites may be a form of sales literature or advertising and therefore require Compliance approval prior to use.

●	Newly developed, non-Adviser sponsored electronic communication technologies are inappropriate for Adviser communications without prior company approval.

●	Because of the nature of electronic communications systems in general, there is no guarantee that a message will reach its destination in a timely manner or that it will reach its destination at all.

●	Should a TTM employee be contact by a client, prospective client or other individual about TTM business in any matter on their personal email, social media site, or website address, the employee must direct the sender of the message to the TTM-issued email to continue to engage in such discussions.

Encryption. TTM has adopted the following guidelines for use of encryption services:

●	TTM may require encryption of certain confidential communications.

●	Users are responsible for controlling access to their own computer and encrypted messages.

●	Employees may not use encryption unless authorized or directed by the Firm.

●	Passwords should be safeguarded and changes periodically for security concerns.

Special Requirements/Restrictions. TTM has implements the following special requirements or restrictions:

●	Securities licensing requirements necessary for public communications apply to electronic communications.

●	Recommendations or communications that require an accompanying prospectus may not be sent by e-mail, unless TTM has provided the required document for inclusion with the communication.

●	Without prior authorization, e-mail to clients or prospective customers regarding TTM’s products, services, or other Firm-related business communications may NOT be sent from a home computer and/or using non-company sponsored electronic communications.

Record Retention Requirements: The SEC, under the Advisers Act, requires that investment advisers such as TTM retain records of business communications. TTM retains electronic communications in accordance with these rule requirements. For this reason, Supervised Persons may not use any forums of communications for business use that TTM is unable to retain. For questions, contact the CCO or CCO Designee for more information.

Monitoring, Audit and Control. Electronic communications through the Adviser’s systems are the property of TTM.

TTM reserves the right to monitor and audit electronic communications at any time for appropriate business usage, standards and compliance with this policy and applicable procedures.

Attachments: To avoid downloading a computer virus, and in keeping with the Adviser’s cybersecurity protocols, do not open attachments or on hyperlinks unless you are familiar with the source.

E-Mail: Standard Disclosures Included With Outgoing E-Mail Communications

The following standard disclosure should be used on email footers: Please contact Tuttle Tactical Management, LLC if there are any changes in your financial situation or investment objectives, or if you wish to impose, add or modify any reasonable restrictions to the management of your account. Our current disclosure statement is available for your review upon request. Tuttle Tactical Management, LLC only transacts business in states where it is properly registered or notice filed, or excluded or exempted from registration requirements. CONFIDENTIALITY NOTICE: The information contained in this electronic mail message and any attachment is confidential, privileged and /or proprietary and is intended for the exclusive use of the addressee(s). Any use of this information by anyone other than the addressees of this message is strictly prohibited. If you receive this transmission in error, please notify Tuttle Tactical Management, LLC by email(mtuttle@tuttletactical.com) or telephone (888-723-2821) and promptly destroy the original transmission. Thank you.

Restrictions on Unsolicited Emails. Federal law imposes restrictions on commercial e-mail, particularly unsolicited “mass” e-mail messages. “Commercial electronic mail” includes any electronic mail message primarily for the purpose of sending a commercial advertisement or promotion of a commercial product or service. It does not include electronic mail relating to transactions or where there is a relationship between the sender and the recipient. Recipients of commercial electronic messages must be provided the opportunity to “opt-out” and, if so, must not receive future emails. Anyone receiving a notification from a customer or consumer (e.g., prospective client) asking to not receive electronic messages should be respected. As a common standard, senders of commercial e-mail may not:

●	Use false or misleading e-mail header information or deceptive subject headings or otherwise deceive the recipient regarding the sender’s address.

●	Without prior authorization, use computers owned by others to transmit messages.

●	Register for an e-mail address or domain name using materially false information or falsely represent themselves to be the registrants for Internet protocol addresses.

●	Use “address harvesting” or “dictionary attacks” to obtain e-mail addresses from the Internet.

●	Use automated means to create multiple e-mail addresses from which to send commercial e-mail (e.g., using a computer program to create multiple “Yahoo” accounts).

●	Each commercial e-mail must include clear and conspicuous identification that the message is an advertisement or solicitation; a valid physical postal address of the sender; and a valid return address or other method for the recipient to “opt-out” from receiving further e-mails.

Websites/Social Media. TTM maintains a corporate Web sites as its official Internet presence which includes these websites (excluding approved social media sites as described in the ADV Part 1): www.tuttletactical.com; and www.tuttlefunds.com. No post to the Internet containing any of the following shall be made without prior review from TTM Chief Executive Officer, Matthew Tuttle, and approval from the CCO or CCO Designee: (i) references to or information about TTM; (ii) communications involving investment advice, (iii) references to investment-related issues, or (iv) links to any of the above.

At TTM, we understand the Internet and, in particular, social media sites, are essential in shaping public thinking and it is an important tool for our advisory business. We want to participate in and help shape industry conversation and direction through interaction on the internet and in social media. At the same time, we must weigh our commitment to be part of internet communications with the privacy, security and image of TTM, all of its Supervised Persons, and its clients along with being compliant with the SEC’s rules in this area. As such, TTM will furnish any communications directed for the internet and social media to the CCO as with other advertising.

Guidelines for Content and Interaction About TTM on the Internet. TTM does not hold or express opinions on any matters outside of its lines of business, including but not limited to race, religion, politics, or sexual orientation. You may have opinions about issues which you can choose to express respectfully, and we support your right to communicate those opinions. We realize that these opinions are your own and are not expressions of TTM or on TTM’s behalf. The public may not know that and may confuse your opinions as being held by TTM. How can we solve this?

Disclaimer Usage. Whenever you publish content to any form of digital media, make it clear that what you say is representative of personal views and opinions and not necessarily the views and opinions of TTM. For instance, in your own blog, the following standard disclaimer should be prominently displayed: “The postings on this site are my own and don’t necessarily represent TTM’s positions, strategies or opinions.” If a site does not afford you enough space to include this full disclaimer, you should use your best judgment to position your comments appropriately.

Unauthorized Communications. Don’t use TTM’s email to circulate your postings that are unrelated to business. You may think clients want to hear your opinions. They may. But, some may not. We realize it is important to reach out to clients and inform them of your social media postings. There are ways that you can do that and we can help you with strategies to reach your clients. But emails sent from TTM should be related to business and your interactions with clients on TTM’s email should be limited. Why? Emails sent from TTM may easily be confused as opinions of TTM. Since TTM has no opinions, we eliminate this by limiting use of email. TTM’s CEO, upon engaging any third-party service provider, shall inform a representative of that service provider (preferable via email) that the use of the TTM name, TTM client accounts , and the CEO’s name (or other employees) may not be used in any marketing without explicit authorization from the CEO in advance and in writing.

Protecting Confidential Information. Supervised Persons are expressly prohibited from sharing proprietary or confidential information using social media or other means of communication without specific authorization, in writing, from the CEO. TTM has adopted certain Non-Disclosure Agreements with its service providers including Cipperman Compliance Services whom employ both the Adviser’s CCO and CCO Designee as another layer of protecting confidential information.

Respect and Privacy Rights Components Policy. Speak respectfully about TTM and our current, former and potential employees, advisors, clients, partners, and competitors. Do not engage in name calling or behavior that will reflect negatively on TTM’s reputation. Note that the use of copyrighted materials, unfounded or derogatory statements, or misrepresentation is not viewed favorably by TTM and can result in disciplinary action up to and including employment termination.

TTM encourages you to write knowledgeably, accurately, and using appropriate professionalism. Despite disclaimers, your Web interaction can result in members of the public forming opinions about TTM and its employees, partners, and products.

Honor the privacy rights of our current employees by seeking their permission before writing about or displaying internal company happenings that might be considered to be a breach of their privacy and confidentiality.

Competition Component Policy. Supervised Persons may not sell any product or service that would compete with any of TTM’s products or services without permission in writing from the chief compliance officer. If you have questions or are in doubt, discuss these concerns with the Chief Compliance Officer (CCO) or CCO Designee.

Your Legal Liability Component. As a Supervised Persons of TTM, there is an inherent understanding that there are associated risks to TTM’s business standing anytime you are expressing opinions and publishing online. Accordingly, you should be aware of the reality that you are legally liable for anything you write or present online. Supervised Persons can be disciplined by TTM for commentary, content, or images that are defamatory, pornographic, proprietary, harassing, libelous, or that can create a hostile work environment or offensive to clients. You can also be sued by TTM employees, and any individual or company that views your commentary, content, or images as defamatory, pornographic, proprietary, harassing, libelous or creating a hostile work environment.

Media Contacts. Media contacts about TTM and our current and potential products, employees, partners, clients, and competitors should be referred for coordination and guidance to the Public. This does not specifically include your opinions, writing, and interviews on topics aside from our company and our current and potential products, employees, partners, customers, and competitors. If you are contacted about TTM by any Media representative, you are obligated to contact the CEO for further instructions. You may not participate in any media interview or public appearance on behalf of TTM without prior authorization, in writing, from the CEO. Additional steps such as review of presentation materials by the CCO/CCO Designee is required by TTM’s Advertising Policies herein.

Chat Rooms, Blogging Forms, or Internet Public/Private Interactive Electronic Forums. Due to the inability to monitor or retain certain communications on these forums, TTM expressly prohibits their usage for business purposes for Supervised Persons.

Personal/Home Use of Electronic Communications. TTM prohibits Supervised Persons’ communications with the public from Supervised Persons’ home computers or through third party computer systems unless such communications utilize the Supervised Person’s Adviser email address and are directed through and captured by TTM. Should you be contact on your personal social media site about TTM business, you must direct the sender to your TTM-issued email. Discussions about TTM on personal social media sites are prohibited.

Mobile Devices. If a personal mobile device or similar devices (Tablet, iPad, Blackberry, or iPhone), or so called “Bring Your Own Device” applications, are to be used for Adviser business, they must be password protected and they must be configured so that they can be erased from a remote location. Failure to do so may result in disciplinary action.

Text Messaging/SMS. Text messaging with clients is not permitted.

Consent To Policy. Use of TTM’s electronic communications systems represents the Supervised Person’s consent to the terms outlined in this policy, including consent for TTM to monitor and audit content and/or usage.

Duties of Supervised Persons. Each Supervised Person has an initial responsibility to be familiar with and follow the Adviser’s electronic communications policy with respect to their individual e-mail, etc. communications. The Designated Supervisor has the overall responsibility for making sure all Supervised Persons are familiar with the Adviser’s e-mail policy, implementing and monitoring our e-mail policy, practices and recordkeeping.

Failure To Comply. Failure to comply with this policy may lead to disciplinary action, including but not limited to termination. Non-compliance may generate one or more of the following:

●	Oral and/or written warning or notification of violation communicated to TTM’s personnel involved and their supervisor;

●	Suspension of electronic communications privileges permanently or for a set period of time;

●	Messages may be blocked or rejected if the message contains inappropriate content;

●	Written warning to the Supervised Person’s file;

●	Suspension from work;

●	Education course related to the infraction;

●	Regulatory discipline or censure; and/or

●	Possible termination of employment.

Other Requirements. TTM has adopted procedures to implement the Adviser’s policy and reviews to monitor and ensure that the Adviser’s policy is observed, implemented properly and amended or updated, as appropriate, which include the following:

●	TTM’s e-mail policy has been communicated to all persons within the Adviser and any changes in our policy will be promptly communicated;

●	E-mails and any other electronic communications relating to the Adviser’s advisory services and client relationships will be maintained and monitored by TTM; and

●	Electronic communications records will be maintained and arranged for easy access and retrieval so as to provide true and complete copies with appropriate backup and separate storage for the required periods.

Oversight of Electronic Communications. Each month, the CCO or CCO Designee will monitor the incoming and outgoing emails (inclusive of the messages sent or received from the Adviser’s social media site accounts) for a total of two (2) hours. The CCO or CCO Designee will print a report for the Adviser and require the CCO or CCO Designee forward such report to the CEO for record retention purposes where it shall be saved as part of the Adviser’s Books & Records for a period of five years starting from the end of the fiscal year in which the record date occurred.

Responsibility

The CCO shall be responsible for administering TTM’s Communications Policy.

Advertising

Background

An advertisement is generally defined as any written communication, which includes websites and e-mails, directed to more than one person concerning advice or recommendations about the purchase or sale of securities or any other advisory service.

The SEC’s Anti-Fraud rules under the Advisers Act prohibit advisers from engaging in advertising practices, which are fraudulent, deceptive, or manipulative activities. The manner in which investment advisers portray themselves, services and their investment returns to existing and prospective clients is highly regulated. SEC No-Action letters also provide guidelines and prohibitions relating to an adviser’s advertising and marketing practices.

The following policies and procedures outline the requirements for complying with TTM’s policies and procedures and the SEC’s Rule 206(4)-1 of the Advisers Act regarding advertising and investment performance.

Policy

TTM, as a matter of policy and practice, prepares and distributes various performance information relating to the investment performance of the Adviser and its advisory clients. TTM may advertise investment performance as either the performance of actual portfolios it manages or of a hypothetical portfolio that has no assets and may mimic an actual portfolio’s investment strategy. Performance information is treated as advertising (and/or marketing materials) and is designed to obtain new advisory clients and to maintain existing client relationships. TTM’s policy requires that any performance information and materials must be truthful and accurate, and prepared and presented in a manner consistent with applicable rules and regulatory guidelines and reviewed and approved by a designated officer.

TTM policy prohibits any performance information or materials that:

●	Utilize back-testing performance results in any advertising or one-on-one presentations;

●	Refer, directly or indirectly, to any testimonial of any kind concerning (1) the investment adviser or (2) any advice, analysis, report or other service rendered by such investment adviser;

●	Refer, directly or indirectly, to past specific recommendations of TTM which were or would have been profitable to any person; however, this shall not prohibit an advertisement which sets out or offers to furnish a list of all recommendations made by TTM within the immediately preceding period of not less than one year if such advertisement, and such list if it is furnished separately: (i) State the name of each such security recommended, the date and nature of each such recommendation (e.g., whether to buy, sell or hold), the market price at that time, the price at which the recommendation was to be acted upon, and the market price of each such security as of the most recent practicable date, and (ii) contain the following cautionary legend (or something materially similar): “it should not be assumed that recommendations made in the future will be profitable or will equal the performance of the securities in this list”; or

●	Represent, directly or indirectly, that any graph, chart, formula or other device being offered can in and of itself be used to determine which securities to buy or sell, or when to buy or sell them; or which represents directly or indirectly, that any graph, chart, formula or other device being offered will assist any person in making his own decisions as to which securities to buy, sell, or when to buy or sell them, without prominently disclosing in such advertisement the limitations thereof and the difficulties with respect to its use; or

●	Contain any statement to the effect that any report, analysis, or other service will be furnished free or without charge, unless such report, analysis or other service actually is or will be furnished entirely free and without any condition or obligation, directly or indirectly; or

●	Contain any untrue statement of a material fact, or which is otherwise false or misleading.

Procedure

TTM has instituted a hybrid approach in connection to the compliance oversight of its advertisements. Advertisements that TTM distributes (whether internally created or leveraged from a third-party source, e.g., reprints or re-posting of articles) shall be subject to pre-review and approval or rejection for use, in writing, by the CCO or CCO Designee. Alternatively, those communications for which TTM hyperlinks to from its website(s) shall be subject to post-review by the CCO or CCO Designee as part of the annual review testing employed. In doing so, the CCO will select a random sampling of the content in which TTM has hyperlinked to from its website. TTM shall retain an Advertising Log that memorializes each communication (whether subject to pre-review or post-review) used on behalf of the Adviser.

As a fundamental standard, the CCO or CCO Designee shall review and determine if the proposed advertising meets the requirements of Rule 206(4)-1(a)(5) prior to distributing the advertisement unless the communication is otherwise subject to the post-review protocol. In general, the advertisement should:

●	Disclose, if applicable, the effects of material market or economic conditions on the results portrayed. include model or actual results that do reflect the deduction of advisory fees, brokerage or other commissions and any other expenses a client would have paid or actually paid, disclose whether and to what extent the results portrayed reflect the reinvestment of dividends and other earnings;

●	Not suggest or make claims about the potential for profit without also disclosing the possibility of loss;

●	Disclose, if applicable, any material conditions, objectives or investment strategies used to obtain the results portrayed;

●	Disclose, if applicable, the limitations inherent in model results, particularly the fact that such results do not represent actual trading and they may not reflect the impact material economic and market factors might have had on the adviser’s decision making if the adviser was actually managing client money;

●	Disclose, if applicable, that the conditions, objectives or investment strategies of the model portfolio changed materially during the time period portrayed in the advertisement and, if so, the effect of any such change on the results portrayed;

●	Disclose, if applicable, that any of the securities contained in, or the investment strategies followed with respect to, the model portfolio do not relate or only partially relate to the type of advisory services the adviser currently offers;

●	Disclose, if applicable, that the adviser’s clients had investment results materially different from those portrayed in the model; and

●	Disclose, if applicable, that the results portrayed relate only to a select group of the adviser’s clients, the basis on which the selection was made and the effect of this practice on the results portrayed, if material.

●	TTM will also, where applicable (e.g., mutual fund offerings), shall have its advertising reviewed by the Funds’ Distributor(s) in addition to pre-review by the CCO or CCO Designee.

●	Where necessary, TTM will leverage the services of both the CCO and Outside Counsel to determine the accuracy of disclosures, performance information, and other claims presented in advertising including those displayed on the TTM websites.

Any exceptions shall be corrected prior to the proposed advertisement’s usage. The, reply by email, initialing and dating (electronically or by hand) of the performance materials will document approval. Electronic email advertising will be approved when the CCO electronically notifies the advisor that the advertisement is approved. Updates to the website do not require initialing or dating as they can only be released and published by the CCO. Any documentation incurred during the review shall be maintained for a period of five years following the last time any material is disseminated, the first two years in an appropriate office of the investment adviser.

Responsibility

TTM has adopted procedures to implement the Adviser’s policy and reviews to monitor and insure the Adviser’s policy is observed, implemented properly and amended or updated, as appropriate, which include the following:

●	All advertising and performance information and materials must be reviewed and approved prior to use by the CCO or CCO Designee, who is familiar with applicable rules and standards for performance advertising. TTM shall maintain a log of the Advertisements submitted to the TTM CCO for review and approval. The log shall be retained in accordance with the Adviser’s recordkeeping policies herein.

●	The Distributor(s) shall be responsible for filing any advertisements or other communications with FINRA as may be necessary (which as broker-dealer related communications are subject exclusive of FINRA oversight and, as such, outside the purview of the TTM CCO);

●	TTM is responsible for maintaining copies of any performance materials and supporting documentation for the calculation of performance materials, as well as records of reviews and approvals, are maintained in accordance with applicable recordkeeping requirements;

●	Each Supervised Person is responsible for ensuring that the edits or revisions from the review of the advertisement by the CCO/CCO Designee are incorporated into the marketing material or communication prior to distribution; and

●	Each Supervised Person is also responsible for ensuring that approved materials are not used or modified without the express authorization of the CCO or CCO Designee.

●	Public appearances, or situations where TTM personnel communications in a forum in which more than one attendee is present (whether in-person at a conference or media interview or through an interactive electronic forum such as a web log (or “blog”) or social media site, are covered by the general standards of the Adviser’s Advertising Policy. To this end, outlines, scripts, and talking points should be submitted to the CCO for review prior to engaging in a Public appearance.

Performance

Background

An investment adviser’s performance information is included as part of a Adviser’s advertising practices which are regulated by the SEC under Section 206 of the Advisers Act, which prohibits adviser from engaging in fraudulent, deceptive, or manipulative activities. The manner in which investment advisers portray themselves and their investment returns to existing and prospective clients is highly regulated. These standards include how performance is presented. SEC Rule

206(4)-1 proscribes various advertising practices of investment advisers as fraudulent, deceptive or manipulative and various SEC no-action letters provide guidelines for performance information. As noted, back-testing result of an investment strategy or portfolio model are expressly prohibited by TTM.

Policy

TTM’s policy requires that any performance information and materials must be truthful and accurate, and prepared and presented in a manner consistent with applicable rules and regulatory guidelines and reviewed and approved by a designated officer. TTM’s policy prohibits any performance information or materials that may be misleading, fraudulent, deceptive and/or manipulative.

Procedure

TTM has adopted procedures to implement the Adviser’s policy and reviews to monitor and ensure the Adviser’s policy is observed, implemented properly and amended or updated, as appropriate, which include the following:

●	Performance calculations are obtained via different sources dependent upon the investment, whether TTM is the primary investment adviser or sub-adviser, and contractual arrangements between TTM and other parties. The primary investment adviser, Rational Advisors, is responsible for generating performance information and for ensuring compliance with applicable standards. Similarly, for mutual funds sponsored by other investment advisers, including Horter Investment Management and Tactical Fund Advisors (or collectively “Sponsors”), performance reporting is not calculated by TTM but the Sponsors. Likewise, for SMAs where TTM is the sub-adviser, it relies upon the primary investment adviser) to carryout performance reporting obligations. In the case of mutual funds that it serves as primary investment adviser, the custodian provides performance information which is subsequently validated by TTM.

●	Performance information must generally be reviewed and approved prior to use by the CEO, who is familiar with applicable rules and standards for performance advertising;

●	Advisers are only permitted to use performance materials without prior approval when it is used solely for a one-on-one meeting with a client or prospective client;

●	When required, the initialing and dating (electronically or by hand) of the performance materials will document approval;

●	Each Supervised Person is responsible for ensuring that approved materials are not used or modified without the express written authorization of the Designated Supervisor; and

●	The Adviser shall maintain copies of any performance materials pursuant to SEC requirements.

●	The CEO or employee that is responsible for validation of the performance calculations provided to TTM by the third party service provider, or Administrators (which provide back- office support and certain operational functions for the client accounts that TTM serves as Adviser or Sub-Adviser), shall evidence their review preferably through initialing and dating their work (or by similar means that clearly demonstrate a secondary review was performed).

Responsibility

In situations where TTM is responsible for verification of performance information, the Chief

Compliance Officer (CCO) or CCO Designee s ha ll b e responsible for monitoring TTM’s policy for the preparation; presentation, review and approval of any performance information to ensure any materials are consistent with our policy and regulatory requirements. The CEO shall verify that all reported performance has been calculated by the custodian accurately. For situations where the primary investment adviser generates performance information for portfolios that TTM serves as sub-adviser, then Adviser shall use only the performance information furnished form the primary investment adviser in written materials and oral discussions.

Where applicable to TTM, the CCO or CCO Designee shall, as part of the rule 206(4)-7 Review, conduct testing of the performance calculations to help ensure the accuracy of the reports whereupon TTM is responsible for such performance calculations (i.e., validation of custodian- produced calculations); shall document the accuracy reviews; and shall maintain supporting documentation to hel p ens ur e t he ac c ur acy of t he Adviser reviews are being conducted (including all documents the CEO used, relied on or created to verify accuracy of the performance calculations).

V.	Client Relationships

New Clients

Background

TTM, as a federal covered registered investment adviser, must conform to the Advisers Act in connection to the establishment of a new client relationship. The SEC has indicated that an adviser has a duty, among other things, to ensure that its investment advice is suitable to the client’s objectives, needs and circumstances, (SEC No-Action Letter, In re John G. Kinnard and Co., publicly available November 30, 1973). Every fiduciary has the duty and a responsibility to act in the utmost good faith and in the best interests of the client and to always place the client’s interests first and foremost.

Policy

TTM will review the requests by prospective customers and existing clients to open new accounts on a case-by-case basis. TTM facilitates relationships with clients whom are other financial institutions and effectuates its obligations to such clients as an Adviser, Sub-Adviser or Portfolio Manager. TTM, as a general stand, will not request or accept information about retail clients unless the CEO directs such a change in policy.

Procedures

The CEO or CEO Designee shall entertain any requests for new accounts in a manner he determines is appropriate and, in doing so, carry out steps to fulfill such requests or otherwise determine that the Adviser will not engage further in the request of the prospect or client.

Responsibility

The CEO maintains the ultimate authority and responsibility to ensure that this policy and related procedures are followed.

Anti-Money Laundering

Background

The USA PATRIOT Act of 2001 requires all “financial institutions” to implement anti-money laundering programs. At present, there has been a proposal to add “investment adviser” to the list of entities that meet the definition of “financial institution”, however that proposal has not been implemented. If adopted, this rule would require investment advisers to implement anti-money laundering procedures. Many investment advisers have voluntarily implemented such procedures.

By common definition, “Money laundering” involves schemes designed to conceal or disguise the source of money obtained illegally, as well as legitimate business activities carried out in a manner that will conceal earnings from the Internal Revenue Service and other taxing authorities in an effort to avoid taxes and potential criminal liability. The SEC advises investment advisers setting up an anti-money laundering program to consider such factors as the types of activities and operations the adviser conducts, where it is located, who are its customers, and the nature of the adviser’s international activities. Obtaining reliable Client information is critical to an advisory Adviser’s ability to have an effective anti-money laundering program.

Policy

TTM, as a matter of regulatory policy is not required to adopt or implement an Anti-Money Laundering policy or related procedures and, in particular, as our business is conducted with institutional investors and we have no custody of funds or securities, the potential concerns are mitigated. Nonetheless, we will continue to evaluate regulatory developments in this area.

Agreements/Disclosures/Suitability

Background

Rule 204-3 under the Advisers Act (“Brochure Rule”) generally requires every SEC-registered investment adviser to deliver to each prospective advisory client a written disclosure statement, or “brochure,” describing the adviser’s business practices and educational and business background. The rule also requires an investment adviser to offer to deliver a brochure to existing clients, on an annual basis, without charge.

Policy

TTM has an adopted a policy that requires that the Adviser completes the Form ADV Part 1 and Form ADV Part II including the applicable Disclosure Document that may be Form ADV Part II or another document in a manner that is fair and complete and, in doing so, taking steps to ensure that clients of the Adviser receive the ADV Part II within the established time frame.

Procedures

Annual Delivery. TTM will send a notice (Annual Offer) to all current advisory clients upon account opening and subsequently once each year, providing them a current copy of the Adviser’s Disclosure Brochure. The CCO will periodically review the Adviser’s Disclosure Document to ensure that it is current, accurate and properly reflects and is consistent with the Adviser’s current services, business practices, fees, investment professionals, affiliations and conflicts of interest, among other things.

Advisory Agreements and Disclosure Documents. When changes or updates to Advisory Agreements or Disclosure Documents are necessary or appropriate, the CEO will advise the appropriate party (Outside Counsel for Advisory Agreements and CCO or CCO Designee for Disclosure Documents, e.g., ADV Part 2A) of any and all amendments to be incorporated into these documents on a timely and promptly and maintain records of the filings and amendments. These reviews shall be evidenced by the documents history/audit trail and saved in the appropriate folder on TTM’s recordkeeping systems. Documentation, including an Advisory Agreements/Disclosure Documents/Suitability Information/Fees Schedule/Solicitation Arrangements Review Form, incurred during the reviews shall be maintained for a period of five years following the last time any material is disseminated, the first two years in the Principal Office of TTM and for a period of five years commencing with the end of the year in which the record date occurred.

Responsibility

The Chief Compliance Officer (CCO) shall maintain responsibility for the administration of this policy and procedures.

Solicitor Arrangements

Background

The Advisers Act set forth specific requirements for investment advisers to conduct solicitations on behalf of the advisory services it may offer.

Policy

As a matter of policy and practice, TTM does not engage in solicitor arrangements subject to the the Advisers Act. Consequently, the Adviser does not have any specific policy or procedures of a need to designate a Supervised Person as having responsibility for administering any corresponding policy or procedures.

Complaints

Background

Based on a RIA’s fiduciary duty to its clients and as a good business practice of maintaining strong and long-term client relationships, any advisory client complaints of whatever nature and size should be handled in a prompt, thorough and professional manner. Regulatory agencies may also require or request information about the receipt, review and disposition of any written client complaints.

Policy

As a RIA, and as a fiduciary to our advisory clients, our Adviser has adopted this policy, which requires a prompt, thorough and fair review of any advisory client complaint, and a prompt and fair resolution which is documented with appropriate supervisory review.

A “complaint” includes an alleged grievance involving TTM or TTM’s Supervised Persons in the form of: any written statement, including electronic communications, of a client, or any person acting on behalf of a client, or of a prospective client involving matters that occurred while the TTM Supervised Person was associated with the Firm, any written or verbal statement from any person alleging:

●	Theft, fraud, misappropriation of funds or securities, forgery, money laundering, market manipulation, insider trading, misrepresentation, or unauthorized trading;

●	Securities related business outside of TTM;

●	An undeclared occupation outside of TTM;

●	Personal financial dealings with a client; and

●	Any other verbal statement of grievance from a client for which the nature and severity of the client’s allegations will warrant, in the professional judgment of TTMs’ Compliance Unit for the handling the complaint, the same treatment as a written complaint.

Procedure

TTM has adopted procedures to implement the Adviser’s policy and reviews to monitor and ensure the Adviser’s policy is observed, implemented properly and amended or updated as appropriate, which include the following items.

As a first step, the Supervised Persons shall determine the Nature of the Complaint into one of these two categories and, in doing so, make the appropriate references onto the Complaint Form (see attached) and enter into Complaint File:

●	Service-related complaints (ex., complaint related to service or administrative error): In most cases, written service-related complaints should be resolved quickly and easily and the Adviser may respond verbally or in writing; or

●	Compliance-related complaints: In this subsection “complaints” means compliance-related complaints (ex., potentially improper activity (such as improper or unethical sales practices, unsuitable investment recommendations, or excessive trading activity, front running, etc.).

As a next step, the Supervised Person shall follow these guidelines in connection to complaint management:

●	TTM maintains a Complaint File for any written complaints received;

●	Any Supervised Person (i.e., each officer, member, or partner, as the case may be, and all Supervised Persons (ex., portfolio managers, traders and others) receiving any written or verbal client complaint is required to forward the client complaint to the CCO.

●	In the event that the CCO appears to be the target of the complaint, it should be forwarded to outside counsel engaged by TTM.

●	Upon receipt of a verbal statement, if the complaint is deemed to be “compliance related” the Adviser may request that the client or individual (or person lawfully acting on behalf of the client or individual) provide particulars of the complaint to TTM in writing.

●	TTM’s request for a written complaint may be made verbally or in writing.

●	If appropriate, the CCO or CCO Designee will promptly send the client a letter acknowledging receipt of the client’s complaint letter indicating the name and contact information of the person in charge of the inquiry and that the matter is under review and a response will be provided promptly.

●	The CCO or CCO Designee will forward the client complaint letter to the appropriate person or department, depending on the nature of the complaint, for research, review and information to respond to the client complaint.

●	The CCO or CCO Designee will then either review and approve or draft a letter to the client responding to the client’s complaint and providing background information and a resolution of the client’s complaint.

●	Any appropriate supervisory review or approval will be done and noted.

●	The CEO will maintain records and supporting information for each written client complaint in the Adviser’s complaint file.

CLIENT COMPLAINT REPORT FORM (EXAMPLE)

Date of Complaint:	Date of Report:

Client Name & Adviser Acct #:

Name & Title of Recipient:

Format of Complaint:                           ϒ Written (copy to be attached)                           ϒ Verbal

Description of Complaint:

Suggested Course of Action:

___________________________________

Signature of Adviser Recipient

_______________________________

Signature of CCO or CCO Designee

Responsibility

The CCO or CCO Designee shall test (as part of the Annual Rule 206(4)-7 Review process) among other things, the Complaint File to examine whether the complaints logged contain any pattern of potential misbehavior or wrongdoing, as well as ensuring that the above procedures are being followed. Additionally, the CCO/CCO Designee shall evidence his or her review by sending an email to himself, herself, or the parties involved. Any documentation incurred during the review shall be maintained for a period of five years, the first two years in the Principal Office of TTM.

Handling Whistleblower Complaints

Background

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, Registered Investment Adviser must adopt and implement procedures for receiving and reviewing employee whistleblower complaints.

Policy

TTM has instituted the following policy and related procedures with respect to Handling Whistleblower Complaints:

All employee complaints concerning violations of the Advisers Act or any other provision of law, rule, order, standard, or prohibition prescribed by the SEC or any state securities authority should be reported to the CCO. TTM encourages employees to submit complaints to the Adviser before contacting the SEC or other regulatory agencies. This will give TTM the opportunity to begin investigating the problem as quickly as possible and may increase the amount of the award given to the whistleblower. Complaints may be reported anonymously, however, the CCO will request that the employee put the complaint in writing, and include the exact nature, scope and breadth of the accusation.

Procedures

Once the CCO has received a complaint, the CCO will consult with the CEO to quickly investigate the complaint by obtaining all relevant documents and interviewing the appropriate personnel. If the whistleblower is identifiable, the CEO/CCO will keep the whistleblower informed as to the progress of the investigation but will maintain confidentiality. Subsequently, after the CEO and CCO have has reviewed the complaint, they will determine the appropriate action to take to remedy the situation. TTM will maintain records which contain all the information submitted with the complaint and a report or memorandum detailing the investigation and the actions taken by the advisory committee as a result of the complaint. Whistleblower complaints are to be directed to Whistleblower@Cipperman.com or Supervised Persons may direct such complaints to the SEC in manner prescribed by them.

Sixty (60) days after an employee files a complaint, the CCO will follow up with the employee to ensure the employee has not been retaliated against. If the employee reports retaliation, the CCO should initiate a follow up investigation by repeating the same procedure as above. If the retaliation was caused by an individual involved in the original review process, that individual will not be involved in the retaliation investigation. To track employee retaliation, TTM will maintain a confidential record keeping system that will enable it to track the employment history of those employees who have filed whistleblower complaints so that the Adviser can track whether those employees were treated fairly. This record keeping system will also be used to ensure that the anti-retaliation protections are not being abused by any employees of TTM.

Responsibility

The Handling of Whistleblower Complaints shall be administered by the CCO or CCO Designee.

VI.	Investment Management

Investment Processes

Background

The U.S. Supreme Court has held that Section 206 (Prohibited Activities) of the Advisers Act imposes a fiduciary duty on investment advisers by operation of law (SEC v. Capital Gains Research Bureau, Inc., 1963). As part of this duty, a fiduciary and an adviser with such duties, must eliminate conflicts of interest, whether actual or potential, or make full and fair disclosure of all material facts of any conflicts so a client may make an informed decision in each circumstance.

Policy

As a RIA, and as a fiduciary to our advisory clients, TTM is required as a matter of policy to obtain background information as to each client’s financial circumstances, investment objectives, investment restrictions and risk tolerance, among many other things, and provides its advisory services consistent with the client’s objectives, etc. based on the information provided by each client either verbally or in writing. For this reason, TTM has established this chapter of the Manual to be describe its Investment Processes which, in part, include Brokerage Practices.

Procedure

TTM has adopted procedures to implement the Adviser’s policy and reviews to monitor and ensure the Adviser’s policy is observed, implemented properly and amended or updated, as appropriate, which include the following:

●	TTM is an investment adviser to other financial institutions and will not request or accept information pertaining to the underlying investor (or “Retail Investor”). As such, the suitability, risk tolerance, tax status, or objectives of the Retail Investor is not known to TTM nor the responsibility of TTM. Such information and obligations to the Retail Investor pertains exclusively to TTM’s customer or Institutional Client. As an investment adviser or sub-adviser to other SEC-RIAs (i.e., non-natural persons classified generally as Institutional Investors), TTM and its Institutional Investor clients enter into an advisory agreement or sub-advisory agreement that outlines pertinent terms and conditions including the investment strategy and obligations of each party (e.g., restrictions or limitations outlined in the prospectus/SAI or SMA Program). TTM, in response will implement the desired investment strategy and monitor compliance with the established investment guidelines as part of its responsibilities in managing the client account portfolio.

●	TTM provides the Adviser’s Disclosure Brochure to all of its prospective investors or clients, which discloses the Adviser’s advisory services, fees, conflicts of interest and portfolio/supervisory reviews and investment reports provided by the Adviser to clients.

●	TTM will periodically receive requests from clients to provide information of the Adviser’s investment advisory services and activities associated with their investments. The CEO will supply certain information about the investments to the CCO or CCO Designee who, in turn, will provide any compliance-related information to satisfy such requests. The CCO shall next furnish the completed information request to the party that initiated the request by the deadline established by that party or otherwise in a prompt fashion.

Quantitative Models

Background: As a registered investment adviser (“RIA”) regulated by the Securities and Exchange Commission (“SEC”) and an investment manager with discretionary advisory services, Tuttle Tactical Management, LLC (“TTM” or the “Adviser”) exercises investment discretion for certain client accounts in adherence to the Investment Advisers Act of 1940, as amended (“Advisers Act”). As a portfolio management tool to assist in the management these assets, TTM leverages software from third party service providers that use a computer code to help the Adviser in its investment management of the portfolios managed (“Quantitative Model”). In plain terms, a Quantitative Model uses algorithms that allow for it to be comprehensive in its ability to capture and rapidly process a substantial amount of publicly available information, such as, financial data for specific companies, news, and industry information. The Quantitative Model, too, has the capacity to make investment decisions largely without human interaction, and thus, serves as a decision-making tool in facilitating management of client portfolios and investment companies (e.g., mutual funds, ETFs). Matthew Tuttle, who is the Chief Executive Officer (“CEO”) and Portfolio Manager (“PM”) for TTM’s clients has the sole discretion to create, implement, and revise Quantitative Models (or “QMs”).

Policy Statement. TTM, for its purposes, employs the Quantitative Models to determine what securities to purchase or sell. While TTM is constantly adding new types of Quantitative Models, TTM’s Quantitative Models may currently be classified into the following categories:

●	Intermarket Analysis. Intermarket analysis searches for divergences between securities markets that tend to either move together or move apart. Typically, at major turning points, these markets tend to diverge from historical norms, and consequently, may generate signals (which are typically market movements that may be the pre-cursor to a transaction) at the end of the trading day for the next market open and/or intraday signals. Trading signals may either be buys or sells.

●	Counter Trend. Counter trend strategies look to buy into short-term weakness and sell into short-term strength. Over the short-term, markets tend to overreact on the upside or downside thereby affording counter trend strategies to take advantage and may generate signals intraday.

●	Trend Following. Trend following models attempt to take advantage of momentum in common stocks through either buying into strength of the stock or selling into its weakness. Such models may generate signals intraday whereas similar trend following models generate weekly signals.

●	Cycle Based. Cycle based models attempt to synchronize with the movement patterns of stocks. Depending on the stock moves, these models will either be counter trend (namely, buying weakness or selling strength) or trend (namely, buying strength or selling weakness). Cycle based models tend to generate signals intraday.

●	Pattern Recognition. Pattern recognition models look for specific market patterns that are indicative of potential turning points. Once the specific pattern is recognized, the model buys a stock on a breakout from its current trading range.

Risks and Procedural Guidelines. While these procedural guidelines cannot contemplate for all possible scenarios encountered using TTM’s Quantitative Models (collectively, the “Models”) or any models, they are reasonably designed to conduct oversight of their use and the attendant controls, as well as detect for potential issues and compel the institution of enhancements to remediate such concerns. Accordingly, the following procedures have been adopted and implemented in accordance with Rule 206(4)-7 of the Advisers Act to account for the risks that are inherent in the use of Quantitative Models.

TTM’s Procedures and Controls for Quantitative Models:

In making use of the Models, it is imperative that the PM obtain an intuitive understanding of all material elements of the Models with a focus on how they are designed, the delta between the anticipated results and actual results, corrective actions needed to remedy impactful deviations, and what results should raise concerns (or “Red Flags”).

Risks. The following are the main risks to the performance of the Quantitative Models:

1.	Key Person Risk---The PM is the only employee of TTM with the expertise to update and evaluate the Quantitative Models. Trading personnel can operate the models on a day to day basis.

Procedures: Due to the current size of the firm there is no redundancy of PM capabilities and no control in place for transferring PM responsibilities to a separately qualified individual as part of a succession plan in the event the current PM is unable or unwilling to serve. Any fund boards need to be made aware of this risk and all proper disclosures must be made in TTM representations and documents. The following disclosure will appear in our ADV Part 2 and be provided to any fund boards and other interested parties:

TTM is a small firm led by Matthew Tuttle, who as CEO and PM is responsible for performing and overseeing several key functions including: (i) development of investment strategies and new product offerings; (ii) business development and client engagement; (iii) supervision of personnel; (iv) trading and research; and (v) operational risk assessments and service provider selection/monitoring. This fact of course leads to “key man risk,” or the risk that something could happen to Mr. Tuttle that negatively affects your portfolio and, in more severe situations, disrupt the continuation of firm services. To address key man risk, the Firm has undertaken succession planning yet investors should also consider that the composition of personnel within an organization may change over time or a firm may cease operations due to loss of key personnel (or “Key Person Event”). When a Key Person Event occurs, there is a risk that new personnel or a successor organization may achieve less success than their predecessors.

Controls: TTM’s Brokerage Committee, which includes the Firm’s CEO/PM, Traders and the Chief Compliance Officer (“CCO”) or the CCO’s designee (“Designee”), will review the periodic testing of the Adviser’s “Quantitative Models” (or “QMs”) as part of its quarterly meeting. In doing so, the Brokerage Committee will memorialize the oversight conducted in its minutes and notate any issues to be remediated. The CEO/PM, as described in this document, will maintain documentation evidencing the reviews of the QM performed in accordance with the Firm’s recordkeeping policy and procedures. By being involved in this process on a periodic and regular basis, the Firm’s traders and CCO or Designee will gain valuable insight into the processes used by the CEO/PM in order to allow these individuals to identity a suitable replacement candidate in the event Matthew Tuttle is unable to or unwilling to continue to serve as the Firm’s CEO/PM.

Recordkeeping: Documentation evidencing the reviews performed of the quantitative model and Brokerage Committee minutes will be retained in accordance with the Recordkeeping section herein and be supplied to an auditor or regulators upon request.

2.	Data Integrity Risk. The Quantitative models rely on data from reputable third-party service providers (examples: Bloomberg, TradeStation, FactSet, WhaleWisdom, Tingo, and other sources). Data issues in any of these programs, could result in erroneous signals.

Procedures: Prior to the use of a new TTM Model or a material modification to an existing Model, the PM will (where applicable) identify areas that may be susceptible to an identifiable technical defect(s) that could likely cause significant deviation from anticipated results. On a monthly basis the PM will compare the hypothetical model performance (performance the quantitative model software indicates should have been) with the actual fund performance. The PM will evidence such review on an excel spreadsheet and report any significant divergence to the CCO in a Memo. The PM will include, in the Memo, an explanatory statement that describes the nature of the tracking error, any other known errors of the Model or modification, the estimated impact to the portfolio(s), and any corrective actions taken. The Memo will be forwarded to the CCO quarterly as part of the regular quarterly attestation process described herein. The PM will notify outside counsel and/or RIAs for which TTM serves as sub-adviser of any known errors contained in the Models and any changes to investment guidelines or to risks due to a new Model or modification.

TTM will include relevant disclosure in its ADV concerning its use of QMs and the associated risks involved.

Quantitative Tools Risk. Some of TTM’s investment techniques may incorporate, or rely upon, quantitative models (“QMs”). The QMs employed by the Adviser rely on data from third party data service providers with whom we believe to provide reliable source information but cannot guarantee the accuracy of such information. Should the source information from these providers be deemed unreliable, the Adviser shall discontinue use of the information provided and, where appropriate, make necessary changes to the QMs used in our investment approach and trading strategies on behalf of our clients. There is no guarantee that these models will generate accurate forecasts, reduce risks or otherwise produce the intended results.

Controls: The CCO, as a member of the Brokerage Committee, will include testing of the policies and procedures described herein during the compilation of the Annual Review Report. The CCO shall promptly inform the CEO/PM of any material issues or concerns impacting the Adviser due to QMs.

Recordkeeping: The excel spreadsheet, evidencing the PM’s review, and the Memo to the CCO will be retained in accordance with the Recordkeeping section herein and be supplied to an auditor or regulators upon request.

3.	Models Don’t Work As Intended—The models are designed to provide attractive risk adjusted returns. There is a risk that the models will not meet their objective.

Procedure: On a quarterly basis the PM will compare fund performance with the following metrics:

Maximum Drawdown vs. the S&P 500---Fund will seek to have lower drawdowns than the overall market.

Standard Deviation vs. the S&P 500---Fund will seek to have lower standard deviation (volatility) vs. the market.

Downside Deviation vs. the S&P 500—Fund will seek to have lower downside deviation vs. the market.

Jensen Alpha---Fund will seek to have a positive Jensen Alpha (Formula that calculates excess return over the return predicted by the Capital Asset Pricing Model).

The PM will document any risk/return issues in a memo to the CCO including reason for the issue or deviation from stated goals and any recommended modifications to the models.

Controls: The CCO, as a member of the Brokerage Committee, will include testing of the policies and procedures described herein during the compilation of the Annual Review Report. The CCO shall promptly inform the CEO/PM of any material issues or concerns impacting the Adviser due to QMs.

Recordkeeping: TTM shall document its quarterly review, comparing Fund performance against the metrics described above. This documentation and the memo to the CCO will be retained in accordance with the Recordkeeping section herein and be supplied to an auditor or regulators upon request.

4.	Models not Updated Regularly—Market dynamics are constantly changing, and any Quantitative Models should be kept up to date. Out of date models could result in the Quantitative Models not performing as they should.

Procedure: The PM shall review each Quantitative Model utilized quarterly to make sure that the model is being kept up to date. The PM shall document this review in its files. PM will keep up to date with changes in the markets through webinars, white papers, etc. The PM, will attend a conference in person or other training sessions accessible via the internet annually – if available-- that include quantitative models and regulatory considerations thereof that may be offered and instructive to the operations of its business in this area. Upon completion, the PM will evidence attendance of the relevant outside conferences and training sessions by forwarding the CCO or CCO Designee the requisite supporting documentation via email. The PM will also regularly review applicable webinars and white papers relating to quantitative models. Applicable documentation shall be maintained in compliance with the Recordkeeping section requirement herein and supplied to an auditor or regulators upon request. The PM will write a Memorandum (“Memo”) for each new TTM Model or modification to be incorporated into the management of any portfolio (e.g., ETF, Mutual Fund, etc.) and, in doing so, insert an explanatory statement documenting the rationale for the creation of the new TTM Model, the testing results and whether there are any changes to the risks.

Controls: The CCO, as a member of the Brokerage Committee, will include testing of the policies and procedures described herein during the compilation of the Annual Review Report. The CCO shall promptly inform the CEO/PM of any material issues or concerns impacting the Adviser due to QMs.

Recordkeeping: TTM will retain course materials and any record of attendance. TTM will also keep a log of all white papers read and webinars attended. TTM will also document its quarterly model reviews as well as retain a copy of the Memo for each new TTM Model or modification of an existing Model. This will be made available to an auditor or regulators upon request.

5.	Quantitative Model Risks not Disclosed—The use of Quantitative Models by TTM exposes clients to the risk that the models will not work as intended and/or the models will not be updated whenever necessary.

Procedure: A copy of this Quantitative Model Policy will be made available to fund boards. The firm’s ADV Part 2 will have the following Quantitative Model Risk Disclosure:

TTM leverages software from third party service providers that use a computer code to help the Adviser in its investment management of the portfolios managed (“Quantitative Model”). In plain terms, a Quantitative Model uses algorithms that allow for it to be comprehensive in its ability to capture and rapidly process a substantial amount of publicly available information, such as, financial data for specific companies, news, and industry information. The Quantitative Model, too, has the capacity to make investment decisions largely without human interaction, and thus, serves as a decision-making tool in facilitating management of client portfolios and investment companies (e.g., mutual funds, ETFs). Matthew Tuttle has the sole discretion to create, implement, and revise Quantitative Models.

TTM, in collaboration with its counsel (which may include the primary investment adviser or Fund counsel), will draft narrative information and disclosure language concerning TTM’s Models that is fair, balanced and complete. As a general principle, the contents furnished in any applicable prospectus (or summary prospectus), statement of additional information (SAI), Form ADV (or Disclosure Brochure), and Marketing Material (as well as any similar documents mentioned herein) shall be inclusive but not necessarily limited to the Model’s design, risks (particularly related to the use of a Model or verification that the Model worked as intended), and other pertinent material information necessary to provide prospective and existing investors with a sound basis to make an informed investment determination. The PM, upon authoring communications (in whole or in part) related to TTM’s Models, will submit a draft version of the document to Outside Counsel for review along with relevant source documentation or supporting data to assist in such review in all cases. All comments furnished by Outside Counsel will be implemented into the document prior to use or further dissemination to other parties (e.g., CCO, Adviser to which TTM acts as Sub-Adviser). In keeping with standing protocols, the PM or PM designee will next submit the ADV and any Marketing Material to the CCO or CCO designee for review.

Controls: The CCO, as part of the Brokerage Committee, will include testing of the policies and procedures described herein during the compilation of the Annual Review Report. The CCO shall promptly inform the CEO/PM of any material issues or concerns impacting the Adviser due to QMs. In this regard, the CCO or CCO designee will conduct a marketing review of the material (inclusive of pitchbooks, Request for Proposal (“RFPs”), Due Diligence Requests, website content) and supply any comments back to the PM which, too, must be incorporated prior to distribution. Marketing materials shall be created and reviewed in such a manner as to ensure that the language in the statutory or summary prospectus is consistent with the contents of the marketing material itself. For documents including a prospectus, SAI, or contracts (i.e., 15(c) requests) and other items not classified as Marketing Material, the review by Outside Counsel will be sufficient unless TTM is obligated to have another party (excluding the CCO/CCO designee) review it. In these circumstances, the PM will follow the instructions necessary to complete the document’s review as described in its compliance manual. TTM will retain all documents and reviews in the manner outlined in the Recordkeeping section below and be supplied to an auditor or regulator upon request.

Recordkeeping: TTM will retain each version of changes made to disclosure language regarding TTM’s Models in any prospectus (or summary prospectus), statement of additional information (SAI), Form ADV (or Disclosure Brochure), and other Marketing Materials. This will be made available to an auditor or regulators upon request.

6.	Unauthorized Changes Made to Quantitative Models- Once a Model is implemented, the sole and exclusive authority to modify the Model will be the responsibility of the PM. The PM, prior to the use of a material modification to any Model, shall follow the procedures set forth in (4) above and shall document the details of the modification, including, the date of the change, the timetable (or date) for institution of the revised Model, and reason for the change(s). The PM will submit the details of the modification to the CCO as part of the quarterly submission process. Potential unauthorized changes to models by TTM staff could create a risk that models do not perform as the PM intended.

Procedure: Main copies of quantitative model software will be maintained on PM’s computer with backups of any relevant data in Microsoft One Drive. PM will decide what software will be given to employees responsible for trading. Employees are not permitted to make any changes, only to implement signals as necessary. PM will monitor all trades to ensure that no trades that are not included in models have not been placed. PM will periodically review Models to make sure that the Models have not been modified by other personnel.

Controls: The CCO, as part of the Brokerage Committee, will include testing of the policies and procedures described herein during the compilation of the Annual Review Report. The CCO shall promptly inform the CEO/PM of any material issues or concerns impacting the Adviser due to QMs.

Recordkeeping: TTM will retain copies of quantitative model software on PM’s computer in Microsoft One Drive. PM will document periodic reviews of Models to make sure that (1) the Models have not been changed by other personnel, and (2) to make sure that trades made are consistent with the model. This will be made available to an auditor or regulators upon request.

7.	Coronavirus Risk- The Coronavirus Pandemic and other pandemic or public health crises could cause a number of disruptions, including, but not limited to:

A.	Key personnel could become ill and unable to perform their duties

B.	Disruptions in financial markets could cause unexpected consequences in our quantitative models.

Procedure: Coronavirus risk must be adequately disclosed in the firm’s ADV Part 2, fund boards, and any other interested parties. The following disclosure will be made:

Coronavirus Pandemic: The recent COVID-19 pandemic has caused and continues to cause (and future similar pandemics, epidemics, or public health issues could cause) disruptions in economies and individual companies and volatility in financial markets throughout the world, including those in which the Clients invest. The impact of the pandemic and resulting economic disruptions may negatively impact the Clients and the performance of their portfolios due to, among other things, (i) interruption of business operations resulting from travel restrictions, reduced consumer spending, and quarantines of employees, customers and suppliers in areas affected by the outbreak, (ii) closures of manufacturing facilities, warehouses and logistics supply chains, and (iii) uncertainty about the duration of the virus’ impact on global financial markets. Governments and central banks throughout the world have responded to the pandemic and resulting economic disruptions with a variety of fiscal and monetary policy changes, including direct capital infusions into companies and other issuers, new monetary policy tools and lower interest rates, but the ultimate impact of these efforts is uncertain. It is not possible to determine the duration or severity of the disruption in financial markets or the long-term economic impact of the COVID-19 pandemic, or other future epidemics or pandemics, which may adversely affect the Clients’ performance and investment strategies and significantly reduce available investment opportunities.

Controls: The CCO, as part of the Brokerage Committee, will include testing of the policies and procedures described herein during the compilation of the Annual Review Report. The CCO shall promptly inform the CEO/PM of any material issues or concerns impacting the Adviser due to QMs.

Recordkeeping: TTM will retain copies of the disclosures made that are relevant to the pandemic. This will be made available to an auditor or regulators upon request.

8.	PM Overrides Quantitative Model Signals- If the PM overrides quantitative model signals it could cause the models to not work as intended.

Procedure: If the PM decides to override a quantitative model policy signal that decision will be reflected in a memo to the CCO with a reason why the override was done.

Controls: In circumstances where the PM determines to override a quantitative model, the PM will author an email or brief memo explaining the circumstances involved and submit to the , the CCO for review.

Recordkeeping: TTM will retain a copy of the memo or email as to why it is overriding the quantitative model signals and any response from the CCO. This will be made available to an auditor or regulators upon request.

Independent Auditor: An independent and unaffiliated entity (the “Auditor”) will perform an independent validation of the modeling results generated by the TTM Models in a manner prescribed by the Auditor. The Auditor will conduct the examination each calendar year and produce a report (or “Audit Report”) for each review period. Upon receipt of the Audit Report, the PM will undertake the steps necessary to remediate any items cited by the Auditor and prepare a reply to the Auditor advising of the corrective actions instituted (“PM Response”). [Note: TTM may permit another RIA for whom they serve as a sub-adviser to conduct their own examination in a manner similar to the Auditor. Such an exercise shall be undertaken by the RIA in manner they determine, and thus, will not be memorialized in these procedures.] The PM will submit the Audit Report received from the Auditor and the PM Response to the Audit Report to the CCO within 10 days of completion.

Controls: The CCO, as part of the annual review testing conducted for TTM, will review the Audit Report and PM Response to ensure that the PM (and by extension TTM) has addressed the Auditor’s concerns, if any, that are described in the Audit Report.

Recordkeeping: TTM will retain the Audit Report, PM Response, and Memo in accordance with the Recordkeeping section and supplied to Board Members, other RIAs or regulators upon request.

Wrap Fee Sponsor

TTM does not currently engage in any wrap fee programs in which the Adviser is the sponsor. TTM does maintain a client relationship with Belpointe Asset Management who is a sponsor of a wrap fee program.

Investment Oversight

Background

Pursuant to Rule 206(4)-7 of the Advisers Act, RIAs must have a compliance manual with attendant policies and procedures that are reasonably designed to prevent violations of federal securities laws. As part of this standard, TTM must act in accordance the SEC’s Fiduciary obligations.

Policy

In accordance with the above regulatory directives, TTM has adopted and implemented a policy to automate the client’s investment restrictions and guidelines to help enhance the success to which the Adviser manages the assets under its purview.

Procedures

TTM, as part of its routine investment oversight processes, has hard-coded prospectus, statement of additional information, and regulatory restrictions into Enfusion to allow for regular oversight of the portfolios it manages (including, mutual funds and ETFs). For Separately Managed Accounts (SMA), TTM has identified to its Institutional Clients the Model Type that they will be investing their Retail Investor’s monies and do so with the understanding that TTM will manage the SMA portfolios in accordance with its investment discretion while possessing broad latitude in terms of security selection. To reiterate, TTM serves the financial institution and therefore has a fiduciary to those institutions as its only clients whereas the financial institution, in turn, has the obligation from a fiduciary standard to the Retail Investor (inclusive of “Know Your Customer” suitability).

Enfusion serves as the platform in which TTM will institute the investment guidelines for each TTM including regulatory restrictions (such as, those subject to the Investment Company Act of 1940 or SMA Program) or limitations and TTM will monitor those attendant guidelines in carrying out its advisory or sub-advisory services for its clients.

From time to time, TTM will use standard or custom baskets (which are defined and further described in the Adviser’s Rule 6C-11 and Standard/Custom Baskets Policy) primarily in connection to the creation or redemption of ETFs it manages for applicable clients to modify portfolio construction or meet client directives that the Adviser has agreed upon. Standard or custom baskets may be used at the discretion of the CEO/PM (subject to any attendant prospectus/SAI limitations) or through a client directive so as to enable TTM to restrict the purchase of additional shares in an issuer/security in favor of receiving a cash in lieu and/or substitute a portfolio holding restricted via client instructions for a reasonably comparable unrestricted issuer/security determined by the CEO/PM. For more information related to standard or custom baskets, refer to the applicable prospectus/SAI in addition to TTM’s Rule 6C-11 and Standard/Custom Baskets Policy herein.

Responsibility

The Adviser’s CEO is responsible overall for enjoining and maintenance of any client relationship. TTM’s CEO, moreover, has the overall responsibility for the implementation and monitoring of the Adviser’s investment processes policy, practices, disclosures and recordkeeping for the Firm. The CCO or CCO Designee shall conduct periodic testing of this policy and document results (such as in the Rule 206(4)-7 Review).

Custody

Background

In order to assure that they do so, the SEC’s custody rule (the “Custody Rule” or the “Rule”) under the Investment Advisers Act of 1940 (the “Advisers Act” or the “Act”), which was revised in 2009 in the wake of the Madoff scandal, imposes detailed requirements governing the manner in which an SEC-registered investment adviser must hold client assets.

Policy

It is TTM’s policy to not open or close accounts, take custody of clients assets nor undertake the deduction of investment advisory fees itself but relies on other parties it conducts business with to do so.

Procedures

Opening and Closing of Accounts. TTM shall not open and close Accounts. The process of opening or closing accounts is not under the purview of the Adviser but is the obligation of TTM’s business partners whether another investment adviser for whom it sub-advises or their custodian.

Deduction of Client Fees. TTM does not deduct client fees directly. For TTM’s client relationships, the institution responsible for deduction of client fees has the option to deduct the fee automatically from the registered investment company and sent funds electronically to the Adviser’s bank account OR the option to mail a check to TTM after withdrawing the owned monies for the services rendered.

Responsibility

The CCO is responsible for implementing and monitoring the Adviser’s Custody policy (as applicable to the Adviser and the Advisers’ Act Custody Rule) whereas the CEO or CEO Designee shall be responsible for overseeing Account Opening/Closing practices and Client Fee Deductions practices are performed accurately on behalf of the Firm. The CEO or CEO Designee shall be, too, responsible for any recordkeeping obligations in this area.

Best Execution

Background

“Best Execution” has been defined by the SEC as the “execution of securities transactions for clients in such a manner that the clients’ total cost or proceeds in each transaction is the most favorable under the circumstances.” In common practice, “Best Execution” typically refers to a well- designed broker selection, order routing, and trade execution process made with the intention of maximizing the value of client portfolios under the particular circumstances at the time. The Best Execution obligation applies to all business the Adviser executes for Retail clients and will apply for Professional clients where the client places legitimate reliance on the Adviser to provide best execution. Best execution responsibility, moreover, applies to the circumstances of each particular transaction and an adviser must consider the full range and quality of a broker’s or dealer’s services, including execution capability, commission rates, and the value of any research, financial responsibility and responsiveness, among other things. As recent as July 2018, the Office of Compliance Inspections and Examinations (“OCIE”), a division of the SEC, issued a risk alert documenting its findings from examinations in connection with investment adviser’s best execution practices. TTM has reviewed this alert and incorporated OCIE’s recommendations where applicable to its business.

Policy

TTM has established a Brokerage Committee and charged this body with performing various, specific duties, including, Best Execution oversight. The Brokerage Committee is comprised of the CEO, CCO, , and other TTM employees ). The Brokerage Committee will meet on a quarterly basis and memorialize meeting minutes which shall be taken by the CCO Designee. Should the CEO request the Brokerage Committee consider a broker or dealer addition to the Approved Broker List, the members will schedule a meeting promptly (i.e., Ad Hoc Meetings); these Ad Hoc Meetings will follow the same practices as set forth in this manual. In connection to the Brokerage Committee’s purview as it pertains to Best Execution, it is important to note that TTM is responsible for Best Execution oversight for those clients in which TTM is responsible for brokerage selection; consequently, in circumstances where the client has entered into a direct brokerage agreement as part its contractual engagement with TTM or in situations where TTM maintains shared discretionary authority but the other adviser (i.e., client) is responsible for broker selection, then TTM shall not be obligated nor willing to perform Best Execution oversight for these client accounts.

For Best Execution practices, the Brokerage Committee will serve two primary purposes:

●	Broker/Dealer Selection. Review the current “Approved Broker List” and recommend additions or replacements based on established criteria; and

●	Transactional Review. Review a representative sampling of transactional activity for the calendar quarter preceding the quarterly meeting.

Broker Selection. In selecting a broker or dealer to execute client securities trades, TTM considers the full range and quality of broker services, including:

●	Execution capability;

●	Commission rate;

●	Value of research provided;

●	Financial responsibility, responsiveness to the adviser; and

●	Disciplinary history.

Transactional Review. In performing transactional review assessments, TTM will consider the following execution factors:

●	Price – this is the price at which a transaction in a security is executed;

●	Size – the size of the order or transaction executed, which may impact the execution price we obtain for client depending on the liquidity of the security;

●	Speed – the length of time it takes to complete execution for client orders;

●	Costs – the commission the broker or dealer charges for the trade execution and/or other transactional fees including venue costs;

●	Nature – the type of order placed with the broker or dealer, such as, all or none, limited order, etc.; and

●	Other – any other considerations relevant to the execution of the order. Examples include: TTM’s experience with transactions effected by various broker-dealers; results of conducting its own surveys and obtaining execution data from other broker-dealers; and/or reviewing trading data from third-party industry research sources.

TTM will review the above factors, among other things, as part of its quarterly Brokerage Committee meetings. TTM, as a general principle, strives to negotiate the lowest possible commission cost while also factoring in qualitative executions for its clients’ accounts (e.g., the likelihood of execution and settlement can be completed). As the SEC has stated, “the determinative factor [in an adviser’s best execution analysis] is not the lowest possible commission cost but whether the transaction represents the best qualitative execution for the managed account.”

Currently, TTM utilizes brokerage placement practices that would enable it to use “soft dollars” (which are a means of paying brokerage firms for their services through commission revenue as opposed to through normal direct payments or so called hard-dollar fees) to obtain various services and products (see Soft Dollars chapter in this Manual).

When an adviser derives a soft dollar benefit from the services or product obtained, the adviser’s interest may be counter to that of its clients. The use of commissions generated to purchase or sell securities for a client’s account, even if used for the benefit of the client, could arguably be viewed as benefiting the adviser in that the adviser is relieved of the obligation of purchasing research with its own money or generating the research itself. It should be noted that TTM’s policy and practice is to not accept advisory clients’ instructions for directing a client’s brokerage transactions to a particular broker or dealer (see Directed Brokerage chapter in this Manual).

Consistent with TTM’s obligation to seek best execution whereby it is an obligation of the Adviser, the PM may aggregate client orders in situations where it is practical and concurrently does not create a circumstance were trade execution is hindered by overloading a broker with an unnecessary large order or where the security highly volatile or represents a significant portion of a portfolio and/or otherwise susceptible to substantial price movements through market movements. Procedures shall be designed to ensure that purchase and/or sell orders which have been aggregated/bunched are allocated fairly among clients so that, over time, all clients are treated fairly, consistent with their investment objectives. These procedures shall also seek to meet the best execution criteria.

Procedure

TTM has adopted and implemented procedures to reinforce the Adviser’s Best Execution policy and facilitate reviews to monitor its practices and document corresponding results of its Brokerage Committee’s activities in this area. These procedures include the following items:

●	The Brokerage Committee will meet, at minimum, on a quarterly basis. The Brokerage Committee members include: CEO (Voting Member), Trader (Voting Member), and CCO (Voting Member), CCO Designee (Non-Voting Member). The CCO Designee shall become a voting member in the absence of the CCO only.

●	As part of the meeting process, the CCO Designee shall serve as Secretary of the committee to record meeting minutes.

●	The meeting topics will include, among other things, a standing agenda of: (1) Review of transactional activity during the previous calendar quarter. Such review will primarily consist of monitoring the results of the NYFIX transactional analysis. (Note: NYFIX is a technology provider serving the financial markets.)

●	In conducting its review of the NYFIX transactional analysis, the Committee will apply the established policy criteria and from those data points for applicable brokers or dealers, such as, evaluation of execution quality at market open and close. Next, the Adviser will assign a rating to each broker or dealer on the Approved Broker List for which there was transactions for the quarterly review period. The ratings assigned shall be as follows: (1) Above Average, (2) Average, and (3) Below Average.

●	If a member of the Brokerage Committee determines a broker with a (3) Below Average rating should be removed from the Approved Broker List, a vote will occur and a simple majority in favor of the motion will result in that broker’s removal from the list. If so, the CCO Designee will update the list accordingly.

●	Alternatively, the committee may determine there is no immediate cause to remove the broker or decide to table a vote until the next meeting when additional transactional data can be reviewed.

●	Similarly, should the Brokerage Committee offer a motion to add a broker to the Approved Broker List during a quarterly or ad hoc meeting, the committee’s members will apply the established criteria to that broker and undertake a vote. With a majority in favor of the broker’s addition, the list will be updated by the CCO Designee accordingly.

●	The Adviser, too, will conduct a quarterly review of the disciplinary history found in FINRA Brokercheck in connection to the brokers or dealers on the Approved Broker List covering the preceding three months. In doing so, the Adviser will memorialize its findings and, where applicable, include the report on FINRA’s Brokercheck for an evaluation to be done by the Brokerage Committee.

●	TTM also conducts periodic reviews of the Adviser’s brokerage practices, including, its best execution policies or procedures as part of the Brokerage Committee charter. The committee will determine what, if any, enhancements to its current activities in this area are warranted. TTM will, in addition to updating this Manual, disclose a summary of brokerage and best execution practices in our Form ADV Part II.

●	In keeping with the Recordkeeping policy described in this manual, TTM will retain the Brokerage Committee meeting minutes and relevant supporting documentation (e.g., NYFIX Reports) in a folder that is maintained on the Adviser’s shared drive. Any documentation incurred during the committee’s review shall be maintained for a period of five years commencing from the date of that record with the first two years in the principal office of TTM.

Responsibility

The Brokerage Committee is responsible for implementing and monitoring the Adviser’s best execution policy, practices, disclosures and recordkeeping.

Soft Dollars

Background

In the asset management and securities industries, soft dollars are the benefits provided to an asset manager by a broker-dealer as a result of commissions generated from financial transaction executed by the broker-dealer for client accounts or funds managed by the asset manager. TTM, as with many investment advisers, establish soft dollar agreements (or commission sharing arrangements) with broker-dealers that permit it to pay for and receive research, research-related or execution services from a broker-dealer or third-party service provider, in addition to the execution of transactions, in exchange for the brokerage commissions from transactions for client accounts. As recent as July 2018, the Office of Compliance Inspections and Examinations (“OCIE”), a division of the SEC, issued a risk alert documenting its findings from examinations in connection with investment adviser’s practices involving soft dollars. TTM has reviewed this alert and incorporated OCIE’s recommendations where applicable to its business.

Section 28(e) of the Securities Exchange Act of 1934 (“Exchange Act”) allows and provides a safe harbor for discretionary investments advisers to pay an increased commission, above what another broker-dealer would charge for executing a transaction, for research and brokerage services, provided the adviser has made a good faith determination that the value of the research and brokerage services qualifies as reasonable in relation to the amount of commissions paid. Further, under SEC guidelines, the determination as to whether a product or service is research or other brokerage services, and thus eligible for the Section 28(e) safe harbor, is whether it provides lawful and appropriate assistance to the asset manager or adviser in performance of its investment decision-making responsibilities.

In Interpretive Release Commission Guidance Regarding Client Commission Practices Under Section 28(e) from July 2006 (the “Release”), the SEC has revised and clarified “brokerage and research services” in view of evolving technologies and industry practices. The Release updates prior Section 28(e) guidance and revised definitions, including, eligible and non-eligible research products and services for the Section 28(2) safe harbor.

Policy

TTM, as a policy matter and in practice, may rely upon formal or informal commission sharing arrangements, or commitments to utilize research or research-related products and other services obtained from broker-dealers or third-party services providers, on a soft dollar commission basis. Such products or services must be an “expression of reasoning or knowledge.” TTM, in accordance with the SEC’s guidance (incl. July 2018 OCIE Alert), undertakes period assessment of its best execution obligations (as described in this Chapter) with the knowledge that best execution may also be impacted by its receipt of brokerage and research services (or “soft dollar arrangements”). In keeping with Section 28(e) of the Exchange Act, TTM may pay more than the lowest commission rate in soft dollar arrangements without breaching its fiduciary obligation, provided that certain conditions are met. Where a product or service obtained with client commissions also serves other functions that are not related to the making of investment decisions (“mixed use”), TTM will make a reasonable allocation of the costs of the product or service according to its use and keep adequate books and records concerning such allocation. Moreover, TTM’s ADV Part 2A (and other applicable materials) shall disclose its soft dollar arrangements and insert detailed disclosure when the products or services received by the Adviser (where applicable) do not qualify for Section 28(e)’s safe harbor.

Examples of the detail in disclosure to be presented by the Adviser include:

●	Adequately disclose the use of soft dollar arrangements;

●	TTM may also determine the soft dollar transactions may not be subject to client accounts per the arrangement made with that client but otherwise will allocate soft dollars in a fair and equitable manner such as an AUM-proportionate basis;

●	Disclosure that that certain clients may bear more of the cost of soft dollar arrangements than other clients; and

●	Sufficient and accurate disclosure regarding products and services acquired with soft dollars that did not qualify as eligible brokerage and research services under the Section 28(e) safe harbor.

Furthermore, TTM has incorporated into its Soft Dollar policy key elements from the SEC release also furnished specific guidance (see aforementioned 2006 SEC release) on four research areas where the use of soft dollars may or may not fall within the 28(e) safe harbor. In the SEC’s 2006 release, a temporal standard to evaluate brokerage services is furnished to advisers; the main takeaways from that standard are as follows:

●	Eligible brokerage services begin when the advisor communicates with the broker-dealer for the purposes of transmitting an order and ends when the funds or securities are delivered or credited to the account.

●	Under this standard, services related to the execution, clearing, and settlement of securities transactions are eligible under the safe harbor (“these services”).

●	These services include connectivity services between the advisor, the broker-dealer, and other parties to the transaction, and trading software used to route orders. Because they fall outside the temporal standard, hardware such as telephones and computer terminals and software used for recordkeeping and administrative purposes are not eligible for the safe harbor.

More specifically, the SEC has communicated that advisers can use the eligibility standard in these common areas:

●	(1) Mass-market publications;

●	(2) Inherently intangible products and services;

●	(3) Data (e.g., market or economic); and

●	(4) Proxy services.

First, the SEC’s 2006 release sets forth three specific indicators that a publication is “mass market,” and therefore not eligible for the safe harbor:

●	Circulation to a wide audience;

●	A publication that is intended for a wide audience; and

●	Low costs.

As a consequence, “mass-market publications,” such as The Wall Street Journal, The New York Times, and Money magazine, are not eligible research. Conversely, indicators for eligible non- mass-market publications are those marketed to a narrow audience and directed to readers with specialized interests in particular industries, and those that have a high cost.

Secondly, the SEC’s 2006 release identified that “inherently tangible products and services” are not eligible under the safe harbor. The release provides as examples in this category meals, travel, and entertainment; office equipment; salaries; computer hardware; and software that assists with administrative functions.

Thirdly, market or economic data is eligible if it contains substantive content, such as, stock quotes and company financial data.

Fourthly, proxy services are eligible only if they provide substantive information concerning securities; hence, proxy services that deal solely with the mechanical aspects of voting are not eligible.

Procedure

TTM (or “Adviser”), in its capacity as an investment adviser, has vested the Brokerage Committee (see Best Execution section for more details) with performing oversight of any of the Adviser’s soft dollar arrangements. As part of its responsibilities, the Brokerage Committee (which shall maintain the same composition as outlined in the Best Execution section) will meet, at minimum on a quarterly basis (or schedule impromptu sessions, i.e., “Ad Hoc) to evaluate the following pertinent areas (among other things) in connection to the Adviser’s soft dollar activities and, in doing so, complete the Soft Dollar Reports (and related tasks) required under this policy. (Note: An example of a Soft Dollar Report used by the Adviser is included in this chapter):

●	Agreements. The Brokerage Committee, in coordination with outside counsel, shall review and approve any soft dollar or commission sharing arrangements prior to the Adviser entering into such contractual agreements. At present, TTM has two primary soft dollar/commission sharing agreements in place, which include Virtu ITG (“Virtu”) and, separately, TradeStation. With the exception of transactions executed with TradeStation’s brokerage arm, the resulting soft dollar commissions, upon trade settlement, flow to Virtu and are held in account on behalf of TTM. The same process is in place for trades executed by TradeStation on behalf of TTM except the account at TradeStation holds soft dollar commissions for TTM that result from trades TradeStation alone executing on its behalf.

●	Eligibility. The Brokerage Committee will, too, be responsible for making determinations as to the eligibility (or ineligibility) of soft dollars received by the Adviser. In doing so, the committee shall use available guidance from the SEC (including the SEC’s 2006 release) and other qualitative measures to render a decision. As a general principle, the SEC has articulated that eligible brokerage services are defined as effecting “securities transactions and performing functions incidental thereto (such as clearance, settlement, and custody) or required in connection therewith. The CEO will independently which brokerage firms to use in connection to all trades made on behalf of TTM client accounts.

●	Allocations. If a research product or service has a both research and non-research use, an allocation must be made between the research and non-research functions, with the portion allocable to research being paid with commission dollars and the non-research portion being paid by the Adviser. The Brokerage Committee shall be responsible for determining the allocation of the cost of the product or service (i.e. the component that provides assistance to the Adviser in the investment decision-making process vs. the component that relates to non- research activities). In making such allocations, the committee must first determine the cost of any mixed-use item, and then evaluate what portion of the use falls within the eligibility standards discussed above. As an established standard, the percentage of the service, or its specific component, that falls outside the safe harbor shall be paid for directly by the Adviser and not with soft dollars.

●	Reasonability. The Brokerage Committee shall also evaluate whether the commissions its clients pay are reasonable in light of the value of the research and brokerage services received. As part of its analysis, the committee should make a judgement to determine if the benefits it receives are comparable with the cost to its clients.

●	Recordkeeping. In following the record retention practices in this Manual, the Brokerage Committee shall delegate the CCO Designee to memorialize its meeting minutes, and retain (for the prescribed duration) the following items, as applicable: (1) meeting minutes; (2) copies of agreements with broker-dealers regarding soft dollar arrangements; (3) all approval forms and supporting documentation (including a description of the service or product) provided in exchange for soft dollars inclusive of proprietary or available third-party reports that furnish details about accumulated soft dollar benefits by the Adviser for the preceding time period (i.e., prior calendar quarter); (4) a list of all brokers through which soft dollars have been obtained; (5) all invoices and brokers’ statements reporting soft dollar arrangements; and (6) documents that support the basis of allocation in the case of mixed-use research products or services.

Soft Dollar Report / Report Date (SAMPLE)

Time Period	Broker Name	Account Managed	Commissions Generated ($)	Soft Dollars ($)	Benefits Paid ($)	Mixed Use Paid ($)	Allocation Percentages: Soft Dollars: Mixed-Use	Services Obtained

Responsibility

TTM’s Brokerage Committee shall have the responsibility for administering the Soft Dollars Policy including completion of the required reports, updating disclosures on regulatory and other documents as may be required, and for recordkeeping practices in this area.

Trading: Aggregation and Allocation

Background

As a fiduciary, many conflicts of interest may arise in the trading activities on behalf of our clients, our Adviser and our Supervised Persons, and must be disclosed and resolved in the interests of the clients. In addition, securities laws, insider trading prohibitions and the Advisers Act, and rules thereunder, prohibit certain types of trading activities by TTM (or “Adviser”).

Policy

As an investment adviser and a fiduciary to our clients, our clients’ interests must always be placed first and foremost, and our trading practices and procedures prohibit unfair trading practices and seek to disclose and avoid any actual or potential conflicts of interests or resolve such conflicts in the client’s favor.

The Adviser has adopted the following policies and practices to meet the Adviser’s fiduciary responsibilities and to ensure our trading practices are fair to all clients and that no client or account is advantaged or disadvantaged over any other.

Also, TTM’s trading practices are generally disclosed in our Disclosure Document provided to prospective clients and annually offered to clients.

Aggregation. The “aggregation” or “blocking” of client transactions allows an adviser to execute transactions in a more timely, equitable, and efficient manner and seeks to reduce overall commission charges to clients.

Aggregated (“Bunched”) Trades: Where a bunched trade is completely filled, each participating client account will receive the average share/security price for the bunched order on the same trading day.

TTM’s policy is to aggregate client transactions where possible and when advantageous to clients. In these instances, clients participating in any aggregated transactions will receive an average share price and transaction costs will be shared equally and on a pro-rata basis. As a matter of policy, TTM has no authority to aggregate trades in connection to the separately managed accounts (“SMAs”) for which it which it serves as sub-adviser. In those circumstances, the primary investment adviser of the SMA(s) are responsible for determining whether or not to facilitate trade aggregation and, if so, with which broker-dealer(s). Consequently, TTM is not obligated nor capable of inserting its policy or procedures concerning trade aggregation except for the registered investment companies (“RICs”) which it serves as Adviser or Sub-Adviser.

Transactions for the Adviser, its supervised persons or principals (proprietary accounts if applicable) are prohibited from being aggregated with client transactions. As per the Adviser’s Code of Ethics guidelines, Access Persons may not transact securities for their personal accounts if it would be detrimental to TTM’s clients.

Allocation. As a policy matter, TTM’s allocation procedures must be fair and equitable to all clients with no particular group or client(s) being favored or disfavored over any other clients. TTM prohibits any allocation of trades in a manner that its proprietary accounts, affiliated accounts, or any particular client(s) or group of clients receive more favorable treatment than other client accounts. As a matter of policy, TTM has no authority to determine trade allocations in connection to the SMAs for which it which it serves as sub-adviser. In those circumstances, the primary investment adviser of the SMA(s) are responsible for determining trade allocations and, in doing so, selection of the broker-dealer(s) to execute trades for the SMA clients involved. Consequently, TTM is not obligated nor capable of inserting its policy or procedures concerning trade allocation except for the RICs which it serves as Adviser or Sub-Adviser.

Given the preceding, TTM has adopted and implemented the following guidelines for Trade Aggregation and/or Trade Allocations. The PM oversees the Adviser’s Trade Aggregation and Trade Allocation policies on an active basis to achieve optimal results for TTM client accounts. As a general principle, the PM leverages established protocols for order aggregation and trade execution that prioritize speed, portfolio impact, and qualitative factors over a standardized and pre-determined a rotational system for the brokers used. TTM will periodically receive “signals” in response to the quantitative models employed by the Adviser for client account portfolios that identify to the PM which securities shall be purchased or sold. In response, the PM promptly assesses which security, as a measure of its impact to the overall portfolio, will take precedence in terms of trade execution; for example, if a S & P 500 stock and a leveraged ETF are both identified as securities to be sold in the same client account, the latter will take precedence insofar as order facilitation is concerned because as a leveraged ETFs its portfolio composition would be, in fact, double due to its leveraged status and because the security is more susceptible to market volatility and thus price movement which, in turn, could adversely impact the portfolio. As a consequence, the PM will factor this analysis in order aggregation and trade execution by taking actions that facilitate the transaction in a particular security that is more volatile than a security that is less so. Moreover, the PM will employ qualitative factors to the trade execution by selecting a broker that is experienced in working orders of particular security types or has generally been effective in execution speed. In doing so, the PM is exercising a more sophisticated analysis to each transactions while also being mindful of best execution factors such as execution speed and broker quality which, in sum, is more advantageous to TTM clients that establishment of a pre- set broker rotation that is not developed with the necessary qualitative factors.

The CCO will conduct testing of this policy and procedures for the Annual Report and document any findings or recommendation in connection to such testing in the report for evaluation by the CEO. Herein are the specific guidelines TTM will employ:

●	Strategic Aggregation and Allocation Process. The Portfolio Manager (PM), in the most commonly employed tactic for trade aggregation and allocations for client accounts, namely, the registered investment companies for which TTM is the Adviser or Sub-Adviser, will review the underlying portfolios and determine which purchases or sales must be made in the accounts (or “Strategic Aggregation and Allocation Process”) and, if aggregation of these orders is the optimal approach, the PM will, in turn, aggregate orders amongst the RICs’ holdings to be purchased or sold and send the orders to the same broker or dealer.

●	No Aggregation and Allocation Process. In the case where there are a number of transactions for multiple RICs TTM will send all orders for a specific RIC to one broker. Typically, the trades for each RIC will be sent to different brokers, meaning that trades for the same security across funds will not be aggregated. This strategy helps ensures that the broker or dealer can view the client accounts (i.e., RICs) in a holistic manner so that trading can be facilitated with more information available to them as to the buys vs. sells for the account. With more information for the broker or dealer at their disposal, there is a propensity for the trader to better understand the PM’s strategic decisions and, in doing so, tends to lead to more efficient trading and better executions than relying upon the broker to ensure that the multiple clients receive the same average price only.

●	Random Allocation Process. While TTM reserves the right to utilize the Random Allocation Process if in the best interests of the client(s) in any particular situation, the PM does not generally employ this process. If employed, TTM would use the Random Allocation standard amongst the various client accounts that it is Adviser/Sub-Adviser as a way to help ensure fair and equitable treatment.

●	Partial Allocations: When only a partial execution of an aggregated order occurs, the Adviser shall distribute the partial allocation on a pro rata basis. Pro rata basis means an allocation of the trade at issue among applicable advisory clients in amounts that are proportional to the participating advisory client’s intended investable assets.

●	Allocations and Pricing. All allocations must be made on the same day and under no circumstances may an allocation be delayed so that Adviser can allocate the more favorable prices received during the day to one account and the less favorable prices to another account.

●	Alternative Process. If it is determined that employing a pro-rata process for an aggregated order that is only partially filled will cause an impractical (small) amount of the security to be awarded to a client account relative to the targeted position quantity for the security within the portfolio or whether allocating such small amounts will generate unfairly high trade commissions for the client, the Adviser may depart from the above allocation procedures.

●	Established Protocols. If it is determined to be in the client’s’ best interest to depart from these allocation procedures, the Company shall adhere to the following protocols:

○	Personal, associated person, family and Adviser proprietary accounts shall only receive shares after the orders of all unrelated accounts have been filled.

○	Clients without a current position in the security may receive the entire or partial allocation, (seek to pro-rate the allocation if more than one client’s portfolio is without the current position and pro-rating yields a fair result).

○	Client(s) having the lowest percentage of the security, relative to the target level for that security, may receive the entire or partial allocation.

○	The executed quantity fills one client’s entire allocation then that account receives the shares.

○	Clients with the highest percentage in cash may be allocated the entire or partial allocation.

○	Clients with the lowest percentage of assets of that industry may be allocated the entire or partial allocation.

○	The CEO or CEO designee will author a Memo to the File memorializing the exception made to the established protocols inclusive of the reason(s) for such exception. The Memo is to be reviewed by the CCO as part of the Annual Review Testing and retained as part of TTM’s Books & Records.

Prohibited Trade Allocations. TTM, in its capacity as an investment adviser, shall not allocate trades for the purpose of benefiting the Adviser or any of its Supervised Persons accounts or Supervised Person-related accounts; or to the accounts of business associates, friends, or relatives while excluding other advisory clients from the allocation of any securities.

Initial Public Offerings (“IPOs”)

Initial public offerings (“IPOs”) or new issues and secondary issues are offerings of securities which frequently are of limited size and limited availability. These offerings may trade at a premium above the initial offering price.

In the event TTM participates in any new issues or secondary offerings, TTM’s policy and practice is to allocate shares based on the Prospectus investment objective of sub advised funds. Because these issues can have large up and down moves, TTM deems them to suitable for aggressively managed funds and therefore allocates them to funds that have an aggressive investment mandate.

As a fundamental standard, the Adviser nor its personnel may allocate shares of IPO(s) to advantage any Firm, personal or related account and/or otherwise intentionally disfavor any client, or group of clients, over any other. In particular, the Adviser will take necessary steps to prevent or mitigate potential or existing conflicts of interest in its acquisition of new issues amongst client accounts where there is an underlying incentive to place IPOs in accounts that compensate the Adviser or its personnel (directly or indirectly) with incentive or performance-based fees.

Rule 105 of Regulation M – Covering Short Sales with Follow-on Public Offerings

Rule 105 of Regulation M prohibits the short sale of a stock that is subsequently purchased in certain follow-on public offerings (“Offering Stock”). Rule 105 was implemented to prohibit short sellers from artificially depressing the offering price of Offering Stock and engaging in transactions in which they do not assume any market risk. The staff of the SEC has taken enforcement actions against investment advisers for relatively small and apparently unintentional violations of Rule 105. Rule 105 generally applies to short sales of Offering Stock effected during a period that is equal to the shorter of:

●	Five business days before the pricing of a follow-on offering until the pricing of the offering; and

●	The time of the Form 1-A or Form 1-E registration statement until the pricing of the offering.

An investment adviser that short sells Offering Stock during this period is generally prohibited from participating in a follow-on public offering. The availability of these exceptions is highly dependent upon the relevant facts and circumstances and requires a careful analysis of Rule 105’s various provisions. SSA’s policies and procedures regarding the short sales in the context of follow-on public offerings are as follows:

●	The CEO or Trader(s), prior to participating in any follow-on offering, must be aware of, and abide by, the restrictions imposed by Rule 105.

●	The CEO, upon participating in a follow-on offering, shall evidence if TTM (on behalf of its client(s)) sold the Offering Stock short in the five business days before the offering was priced; and

●	If TTM sold the Offering Stock short during the five business days before the offering was priced and TTM nonetheless wishes to participate in the follow-on offering pursuant to an exception to Rule 105’s general prohibitions, the CEO must evidence written pre- approval for TTM’s reliance on the particular exception.

Side-By-Side Management

Background

Side-by-side management refers to the practice in which an investment adviser, such as TTM, has authorized the same portfolio manager to provide investment advisory services, simultaneously manages multiple products, such as mutual funds, hedge funds, separately managed accounts, and so forth to provide investment services. A conflict of interest arises in these situations when the investment adviser and/or PM receives performance based-fee for certain client accounts whereas others are nonperformance based-fee accounts.

Policy

TTM, at present, does not receive any performance-based fees for furnishing advisory services thereby removing a requirement at this time to implement side-by-side management practices. In circumstances where TTM may enter into performance-based fee arrangements with clients, such performance fee may create an incentive for the Adviser to make investments that are more speculative than would be the case in the absence of such performance-based compensation. In addition, performance-based fees may create an incentive for the Adviser to favor those accounts that have a performance-based fee over others that do not, as a performance-based fee has the potential to increase TTM’s overall compensation from that account.

Procedures

Whether a client’s fee is performance-based or a set fee, TTM shall adopt procedures designed and implemented to prevent the conflict of interest of the Adviser having incentive to favor accounts for which it receives a performance fee. While TTM takes into consideration each client’s investment guidelines and restrictions, each account in TTM’s respective strategies holds virtually the same portfolio and weightings. TTM will, as a general standard, performing monitoring of monitors each client’s account holdings daily or, in instances where TTM is the sub-adviser to the account, appropriate investment oversight will be done by the primary investment adviser. In situations where TTM is the Adviser to both performance-based accounts and set fee accounts, it shall include in its oversight protocols testing of trade allocations on a quarterly basis to ensure that each client is treated fairly and that no client is favored over another based on TTM’s fee.

Responsibility

The administration of this policy and related procedures is to be the obligation of the Brokerage Committee. As mentioned, there is no current accounts to which TTM is the Adviser or Sub-Adviser whereby this policy would be applicable.

Trade Errors

Background

As a fiduciary, TTM has the responsibility to affect orders correctly, promptly and in the best interests of our clients. This duty is especially evident when it comes to correcting errors made in placing trades for the Fund. A trade error is considered to have occurred if the order executed for a Client materially differs from the trade instructions for that Client (for reasons other than customary allocation of unfilled or partly filled orders).

Policy

In the event any error occurs in the handling of any client transactions, due to the Adviser’s actions, or inaction, or actions of others, TTM’s policy is to seek to identify and correct any errors as promptly as possible without disadvantaging the client or benefiting TTM in any way. Examples of Trade Errors include:

●	the placement of orders (either purchases or sales) in excess of the amount of securities Adviser intended to trade;

●	the sale of a security when it should have been purchased;

●	the purchase of a security when it should have been sold;

●	the purchase or sale of the wrong security;

●	the purchase or sale of a security contrary to regulatory restrictions or Client investment guidelines or restrictions; and

●	incorrect allocations of securities.

Errors that do not result in transactions in Client accounts (such as transactions that result in loss of an investment opportunity) will not be considered a trade error, nor be subject to these procedures. If the error is the responsibility of TTM, any client transaction will be corrected and the TTM Supervised Person responsible for the error will be responsible for any client loss resulting from an inaccurate or erroneous order.

The Adviser’s policy and practice is to monitor and reconcile all trading activity, identify and resolve any trade errors promptly, document each trade error using the accompanying Trade Error Report Form including the appropriate supervisory approval from the CCO or CCO Designee, report such Trade Errors promptly to the Adviser or Institution for whose account was effected, and maintain a trade error file in accordance with the recordkeeping section of this Manual.

Procedure

This section describes supervisory procedures to prevent errors when entering orders through order-routing and execution systems (“trading systems”).

●	Only authorized persons are permitted to access trading systems. Access is password-protected.

●	The Adviser has instituted the standard practice of transmitting all orders and corresponding allocation requests to designed brokers (on its Approved Broker List) and custodians at the end of the trading day. The Adviser shall rely upon its portfolio management system (including Enfusion) to monitor both the respective portfolio’s order routing, trade executions and cash balances as a way to detect any situations where corrective actions need to be taken to

The supervision of order errors and trade corrections includes the following:

●	Trade-related errors shall be communicated at once by the responsible Supervised Person(s) to the CEO and the CCO or CCO Designee.

●	All errors must be recorded onto the trade error form which is emailed weekly to all Supervised Person(s) with trading authority.

As needed, the CCO or CCO Designee shall be responsible for reviewing the trade error activity and the following actions including elevating concerns to the CEO promptly for remediation:

●	Frequent errors by Supervised Persons may indicate poor work habits, insufficient manpower to properly enter orders, deficiencies in understanding proper order entry procedures, or unauthorized trading.

●	It is the CEO’s responsibility to minimize trade errors; take immediate corrective action when an error is identified; and take follow up corrective action as necessary.

●	Frequent errors by a Supervised Person may result in an individual letter of warning. If, after the warning letter is received, errors continue, the Supervised Person may be subject to further disciplinary action, including but not limited to a fine, suspension or termination.

●	Instruct the order entry person regarding action to correct the error.

●	Approve Trade Errors.

●	Identify patterns of errors by individual Supervised Persons.

●	Where patterns are identified, confer with the Supervised Person regarding any order entry problems and the reasons for frequent errors.

●	Take corrective action as appropriate.

Trade errors are to be immediately reported to the CCO or CCO Designee for correction and where applicable to the Adviser or Institution whose account was impacted. Supervised Persons are not permitted to correct errors without the prior knowledge and approval by the CCO/CCO Designee.

Responsibility

The CCO is responsible for implementing and monitoring the Adviser’s trading policies and practices, disclosures and recordkeeping for the Firm.

Trade Error Report Form

Error Date:	Report Date:	Log Entry Date:

Describe the nature of the trade error, including:

●	the account number (Adviser and Broker-Dealer/Custodian #) of the affected Client(s):

●	the name of the affected Client(s):

●	the cause of the error:

●	the personnel involved in the execution of the error:

●	the total dollar amount with respect to each affected Client:

●	how the error was discovered:

Described any proposed resolution to the trade error. Any proposal must be consistent with Adviser’s Trade Error Procedures and approved by the CCO.

Submitted by:

Signature:	Date:

Approved by:

Approval Signature:	Date:

Agency Cross Transactions

Background

An “agency cross transaction” is defined as a transaction where a person acts as an investment in relation to a transaction in which the investment adviser, or any persons controlled by or under common control of with the investment adviser, acts as broker for both the advisory client and for another person on the other side of the transaction per Rule 206(3)-2(b) of the Advisers Act.

Agency cross transactions typically may arise where an investment adviser is dually registered as a broker-dealer or has an affiliated broker-dealers. Agency cross transactions, too, are permitted for advisers only if certain conditions are met as set forth by the Advisers Act, including, requirements to receive prior written consent from the client, disclosures to the client regarding trade information and annual disclosures (among other things). TTM does not currently have an affiliated broker or dealer however nor is dually registered.

Policy

Currently, TTM’s policy and practice is to NOT engage in any cross transactions and our Adviser’s policy is appropriately disclosed in applicable Form ADV responses. Hence, given the preceding, TTM does not employ any procedures in this regard.

Principal Trading

Background

Principal transactions are generally defined as transactions where an adviser, acting as principal for its own account or the account of an affiliated broker-dealer, buys from or sells any security to any advisory client. As a fiduciary and under the anti-fraud section of the Advisers Act, principal transactions by advisers are prohibited unless the adviser 1) discloses its principal capacity in writing to the client in the transaction and 2) obtains the client’s consent to each principal transaction before the settlement of the transaction.

Policy

TTM’s policy and practice is to NOT engage in any principal transactions, and our Adviser’s policy is appropriately disclosed in Form ADV/Disclosure Document.

Directed Brokerage

Background

Directed brokerage is when a client asks the investment adviser to direct commission business to a particular broker.

Policy

TTM’s policy and practice does permit instructions from Client directing End-client’s brokerage transactions to a particular broker-dealer. Neither TTM nor its Supervised Persons shall charge or receive any commissions on directed brokerage transactions for clients.

If a client or a wrap-fee sponsor specifically directs the Adviser to use a particular broker-dealer, such clients and/or the appropriate wrap-fee sponsors will not be able to participate in aggregate trades, and may incur higher commission rates than other clients who allow TTM to have full brokerage discretion.

Conflicts of interest may arise between the client’s interests in receiving best execution with respect to transactions effected for the client’s account and conflicts of interest may arise from brokerage referrals (TTM’s interest in receiving future client referrals from the broker-dealers that clear through the client’s directed broker).

Procedure

TTM has adopted various procedures to implement the Adviser’s policy and reviews to monitor and ensure the Adviser’s policy is observed, implemented properly and amended or updated, as appropriate, which include the following:

●	TTM’s policy of permitting the acceptance of client instruction for the direction of brokerage has been communicated to relevant individuals including management, traders, and portfolio managers, among others.

●	The Adviser’s advisory agreements and Disclosure Brochure (Form ADV Part II) disclose that the Adviser has discretion (as opposed to Non-Discretionary Client accounts) as to the selection of broker-dealers and may disclose the Adviser’s policy to permit accepting client directed brokerage instructions.

●	The Designated Supervisor periodically monitors the Adviser’s advisory services and trading practices to help ensure that directed brokerage instructions exist or are accepted by the Firm.

●	In the event of any change in the Adviser’s policy, any such change must be approved by management, and any directed brokerage instructions would only be allowed after appropriate reviews and approvals, received in writing, with appropriate disclosures made, regulatory requirements met, and proper records maintained.

Responsibility

The CEO has the responsibility for the implementation and monitoring of our directed brokerage policy that the Adviser may accept client instructions for directing brokerage to a particular broker-dealer.

ERISA

Background

ERISA imposes duties on investment advisers that may exceed the scope of an adviser’s duties to its other clients. For example, ERISA specifically prohibits certain types of transactions with ERISA plan clients that are permissible (with appropriate disclosure) for other types of clients. Under Department of Labor (DOL) guidelines, when the authority to manage plan assets has been delegated to an investment manager, the manager has the authority and responsibility to vote proxies, unless a named fiduciary has retained or designated another fiduciary with authority to vote proxies. In instances where an investment manager’s client agreement is silent on proxy voting authority, the investment manager would still have proxy voting authority. (Plan document provisions supersede any contractual attempt to disclaim proxy authority. In the event, plan documents are silent and an adviser’s agreement disclaims proxy voting, the responsibility for proxy voting rests with the plan fiduciary(s). In certain instances, the Internal Revenue Code may impose requirements on non-ERISA retirement accounts that may mirror ERISA requirements.

In March 2006, the DOL issued new guidance for employers, including advisers, to file annual reports (LM-10) to disclose financial dealings, including gifts and entertainment, with representatives of a union subject to a $250 de minimis fiscal years for 2005 & 2006.

Union Officers and Supervised Persons have a comparable reporting obligation (Form LM-30) to report any financial dealings with employers, including the receipt of any gifts or entertainment above the de minimis amount.

Policy

TTM may act as an investment manager for advisory clients, which are governed by the Employment Retirement Income Security Act (ERISA). As an investment manager and a fiduciary with special responsibilities under ERISA, and as a matter of policy, TTM is responsible for acting solely in the interests of the plan participants and beneficiaries.

TTM’s policy includes managing client assets consistent with the “prudent man rule,” exercising proxy voting authority if not retained by a plan fiduciary, maintaining any ERISA bonding that may be required, and obtaining written investment guidelines/policy statements, as appropriate.

Procedure

TTM has adopted various procedures to implement the Adviser’s policy and reviews to monitor and ensure the Adviser’s policy is observed, implemented properly and amended or updated, as appropriate, which include the following:

●	On-going awareness and periodic reviews of a client’s investments and portfolio for consistency with the “prudent man rule.”

●	Maintain and renew on a periodic basis any ERISA bonding (if required).

●	If TTM acts as investment manager, general partner or managing member of any private or hedge funds or pooled investment vehicle, the Adviser will periodically monitor the percentage of ERISA plan and IRA assets in each fund for ERISA 25% Plan Asset Rule purposes.

●	TTM, in accordance with ERISA Regulation 408(b)(2), shall deliver its Rule 408(b)(2) Disclosure Document to applicable ERISA-account clients.

Responsibility

At present, TTM does not have any clients where an ERISA concern would be applicable, but we have inserted this policy and related procedures related to ERISA should that change in the future. If so, the CEO is responsible for implementing and monitoring the Adviser’s ERISA policy, practices, disclosures and recordkeeping with coordination from the CCO and Outside Counsel.

Proxy Voting

Background

Proxy voting is an important right of investors and reasonable care and diligence must be undertaken to ensure that such rights are properly and timely exercised.

SEC-registered investment advisers that exercise voting authority with respect to client securities, are required by Rule 206(4)-6 of the Advisers Act to (a) adopt and implement written policies and procedures that are reasonably designed to ensure that client securities are voted in the best interests of clients, which must include how an adviser addresses material conflicts that may arise between an adviser’s interests and those of its clients; (b) to disclose to clients how they may obtain information from the adviser with respect to the voting of proxies for their securities; (c) to describe to clients a summary of its proxy voting policies and procedures and, upon request, furnish a copy to its clients; and (d) maintain certain records relating to the adviser’s proxy voting activities when the adviser does have proxy voting authority.

Policy

TTM, as a matter of policy and as a fiduciary obligation to our clients, maintains the responsibility for voting proxies for portfolio securities held by accounts in which it has discretionary authority and is obligated to exercise this duty consistent with the best economic interests of our clients. TTM’s CEO shall, prior to effectuating a client agreement, make a determination as to the obligation of proxy voting. If the CEO determines that proxy voting is the responsibility of TTM, then the procedures herein shall be followed. In cases where TTM is not obligated to vote proxies, the CEO shall confirm with the client so that both parties have a mutual understanding and, in turn, the CEO will email the CCO as to this fact to have contemporaneous supporting documentation. TTM maintains written policies and procedures as to the handling, research, voting and reporting of proxy voting and makes appropriate disclosures about our Adviser’s proxy policies and practices. The Adviser will, at least annually, review its Proxy Voting policy and, where necessary, make enhancements based on the results of such review.

Consequently, for clients in which TTM maintains the proxy voting obligations attendant to other registered investment companies or separately managed account(s) for which TTM is the Adviser or Sub-Adviser, TTM shall adhere to the applicable proxy voting policies in place whether implemented by TTM or the primary investment adviser/sponsor, as may be required. Further, TTM does typically exercise the proxy voting authority for the shares it serves as SMA adviser.

TTM will approach each corporate proxy statement on a case-by-case basis and may vote a proxy in a manner different from management’s recommendation. In sum, the Adviser will consider both sides of each proxy issue and after appropriate evaluation will cast its votes according to the most favorable position.

As a general principle when responsible for proxy voting for clients and, in particular investment companies, the Adviser shall determine how to vote proxies based on our reasonable judgment of that vote insofar as what is most likely to produce favorable financial results for the clients or shareholders. Proxy votes typically will be cast in favor of proposals that maintain or strengthen the shared interests of shareholders and management, increase shareholder value, maintain or increase shareholder influence over the issuer’s board of directors and management, and maintain or increase the rights of shareholders. Conversely, proxy votes will be cast against proposals having the opposite effect or in circumstances where (i) the cost of voting such proxy exceeds the expected benefit to the client; (ii) if the proxy authorizes a re-registration process imposing trading and transfer restrictions on the shares, commonly, referred to as “blocking.”

In keeping with its fiduciary obligation, TTM and its CEO (or other Supervised Persons) may not be influenced by outside sources who have interests which conflict with the interests of the Adviser’s clients when voting proxies for such clients. Accordingly, our policy and procedures include the responsibility to receive and disclose any potential conflicts of interest and maintaining relevant and required records.

To help ensure that TTM votes proxies in the best interests of the client, the Adviser has established procedures highlighted by guidelines (i.e., best practices) aimed at setting forth practices to be followed by the CEO and to properly deal with a material conflict of interest. As an overarching principle, TTM views its obligations to exercise proxy votes on management and shareholder proposals at publicly traded companies as a means intended to assist institutional investors in circumstances the underling proposals are guided by promoting long-term shareholder value creation and risk mitigation. Public companies which maintain generally strong corporate governance cultures understand these practices should respect shareholder rights and provide appropriate transparency, taking into account relevant laws, customs, and best practice codes of each market and region, as well as the right and responsibility of shareholders to make informed voting decisions.

From time to time, it is possible that CEO will decide (i) to vote shares held in client accounts differently from the vote of another client account holding the same security. Such actions may result from situations where clients are permitted to place reasonable restrictions on TTM’s voting authority in the same manner that they may place such restrictions on the actual selection of account securities; or (ii) to abstain from voting on behalf of client account(s) for good reason. For example, in the absence of specific voting guidelines from the client, TTM will generally NOT vote proxies. If, however, TTM elects to vote in these instances, TTM’s policy is to vote all proxies from a specific issuer the same way for each client absent qualifying restrictions from a client.

Procedure

Guidelines. The following guidelines will serve as parameters for the CEO in rendering a proxy vote and, in particular, viewing proposals and recommendations from management in a favorable demeanor in comparison to their counterparts who do not exhibit such tendencies:

●	Accountability. Corporate Boards should be accountable to shareholders, the owners of the companies, by holding regular board elections, by providing sufficient information for shareholders to be able to assess directors and board composition, and by providing shareholders with the ability to remove directors. Directors should respond to investor input such as that expressed through vote results on management and shareholder proposals and other shareholder communications. Shareholders should have meaningful rights on structural provisions, such as approval of or amendments to the corporate governing documents and a vote on takeover defenses. As an example, the Adviser will generally vote against proposals that cause board members to become entrenched or cause unequal voting rights.

●	Stewardship. A company’s governance, social, and environmental practices should meet or exceed the standards of its market regulations and general practices and should take into account relevant factors that may impact significantly the company’s long-term value creation. Issuers and investors should recognize constructive engagement as both a right and responsibility. As an example, the Adviser will generally vote in favor of routine corporate housekeeping proposals such as the election of directors and selection of auditors absent conflicts of interest raised by an auditor’s non-audit services.

●	Independence. Boards should be sufficiently independent so as to ensure that they are able and motivated to effectively supervise management’s performance and remuneration, for the benefit of all shareholders. Boards should include an effective independent leadership position and sufficiently independent committees that focus on key governance concerns such as audit, compensation, and the selection and evaluation of directors. The Adviser, for example, will tend to vote against a corporation’s board of directors or “management” proposal should it include, among others, excessive compensation, unusual management stock options, preferential voting and poison pills.

●	Transparency. Companies should provide sufficient and timely information that enables shareholders to understand key issues, make informed vote decisions, and effectively engage with companies on substantive matters that impact shareholders’ long-term interests in the company. In reviewing such proposals, the Adviser will further consider the opinion of management and the effect on management, and the effect on shareholder value and the issuer’s business practices.

Voting Ballots and Records. The proxy voting practice itself is initiated at such time the company (or issuer) disseminates the proxy voting ballot (“Ballot”). Once proxy material has been received, it is promptly reviewed by the CEO (in the capacity of a Portfolio Manager) and the issues presented are then evaluated. In most instances, the CEO receives the Ballot from the company electronically with a request to log into a secured website at which point the proxy voting proposals (e.g., Board elections, corporate governance matters, ratification of an independent registered public accounting firm, etc.) will appear for consideration. The Ballot typically contains voting selections as follows: “For” (in which a vote cast will support the measure), “Against” (in which a vote cast will oppose the measure), and “Abstain (in which no vote is cast). The CEO will complete the Ballot and submit it to the company or issuer electronically. Prior to logging out of the website, the CEO will print a PDF version of the screen showing the measures voted upon and the votes recorded. Next, the CEO will email the PDF attachment to the CCO or CCO Designee who, in turn, will update the “Proxy Voting Log” (or “Log”) with the requisite information. (See also “Conflicts of Interests” section for more details concerning information to be recorded on the Log).

Disclosure/Client Requests for Information. TTM will provide conspicuously displayed information in its Disclosure Document and website (i.e., for the adviser) summarizing this proxy voting policy and procedures, including a statement that clients may request information regarding how TTM voted a client’s proxies, and that clients may request a copy of these policies and procedures. Upon receiving such requests, the CCO or CCO Designee shall forward the most current version of the Proxy Voting Policy herein and Proxy Voting Log via email or regular mail to the requestor. The requestor shall receive the proxy voting information free of charge, which also should be disclosed on the website and disclosure documents.

Conflicts of Interest. TTM and, more specifically the CEO (in the capacity of a Portfolio Manager) will identify any conflicts that exist between the interests of the Adviser and the client by reviewing the relationship of TTM with the issuer of each security to determine if TTM or any of its Supervised Persons has any financial, business or personal relationship with the issuer. If a material conflict of interest exists, the CEO will request that the CCO (or CCO Designee) to advise whether it is appropriate to disclose the conflict to the affected clients, to give the clients an opportunity to vote the proxies themselves, or to address the voting issue through other objective means, such as, voting in a manner consistent with a predetermined voting guidelines (see above) or receiving an independent third party voting recommendation. TTM will maintain a record of the voting resolution of any conflict of interest in the aforementioned Proxy Voting Log.

Recordkeeping. The CEO, in coordination with the CCO/CCO Designee, shall retain the following proxy voting records in a format and retention period as set forth in the Recordkeeping guidelines set forth in this Manual:

●	These policies and procedures and any amendments thereto;

●	Each proxy statement (maintained on the proxy Adviser’s website)

●	Proxy Analysis Report, if applicable;

●	Record of each vote cast or abstention (or “Ballot”) in a manner prescribed by the Proxy Voting Form (see below). The CEO will vote proxies for which TTM is the primary investment adviser. In such instances, the CEO shall enter the information required to complete the Proxy Voting Form which, too, will be used to memorialize proxy voting records in accordance with the Advisers Act;

●	Documentation, if any, created that was material to making a decision how to vote proxies, or that memorializes that decision including periodic reports to the CCO, if applicable.

●	The Proxy Voting Log (see below example) is used to record and track requests concerning the Advisers proxy voting history. Upon receiving such a request, the CCO or CCO Designee will complete the standalone Proxy Voting Log and forward the Ballots evidencing the CEO’s proxy voting history (with any necessary redactions of confidential information if applicable).

●	Next, the CCO or CCO designee will supply the proxy Ballots (of which a screen print PDF version is forwarded to the Compliance Unit by the CEO upon completion each instance) to the requestor via email or regular U.S. Mail at the Adviser’s expense.

Proxy Voting Form (Example)

PORTFOLIO SYMBOL	ISSUER NAME OR SYMBOL	SHARES	MEETING DATE	PROXY SUBMISSION DATE	TTM EMPLOYEE INITIALS	COMPLETION DATE	COMPLIANCE REVIEWER INITIALS	REVIEW DATE	COMMENTS

Proxy Voting Log

Request Date	Requestor Information			Client (Y/N)	Completion Date	Initials
	Name	Company	Address

Responsibility

The CEO, in coordination with the CCO or CCO Designee, is responsible for implementing and monitoring TTM’s proxy voting policy, practices, disclosures and record keeping, including outlining our voting guidelines in our procedures.(See Also Form N-PX Policy herein).

Valuations of Securities

Background

As a fiduciary, our Adviser must always place our client’s interests first and foremost and this includes pricing processes, which ensure fair, accurate and current valuations of client securities of whatever nature. The Adviser relies on the valuations provided by the account custodian.

Policy

As a registered adviser and as a fiduciary to our advisory clients, TTM has adopted this policy which requires that all client portfolios and investments reflect current, fair and accurate market valuations. TTM has delegated authority to the PM in connection with the valuation of securities and also instituted a protocol whereby the Brokerage Committee meetings includes a reporting of fair valuing of securities for the Adviser on a quarterly basis. However, it is imperative that the PM readily takes correct actions to remediate the fair valued securities issues so, for example, the net asset value (“NAV”) can be completed and so the reporting requirement to the Brokerage Committee is a subsequent action to be performed at a later date and done for record retention in this area.

Procedure

TTM has adopted procedures to implement the Adviser’s policy and reviews to monitor and ensure the Adviser’s policy is observed, implemented properly and amended or updated, as appropriate, which include the following:

●	Adviser relies on the valuations provided by the account custodian and upon the TTM Brokerage Committee to conduct monitoring and appropriate oversight of valuations.

●	In the event that the account custodian is unable to provide a valuation for a client’s securities or where the Adviser thinks that the account custodian is not pricing a security fairly or where a security has halted trading, the Brokerage Committee will determine a fair value for that security using the guidelines set forth below.

●	Generally, Fair Valued-Securities must be evaluated by the CEO/PM independently or in concert with the Brokerage Committee as may be required at any time that a market price as of the valuation time is not readily available. Common trigger to necessitate fair valuation include: Trading halts de-listing of security; early closing of the primary exchange on which the security trades. The Brokerage Committee Meeting Minutes shall also include a notation of the securities in which fair valuing is required.

●	When determining a fair value for a security, the Brokerage Committee will use the following valuation guidelines:

○	As a standard principle , those securities that are listed on national securities exchange including such securities when traded in the after-hours market) shall be valued at their last sales prices on the date of determination on the largest securities exchange on which such securities shall have traded on such date (or, in the event that the date of determination is not a date upon which a securities exchange was open for trading, on the last prior date on which such securities exchange was so open not more than 5 days prior to the date of determination). If no such sales of such securities occurred on either of the foregoing dates, such securities shall be valued at the “bid” price for long positions and “asked” price for short positions on the largest securities exchange on which such securities are traded, on the date of determination (or, if the date of determination is not a date upon which such securities exchange was open for trading, on the last prior date on which such a securities exchange was so open not more than 5 days prior to the date of determination). Securities that are not listed on an exchange but are traded over-the-counter (“OTC”) shall be valued at representative “bid” quotations if held long and representative “asked” quotations if held short, unless included in the NASDAQ National Market System, in which case they shall be valued based upon their last sales prices (if such prices are available).

○	Options that are listed on a securities exchange shall be valued at their last sales prices on the date of determination on the largest securities exchange on which such options shall have traded on such date.

○	Futures contracts and options thereon (to the extent applicable), which are traded on commodities exchanges, are valued at their settlement value as of the close of such exchanges.

○	From time to time, and where required, TTM will fair value certain portfolio holdings including primarily shares of thinly-traded or non-tradeable common stock and/or warrants where ascertainable pricing information from a third party service provider is challenging and thereby requires the CEO/PM to manually calculate the security price and/or portfolio value independently. In such instances, and as a general standard but not mandatory practice, TTM shall assess a 20% discount to when fair valuing these impacted securities and retain relevant documentation (including notations in the Adviser’s Brokerage Committee Meeting Minutes) as part of the Adviser’s books and records.

○	Securities for which no such market prices are available shall be valued by the Brokerage Committee, acting in good faith. In valuing such securities, the CEO may, but is not obligated to, use the services of an independent appraiser.

○	In the event the Brokerage Committee deems any of the foregoing valuation methods to be inadequately representative of a security’s value, the CEO, acting in good faith and a commercially reasonable manner, may assign to such security an alternate value. Furthermore, all securities other than those described in the preceding four (4) paragraphs will be assigned such value as the CEO may reasonably determine in good faith. Independent appraisals may be conducted but are not required.

●	Fair valued securities will be reviewed by the Brokerage Committee regularly, but no less frequently than month-end. The fair valued price will be adjusted as appropriate by the Brokerage Committee or, at the time sole discretion of the CEO if the Committee cannot be assembled in a timely manner, as soon as the price is available and deemed to be reliable.

●	The Brokerage Committee will document the rationale used to establish a fair valued price for a security and maintain a list of fair valued securities and the rationale supporting the fair valuation.

Responsibility

The PM has overall responsibility for the Adviser’s security valuations pricing policy, determining pricing sources, pricing practices, including any reviews and re-pricing practices to help ensure fair, accurate and current valuations. Such practices shall be reviewed periodically by the Brokerage Committee as part of its quarterly meetings (where applicable) and by the CCO as part of the annual review process done in connection for the Rule 206(4)-7 Report.

Purchases of Securities Issued by Persons Engaged in a Securities Related Business Restrictions on Investments (or “Rule 12d3-1 Procedures)

Background

The Investment Company Act of 1940 Act, as amended (“Company Act”), limits investments in securities of a broker, dealer, underwriter, or an investment adviser in the manner required by Section 12(d)(3) of the 1940 Act and the rules thereunder.

Policy

Under Rule 12d3-1 of the Company Act, a registered investment company (“Fund”) may acquire any security issued by any person that, in its most recent fiscal year, derived 15% or less of its gross revenues from securities-related activities (unless the Fund would control the entity after the acquisition). Under Rule 12d3-1(b) of the ICA, a Fund may purchase securities of a person (except its distributor or the distributor’s affiliates) that, in its most recent fiscal year, derived more than 15% of its gross revenues from securities related activities if, immediately after such acquisition:

(i)	the investment company does not own more than 5% of a class of the person’s equity securities;

(ii)	the investment company does not own more than 10% of the outstanding principal amount of the person’s debt securities; and

(iii)	the investment company has not invested more than 5% of the value of its total assets in all of the person’s securities.

Procedures

TTM has adopted Rule 12d3-1 Procedures that set forth standards and guidelines with respect to the acquisition by any of the Funds’ portfolios of securities issued by any person deriving more than 15% of its gross revenues in a securities related business (as defined in Rule 12d3- 1 under the Company Act.

Adviser/Sub-Adviser Responsibility: TTM, as Adviser or in its capacity of Sub-Adviser to a Primary Investment Adviser, shall maintain a system to ensure compliance with applicable Rule 12d3-1 Procedures. TTM, as a Primary Investment Adviser, shall maintain a system of oversight to ensure Sub-Advisers are in compliance with applicable Rule 12d3-1 Procedures. TTM has implemented a protocol whereby each client account shall, in purchasing a Rule 12d3-1 issuer security (or “Subject Issuer”), remain under the 5% threshold imposed by the Company Act.

Fund Administrator. TTM has delegated the responsibilities of daily monitoring Rule 12d3-1 requirements to the applicable Fund Administrator. The Fund Administrator conducts real-time monitoring of issuers subject to Rule 12d3-1 and, where necessary, shall notfy TTM of potential warnings or alerts when subject portfolio holdings reach threshold levels requiring the CEO/PM to conduct a further review of the client account and Subject Issuer including consultation with outside counsel as may be required. Should TTM determine that the Subject Issuer in the client account(s) require further action to remain in compliance with Rule 12d3-1, the CEO/PM will effectuate necessary steps to do so including selling shares of the Subject Issuer or restricting further purchases in the Subject Issuer.

Responsibility

At least annually, the CCO of the Fund/Trust shall review and assess the adequacy of the Trust’s Rule 12d3-1 Procedures in keeping with Rule 38a-1 of the Company Act. The CCO of the Fund/Trust, if a non-TTM employee, may consult with the CEO/PM or CCO of the Adviser. The CCO of the Adviser shall coordinate with the CEO on certifications related to Rule 12d3-1 of the Company Act as directed by the Fund/Trust CCO or designee.

Registration, Reports, Filings & Disclosure Documents

Preparation and Review of Filings

Investment companies must submit certain initial and periodic filings to the SEC. These include,

among others: a registration statement and Post-Effective Amendments (“PEAs”) thereto; reports on Forms N-CSR, N-PORT, N-LIQUID N-PX, notices pursuant to Rule 24f-2 under the Investment Company Act of 1940; and proxy statements (all referenced in this Compliance Manual). Certain states may also require investment companies to file copies of documents that were filed with the SEC.

CEO Responsibility: At least annually, the CEO, in coordination with the Trust’s CCO, shall confirm that the aforementioned documents are filed in a timely manner and are consistent with the requirements of the applicable securities laws.

Registration Statement and Post-Effective Amendments

In order to sell securities to the public, investment companies must satisfy the registration requirements under the Investment Company Act of 1940, the Securities Act of 1933 Act, and Securities Exchange Act of 1934. TTM, through the Trust(s) has previously filed its registration statement on Form N-1A with the SEC. Consequently, it must annually file a PEA to its registration statement not more than 120 days after the end of its fiscal year in order to update certain performance and financial information. If the PEA will include material changes, it must be filed within 60 days after the end of the Trust’s fiscal year. Within 15 business days of the effectiveness of each PEA, the Trust must submit to the SEC the risk-return section of each of its Funds in extensible Business Reporting Language (“XBRL”). Additionally, the Trust must submit any supplement in XBRL format that modifies the risk-return section of a Fund within 15 business days of the effectiveness of such supplement.

From time to time, the Trust shall file prospectus supplements and supplements to the SAI to update the previous filings.

Adviser/Sub-Adviser Responsibility: TTM, in its capacity as either the primary investment adviser or sub-Adviser shall review and formally approve all iterations of a fund’s offering documents and post-effective amendment prior to such documents being filed with the SEC.

Administrator/Fund Counsel Responsibility: The administrator is responsible for preparing and filing all PEAs to the Trust’s registration statement and all supplements thereto. The Adviser, Sub-Adviser(s), fund counsel, independent registered public accounting firm and counsel to the Independent Trustees, as applicable, shall review such filings.

Rule 24f-2 Notice

The Trust has registered an indefinite number of shares. As a result, Section 24(f)(2) under the Investment Company Act of 1940 requires that the Trust pay its registration fees no later than 90 days after the close of the fiscal year in which the Trust sold securities. The administrator shall annually cause these fees, if any, to be paid by completing and causing to be filed Form 24f-2.

Administrator Responsibility: The administrator shall initially prepare the Trust’s notice on Form 24f-2, and the form shall be reviewed by the Adviser and fund counsel.

Form N-CSR Controls and Procedures

Rule 30b2-1 under the Investment Company Act of 1940 requires the Trust to file a report with the SEC on Form N-CSR within 10 days after transmitting any annual or semi-annual report to Fund shareholders. Rule 30b2-1 also requires the Trust to file with the SEC a copy of every periodic or interim report (or similar communication) containing financial statements within 10 days after it was transmitted to fund shareholders. The Trust has established Disclosure Controls and Procedures for the preparation of Form N-CSR (see Exhibit 10).

Administrator Responsibility: The Trust’s administrator shall initially prepare and file reports on Form N-CSR, and fund counsel shall review each such report.

CEO Responsibility: At least annually, TTM’s CEO, in coordination with the Trust’s CCO shall review and assess the adequacy of the Trust’s Disclosure Controls and Procedures.

FORM N-PX, FORM-CEN, FORM N-PORT & FORM N-LIQUID

Form N-PX

Form N-PX, pursuant to SEC regulatory guidelines, is completed by mutual funds and other registered management investment companies to disclose procedures for proxy votes. Form N- PX details to investors how funds vote proxies related to different securities they hold. In fulfilling this obligation, Adviser personnel shall populate the Form N-PX template in the manner prescribed by the SEC instructions for N-PX and transmit the completed Form N-PX to the Primary Investment Adviser or otherwise submit the Form N-PX via the EDGAR site within a timely manner. Form N-PX shall be retained in accordance with the Advisers Act requirements.

Form N-CEN

Form N-CEN (Annual “Census” Reporting) must be filed no later than 75 days after each fund’s fiscal year end and includes information regarding the use of lines of credit, interfund borrowing and lending and the use of swing pricing.

Adviser Responsibility: TTM, in its capacity as adviser or sub-adviser to the client, and where required, shall complete the preliminary Form N-CEN as set forth by the client’s administrator and the PM shall conduct a final review of the Form N-CEN and grant approval or coordinate with the administrator as to any required changes prior to granting approval for the administrator to then execute the final Form N-CEN filing submission with the SEC.

Administrator Responsibility: The client’s administrator shall initially prepare and file the mandatory reports on Form N-CEN, and the Adviser shall review each such report and shall ensure that TTM’s PM reviews each such report prior to making the submission to the SEC.

Form N-PORT

Form N-PORT must be prepared within 30 days after month end and reports the liquidity classification assigned to each of the fund’s positions and the fund’s highly liquid investment minimum. Form N-PORT is used by registered funds other than money market funds and small business investment companies to report series level data to the SEC. The Funds must prepare and maintain the month-end N-PORT filing information following the first two months of each quarter. The N-PORT filings for the first two month-ends for each quarter shall be filed with the SEC at the same time the N-PORT filing for the last month of each quarter is filed no later than 60 days after the end of the each fund’s fiscal calendar quarter. Each fund will typically file all three month-end reports at the same time.

Adviser Responsibility: TTM, in its capacity as adviser or sub-adviser to the client, and where required, shall complete the preliminary Form N-PORT as set forth by the client’s administrator. The PM shall conduct a final review of the Form N-PORT and grant approval or coordinate with the administrator as to any required changes prior to granting approval.

Administrator Responsibility: The Trust’s administrator shall initially prepare and file the mandatory reports in connection to Form N-PORT, and the Adviser shall ensure that TTM’s PM reviews each such report prior to making the submission to the SEC.

Form N-LIQUID

Form N-LIQUID must be filed within one business day if the ETF’s/Mutual Fund’s concentration of highly liquid investments drops below its minimum for more than seven consecutive calendar days or if illiquid positions exceed 15% of the fund’s net assets. Form N-LIQUID is a confidential filing and will not be made public.

Administrator Responsibility: The Trust Administrator/Fund Administrator shall initially prepare and file the Trust’s/Fund’s reports on Form N-LIQUID, and the Adviser and fund counsel shall review each such report.

Adviser/CEO Responsibility: The Adviser and its CEO shall be responsible for the review of all fund filings in coordination with fund counsel and others as may be necessary. TTM shall take steps to ensure that said filings are made in a timely manner and retained as part of the Firm’s books and records.

Rule 6c-11 and Standard/Custom Baskets

I.	Introduction/Purpose

In accordance with Rule 6c-11 (the “Rule”) of the Investment Company Act of 1940, as amended (the “1940 Act”), it is the policy of each exchange-traded fund managed as either primary investment adviser or sub-adviser by TTM (each, an “ETF”) to comply with the Rule under the 1940 Act. TTM, in capacity as primary investment adviser (“PIA”), or the PIA in circumstances in which TTM is the sub-adviser, shall designate which of the ETFs are relying on an ETF exemptive order issued by the Securities and Exchange Commission (“SEC”) and which are relying on the Rule. ETFs relying on the Rule (i) shall meet the requirements of the Rule as discussed below and (ii) the terms and conditions of the ETF exemptive order on which such ETFs previously relied will no longer govern the operation of the ETFs in any manner, except the fund-of-funds relief. TTM, acting as sub-adviser, will be primarily responsible for basket procedures and certain recordkeeping around baskets, while the adviser would be expected to have primary responsibility for ensuring the other elements of the rule are satisfied.

An ETF relying on the Rule shall (i) issue (and redeem) creation units to (and from) authorized participants in exchange for a “basket” and a “cash balancing amount” if any and (ii) issue shares that are listed on a national securities exchange and traded at market-determined prices. “Basket” means the securities, assets or other positions in exchange for which an ETF issues (or in return for which it redeems) creation units. If there is a difference between the net asset value (“NAV”) attributable to a creation unit and the value of the basket exchanged for the creation unit, the party conveying instruments with the lower value will also pay to the other an amount in cash equal to that difference (“Cash Balancing Amount”).

Notwithstanding the foregoing, an ETF relying on the Rule may not seek, directly or indirectly, to provide returns that exceed the performance of a market index by a specified multiple, or to provide returns that have an inverse relationship to the performance of a market index, over a fixed period of time.

II.	ETF Rule: Main Elements

“T + 1” Accounting”

ETFs seeking to rely on the Rule shall comply with the following conditions, as further discussed below:

●	Meet the definition of an exchange-traded fund under the Rule, including being an open- end investment company;

●	Use “T+1” accounting;

●	Create, implement and maintain (standard) basket (and optionally custom basket) procedures;

●	Post certain required information on the ETF’s website; and

●	Comply with applicable recordkeeping requirements.

Creation/Redemption Procedures

An ETF relying on the Rule shall comply with the following policies and procedures, which govern the construction of baskets and the process that will be used for the acceptance of baskets. Consistent with the Rule, an ETF may use “custom baskets” (as defined below), provided that the ETF complies with the procedures below, which: (i) set forth parameters for the construction and acceptance of custom baskets that are in the best interests of the ETF and its shareholders, including a process for any revisions to, or deviations from, those parameters; and (ii) specify the titles or roles of employees of the ETF’s investment adviser (or sub-adviser) who are required to review each custom basket for compliance with those parameters.

The Medallion Distributor shall be responsible for the creation and redemption of ETF shares pursuant to the Adviser’s instructions. In addition, the Administrator

Posting Certain Required Information on the ETF’s Website

The Rule requires each ETF relying on the Rule to disclose on its website certain information about the costs of investing in the ETF and the efficiency of the ETF’s arbitrage process on a daily basis. TTM will not accept delegation of the Adviser’s responsibility to comply with website requirements.

The CCO will review the TTM website(s) and evidence said review as required as well as retain relevant documentation as part of the Adviser’s books and records.

Standard Baskets:

At the discretion of the CEO/PM and in consideration of the best interest of the client, TTM may use a “Standard Basket” (i.e., non-custom) creation and redemption activity that, in general, may cover the following scenarios:

●	Pro rata basket: The ETF’s basket may constitute a pro rata representation of the ETF’s portfolio holdings (including cash positions).

○	A basket that is otherwise pro rata with the exception of minor differences when rounding is necessary to eliminate fractional shares, shall be deemed a Standard Basket.

●	Representative sample basket: The ETF’s basket may reflect a subset of the ETF’s holdings that is designed to generate performance that is highly correlated to the performance of the ETF’s portfolio and consists entirely of instruments already included in the ETF’s portfolio.

●	Rebalance baskets (index-based ETFs only): The basket for an index-based ETF may reflect changes due to rebalancing or reconstitution of the ETF’s underlying index.

●	All-cash basket: On any given day, TTM may require purchase orders, redemption orders or both purchase and redemption orders to be satisfied with an all-cash basket.

An ETF may use only one of the above non-custom baskets for creation and redemption activity on a given business day as the ETF’s standard basket.

Custom Baskets:

In addition to the Standard baskets described above, TTM may utilize one or more custom baskets subject to certain requirements discussed below. A “Custom Basket” means:

(i)	A basket containing a non-representative selection of the ETF’s portfolio holdings. These types of custom baskets include, but are not limited to, baskets that do not reflect: (i) a pro rata representation of the ETF’s portfolio holdings; (ii) a representative sampling of the ETF’s portfolio holdings; or (iii) changes due to a rebalancing or reconstitution of an index- based ETF’s underlying index; or

(ii)	If different baskets are used in transactions on the same business day, each basket after the initial basket would constitute a custom basket.

Below is a non-exhaustive list of circumstances under which Custom Baskets may be utilized:

a)	Odd lots or components whose representation in a single creation unit purchase or redemption basket would be considered too small or too costly to be effectively tradeable. In the case of bonds or other fixed income products, where operational limitations exist or the asset class is less liquid making it difficult or impossible to break up bonds or other fixed income products beyond certain minimum sizes needed for transfer and settlement;

b)	When “to-be-announced” transactions, short positions, derivatives and other asset classes/positions, including foreign currencies, cannot be transferred in-kind and are replaced with cash (this includes instruments that can be transferred in-kind only with the consent of the original counterparty to the extent the ETF does not intend to seek such consents);

c)	When regulatory limitations exist that would restrict certain securities from being delivered or received (examples include but are not limited to the existence of MNPI on certain holdings and ownership percentage limitations imposed by law);

d)	When an ETF, particularly a fixed income ETF, seeks to avoid losing hard to find securities in a redemption and to preserve the ETF’s ability to achieve its investment objectives;

e)	When a smaller number of securities in the basket shall make it easier and less costly by reducing operational expenses for authorized participants to assemble or liquidate baskets;

f)	When the manager of an active ETF wishes to facilitate the acquisition or disposal of securities into or out of the portfolio at his or her discretion. In instances where creation and redemption baskets differ, the redemption basket must only include securities held in the portfolio and quantities selected per unit should be such that a reasonably expected redemption size should not leave the fund with a short position.

g)	In the case of redemptions to provide tax efficiencies through the redemption of securities with a lower tax basis to benefit the ETF and its shareholders; and

h)	Other circumstances exist that have not been contemplated above, however a determination has been made by portfolio management and appropriately documented that such a custom basket would not disadvantage the ETF and its shareholders.

I.	Record Retention

All records of the Trust and ETFs relating to the Rule shall be maintained in accordance with the Rule and as otherwise deemed appropriate by the Trust. In particular, the CEO/PM shall retain documentation (i.e., email) of the authorization of the use of Standard and Custom Baskets as part of the Adviser’s books and records for at least five (5) years, the first two (2) years in an easily accessible place. As part of the Adviser’s Annual Review testing, the CCO will validate that the CEO/PM has maintained documentation on file for the use of custom baskets requested by the client and authorized by the CEO/PM.

Policy Content Owner

TTM Chief Executive Officer

Securities Lending Policy

I.	SCOPE

Tuttle Tactical Management (“TTM” or “Adviser”) has adopted and implemented the policies and procedures described herein to effectuate its securities lending practices (hereafter “Securities Lending Policies” or “Policy”) on behalf of its advisory clients. TTM has designed these policies and procedures to generate a consistent or growing stream of incremental income through securities lending practices subject to the guidelines in the applicable advisory agreements, prospectus and/or statement of additional information (“SAI”). The attendant Board of Trustees for certain clients, namely, the Trust or Fund Companies, shall also subject the Adviser to its governance as necessary. The design of this Securities Lending Policy is intended to establish that the Adviser and the Lending Agent (which shall typically be a Financial Institution such a broker or dealer) have sufficient flexibility in managing investment risks and returns associated with the operation and oversight of its client(s) investment management objectives, risk tolerance, and other pertinent considerations.

II.	PURPOSE

This Policy governs the securities lending activities of applicable TTM clients. It applies to the lending of securities of all asset class portfolios for which TTM may serve as primary investment adviser or sub-adviser.

III.	ROLES AND RESPONSIBILITIES

The assignment of the securities lending responsibilities made between TTM and the Lending Agent shall be subject to pre-authorization by the CEO/PM of the Adviser. The CEO/PM may, from time to time, seek input from other parties where required, to ensure that the lending arrangements are most favorable to clients and where additional approval may be required to deviate or expand from existing lending arrangements.

TTM (and or the applicable Board where necessary) delegates authority to the CEO/PM to implement this Policy. The CEO/PM shall be responsible for monitoring the Policy in accordance with commensurate client directives, prospectus/SAI guidelines, Board mandates, and regulatory restrictions under the Investment Company Act of 1940 (“Company Act”). The CCO shall conduct periodic reviews of the implementation of this Policy by the CEO/PM as part of the Annual Rule 206(4)-7 testing and recommending changes to the CEO/PM where deemed necessary. The CEO/PM, in conjunction with the CCO shall be responsible for reviewing this Policy in conjunction not less than annually and offering recommended changes to the Board of Trustees.

The CEO/PM shall be also responsible for:

●	Negotiating and executing appropriate agreements with Lending Agent;

●	Managing the risk tolerances by modifying securities lending criteria when prudent due to evolving market conditions, changes to portfolio assets and/or liquidity, or other relevant factors; and

●	Managing the day to day operations of the Adviser’s securities lending practices including but not limited to:

○	Monitoring Adviser’s compliance with attendant client guidelines on an ongoing basis;

○	Entering and withdrawing portfolios from securities lending commitments or contracts;

○	Approving lending markets and/or specific securities for lending; and

○	Approving Counterparties with respect to loans of securities and investments of cash collateral in repurchase agreements , including the authority to approve non-traditional counterparties;

○	Approving or amending the types of permissible collateral in connection with loans of securities and investments of cash collateral in repurchase agreements and the appropriate levels of collateralization for each.

●	Conducting due diligence analysis of the Lending Agent(s), assessing criteria such as corporate strength, dedicated personnel and systems, procedures, and controls;

●	Authorizing lending agent to accept various types of collateral in connection with loans of securities and investments of cash collateral in repurchase agreements and set forth the appropriate levels of collateralization for each.

●	Ensuring that the program does not impede or interfere with the management of TTM’s client account portfolios by notifying the Lending Agent as soon as practicable of impending manager transitions, asset reallocations, and other material events in the portfolio; and

●	Preserving TTM’s voting rights for loaned securities by notifying Lending Agent as soon as practicable of the desire to vote particular holdings. It is the general policy of the Adviser to vote or give consent on all matters presented to security holders in any vote. However, TTM may alternatively pursue the “Non-Voting” options whereby the Advisers reserves the right to abstain on any particular vote if, in the judgment of the CEO/PM, the effect on the relevant client’s economic interests or the value of the portfolio holding is insignificant in relation to the client’s portfolio, if the costs associated with voting in any particular instance outweigh the benefits to the relevant clients or if the circumstances make such an abstention or withholding otherwise advisable and in the best interests of the relevant clients not to vote. Such determination may apply in respect of all client holdings of the securities or only certain specified clients, as the Adviser deems appropriate under the circumstances. As examples, a Portfolio Manager may determine: (a) not to recall securities on loan if, in his judgment, the matters being voted upon are not material events affecting the securities and the negative consequences to clients of disrupting the securities lending program would outweigh the benefits of voting in the particular instance or (b) not to vote proxies relating to certain foreign securities if, in his or her judgment, the expense and administrative inconvenience outweighs the benefits to clients of voting the securities.

C.	Lending Agent

In carrying out its practices concerning securities lending, TTM must rely upon the Lending Agent to perform certain duties including but not limited to:

●	Implementing and managing its securities lending program consistent with applicable policies, agreements, and written instructions from TTM;

●	Performing its responsibilities in a manner consistent with that of a professional securities lending agent using the care, skill, prudence and diligence under the circumstances then prevailing that a professional securities lending agent acting in like capacity and familiar with such matters would use, all in accordance with applicable federal and state laws;

●	Providing written confirmation of compliance to these objectives and guidelines in the format requested by the Adviser (or Board of Trustees) within pre-arranged time frames as may become necessary; and

●	Providing information to TTM regarding the demand for securities, which may be of value to the CEO/PM.

IV.	INVESTMENT PHILOSOPHY

TTM actively lends securities with agreed upon terms and conditions to enhance the Client (typically ETFs or Mutual Funds) total earnings incrementally where market conditions permit reasonable profitability, doing so in a manner that does not interfere with the management of the client(s) portfolios and does not expose the client(s) to meaningful additional risk.

In effectuating its obligation to lend securities, TTM shall obtain liquid collateral in exchange for the right to borrow securities consistent with this Policy.

V.	ELIGIBLE ASSETS

Publicly traded assets held in registered investment companies are eligible for securities lending. The CEO/PM or the Board of Trustees may restrict lending for corporate governance, investment management or other purposes.

VI.	PERFORMANCE OBJECTIVES

TTM will assess the performance of its securities lending practices on a not less than annual basis. TTM will address any shortcomings in performance with recommendations to the Board as may be required.

VII.	RISK MANAGEMENT

TTM shall follow the covenants set forth under the applicable prospectus/SAI or Board directives in facilitating the securities lending practices of the Advisers. In general, the CEO/PM shall follow the guidelines addressed in this section of the Policy:

●	All loans shall be terminable at will at TTM’s discretion (subject to normal settlement) unless approved in advance by the borrower;

●	The terms of each individual loan must be economically beneficial to TTM;

●	TTM shall allocate loan opportunities to its clients in an equitable manner;

●	All public market securities will be considered eligible for lending unless otherwise determined by the CEO/PM or Board;

●	TTM shall identify on its books and records all loan, collateral and cash collateral investment positions held on behalf of its clients.

●	TTM shall manage investments of cash collateral on behalf of its clients on a separate account basis;

●	TTM, in coordination with the Lending Agent, shall use its best efforts to preserve TTM’s voting rights for all loaned securities when requested by TTM to do so;

●	TTM shall perform review of the performance of its securities lending practices and may, in its sole discretion, reasonably determine to be necessary for the determination as to the continuation of the contract term; and

●	TTM shall, to the extent possible, take steps to ensure that the Lending Agent shall provide indemnification in a form acceptable to TTM protecting against counterparty insolvency risk with respect to loans of securities and investments of cash collateral in repurchase agreements.

VII.	REPORTING & RECORDKEEPING

TTM shall follow the instructions of the Board and/or its advisory clients in connection to reporting requested on securities lending it performs to the extent practicable. TTM shall also evidence its reviews as set forth under this Policy in the manner specified herein and retain required documentation as part of the Adviser’s Books and Records.

Information Security

Privacy

Background

The purpose of these privacy policies and procedures is to provide administrative, technical and physical safeguards, which assist Supervised Persons in maintaining the confidentiality of nonpublic personal information collected from the consumers and customers of an investment adviser. All nonpublic information, whether relating to an adviser’s current or former clients, is subject to these privacy policies and procedures. Any doubts about the confidentiality of client information must be resolved in favor of confidentiality.

Policy

As a registered investment adviser, TTM must comply with SEC Regulation S-P (or other applicable regulations), which requires registered advisers to adopt policies and procedures to protect the “nonpublic personal information” of natural person consumers and customers and to disclose to such persons policies and procedures for protecting that information. Nonpublic personal information includes nonpublic “personally identifiable financial information” plus any list, description or grouping of customers that is derived from nonpublic personally identifiable financial information. In addition, it is important to note that the SEC’s OCIE division released a 2017 Alert specifically in regard to cybersecurity, which the Adviser has incorporated into its policy. Such information may include personal financial and account information, information relating to services performed for or transactions entered into on behalf of clients, advice provided by TTM to clients, and data or analyses derived from such nonpublic personal information. TTM must also comply with the California Financial Information Privacy Act (SB1) if the Adviser does business with California consumers.

Procedure

TTM has adopted various procedures to implement the Adviser’s policy and reviews to monitor and ensure the Adviser’s policy is observed, implemented properly and amended or updated, as appropriate, which include the following:

Non-Disclosure of Client Information. TTM maintains safeguards to comply with federal and state standards to guard each client’s nonpublic personal information. TTM does not share any nonpublic personal information with any nonaffiliated third parties, except in the following circumstances:

●	As necessary to provide the service that the client has requested or authorized, or to maintain and service the client’s account;

●	As required by regulatory authorities or law enforcement officials who have jurisdiction over TTM, or as otherwise required by any applicable law; and

●	To the extent reasonably necessary to prevent fraud and unauthorized transactions.

Employees are prohibited, either during or after termination of their employment, from disclosing nonpublic personal information to any person or entity outside TTM, including family members,

except under the circumstances described above. A Supervised Person is permitted to disclose nonpublic personal information only to such other Supervised Persons who need to have access to such information to deliver our services to the client.

Safeguarding and Disposal of Client Information. TTM restricts access to nonpublic personal information to those Supervised Persons who need to know such information to provide services to our clients.

Any Supervised Person who is authorized to have access to nonpublic personal information is required to keep such information in a secure compartments or receptacle on a daily basis as of the close of business each day. All electronic or computer files containing such information shall be password secured and firewall protected from access by unauthorized persons. Any conversations involving non-public personal information, if appropriate at all, must be conducted by Supervised Persons in private, and care must be taken to avoid any authorized persons overhearing or intercepting such conversations.

Safeguarding standards encompass all aspects of the TTM that affect security. This includes not just computer security standards but also such areas as physical security and personnel procedures. Examples of important safeguarding standards that TTM may adopt include:

●	Access controls on customer information systems, including controls to authenticate and permit access only to authorized individuals and controls to prevent Supervised Persons from providing customer information to unauthorized individuals who may seek to obtain this information through fraudulent means (e.g. requiring Supervised Person use of user ID numbers and passwords, etc.);

●	Access restrictions at physical locations containing customer information, such as buildings, computer facilities, and records storage facilities to permit access only to authorized individuals (e.g. intruder detection devices, use of fire and burglar resistant storage devices);

●	Encryption of electronic customer information, including while in transit or in storage on networks or systems to which unauthorized individuals may have access;

●	Procedures designed to ensure that ensure that customer information system modifications are consistent with the Adviser’s information security program (e.g. independent approval and periodic audits of system modifications);

●	Dual control procedures, segregation of duties, and Supervised Person background checks for Supervised Persons with responsibilities for or access to customer information (e.g. require data entry to be reviewed for accuracy by personnel not involved in its preparation; adjustments and correction of master records should be reviewed and approved by personnel other than those approving routine transactions, etc.);

●	Monitoring systems and procedures to detect actual and attempted attacks on or intrusions into customer information systems (e.g. data should be auditable for detection of loss and accidental and intentional manipulation);

●	Response programs that specify actions to be taken when the Adviser suspects or detects that unauthorized individuals have gained access to customer information systems, including appropriate reports to regulatory and law enforcement agencies;

●	Measures to protect against destruction, loss, or damage of customer information due to potential environmental hazards, such as fire and water damage or technological failures (e.g. use of fire resistant storage facilities and vaults; backup and store off site key data to ensure proper recovery); and

●	Information systems security should incorporate system audits and monitoring, security of physical facilities and personnel, the use of commercial or in-house services (such as networking services), and contingency planning.

Any Supervised Person who is authorized to possess “consumer report information” for a business purpose is required to take reasonable measures to protect against unauthorized access to or use of the information in connection with its disposal. There are several components to establishing ‘reasonable’ measures that are appropriate for the Firm:

●	Assessing the sensitivity of the consumer report information we collect;

●	The nature of our advisory services and the size of our operation;

●	Evaluating the costs and benefits of different disposal methods; and

●	Researching relevant technological changes and capabilities.

Some methods of disposal to ensure that the information cannot practicably be read or reconstructed that TTM may adopt include:

●	Procedures requiring the burning, pulverizing, or shredding or papers containing consumer report information;

●	Procedures to ensure the destruction or erasure of electronic media; and

●	After due diligence, contracting with a service provider engaged in the business of record destruction, to provide such services in a manner consistent with the disposal rule.

Privacy Notices. TTM will provide each natural person client with initial notice of the Adviser’s current policy when the client relationship is established. TTM shall also provide each such client with a new notice of the Adviser’s current privacy policies at least annually. If TTM shares nonpublic personal information relating to a non-California consumer with a nonaffiliated company under circumstances not covered by an exception under Regulation S-P, the Adviser will deliver to each affected consumer an opportunity to opt out of such information sharing. If TTM shares nonpublic personal information relating to a California consumer with a nonaffiliated company under circumstances not covered by an exception under SB1, the Adviser will deliver to each affected consumer an opportunity to opt in regarding such information sharing. If, at any time, TTM adopts material changes to its privacy policies, the Adviser shall provide each such client with a revised notice reflecting the new privacy policies.

Responsibility

The CEO is responsible for reviewing, maintaining and enforcing these policies and procedures to ensure meeting TTM’s client privacy goals and objectives while at a minimum ensuring compliance with applicable federal and state laws and regulations. The CEO is responsible for ensuring that the Privacy Notice required by Regulation S-P is delivered to each client upon opening an account with the Firm, and subsequently on an annual basis. The CEO, too, may recommend to the CCO any disciplinary or other action as appropriate. The CCO or CCO Designee is responsible for ensuring that TTM’s Privacy Policy is distributed annually to all Supervised Persons and conducting appropriate Supervised Person training to ensure adherence to these policies and procedures by each Supervised Person.

Cyber Security

Background

On Feb. 3, 2015, The Securities and Exchange Commission released publications that address cybersecurity at brokerage and advisory firms and provide suggestions on ways to protect their online investment accounts.

Cyber Security of registered investment advisers (“advisers”) as an important issue. These publications included a guidance update that highlights the importance of the issue and discusses a number of measures that funds and advisers may wish to consider when addressing cybersecurity risks.

Policy

TTM’s Cyber Security Policy is designed to protect our network and information, identify and address risks associated with remote access to client information, funds transfer requests, and third-party vendors, and detect unauthorized activity. TTM has engaged with a third-party service provider to furnish additional services to the Adviser in connection with its Cybersecurity Program.

Procedures

TTM has adopted and implemented the following cyber security procedures.

Periodic Assessment. The CTO will a periodic assessment of: (1) the nature, sensitivity and location of information that the Adviser collects, processes and/or stores, and the technology systems it uses; (2) internal and external cybersecurity threats to and vulnerabilities of the Adviser’s information and technology systems; (3) security controls and processes currently in place; (4) the impact should the information or technology systems become compromised; and (5) the effectiveness of the governance structure for the management of cybersecurity risk.

Cyber Security Strategy. TTM has adopted the following cyber security strategy objectives pertaining to the access to various systems and data via management of user credentials, authentication and authorization methods, firewalls and/or perimeter defenses, tiered access to sensitive information and network resources.

(1)	Encryption - data encryption for storage and transfer of information

(2)	Backup - data backup and retrieval

(3)	Detection - deploying software that monitors technology systems for unauthorized intrusions, the loss or exfiltration of sensitive data, or other unusual events

(4)	Response - the development of an incident response plan

(5)	Education - educate Supervised Persons and clients about how to reduce their exposure to cyber security threats

Tactics. TTM has instituted the following Tactics or “controls” in regard to employing its cyber security strategy:

(1)	Controls: User credential (user name and unique passwords) limit access to client and Adviser data. This occurs on email, file sharing services, devices (computers, phones and tablets), custodial websites, portfolio accounting software, research software, computer backup, social media accounts, Adviser websites, archiving (email and social media) services, network firewalls, and TTM bank accounts. Sharing credentials is not permitted. The use of removable storage media is not permitted except by an IT administrator. Each computer must have their local firewalls activated. Devices no longer in use must be destroyed by physically destroying the devices hard drive or erase the disk using at least three passes. Usernames and passwords may only be stored on an encrypted device and may not be stored on piece of paper.

(2)	Encryption: Information must be transferred using Secure Sockets Layer (SSL) and AES-128 bit encryption. Supervised Persons devices must be password protected and whole drive encrypted or their device workspace containing client information must be encrypted. Passwords must be a combination of uppercase and lowercase letters, symbols and numbers. When available two-step verification must be used. When available passwords should be forced to reset every 90 days. The following information is current as of May 9th, 2015. Information must be stored on servers or drives that are encrypted and physical access is limited.

(3)	Backup: CrashPlan PRO backs up and archives all files on Supervised Persons computers

(4)	Detection: Kaspersky Security’s Software must be installed on every computer (except chromebooks and macs) to detect a cyber attack. Our main office also contains a firewall capable of detecting and notifying our CTO of a cyber attack. TTM’s Google email system must be used and contains detection of unauthorized logins and protection against cyber attacks.

(5)	Response: OpenDNS Umbrella is used to contain advanced attacks and block malware, botnets and phishing. If a Supervised Person’s digital workspace is suspected or confirmed compromised (devices or cloud services) all passwords must be reset. An investigation must be made into the loss of information. Clients will be notified if their information has been compromised. If additional policies or procedures could have prevented a loss of information additional security steps will be evaluated.

Responsibility

It is the responsibility of the outsourced Chief Technology Officer (“CTO”) to maintain and update TTM’s Cyber Security Policy and Procedures.